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                             SECURITIES PURCHASE AGREEMENT

                                        BETWEEN

                              THE CONTINENTAL CORPORATION

                                          AND

                              TCC-PS LIMITED PARTNERSHIP





                             Dated as of October 13, 1994














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                                   TABLE OF CONTENTS


                                                                     Page
                                                                     ----

             1.   DEFINITIONS:  CERTAIN REFERENCES . . . . . . . . .    1

             2.   CLOSING  . . . . . . . . . . . . . . . . . . . . .    6

                  2.1   Time and Place of the Closing  . . . . . . .    6
                  2.2   Transactions at the Closing  . . . . . . . .    7
                  2.3   Fees . . . . . . . . . . . . . . . . . . . .    7

             3.   CONDITIONS TO THE CLOSING  . . . . . . . . . . . .    7

                  3.1   Conditions Precedent to the Obligations of
                        the Purchaser  . . . . . . . . . . . . . . .    7

                       3.1.1   Compliance by the Company . . . . . .    7
                       3.1.2   No Legal Action . . . . . . . . . . .    7
                       3.1.3   Election of Officer.  . . . . . . . .    8
                       3.1.4   Certificate of Amendment  . . . . . .    8
                       3.1.5   Stock Exchange Listing  . . . . . . .    8
                       3.1.6   Regulatory Matters  . . . . . . . . .    8
                       3.1.7   Legal Opinions  . . . . . . . . . . .    9
                       3.1.8   Registration Rights Agreement . . . .    9
                       3.1.9   Option  . . . . . . . . . . . . . . .    9
                       3.1.10  Other . . . . . . . . . . . . . . . .    9
                       3.1.11  Hart-Scott-Rodino . . . . . . . . . .    9
                       3.1.12  Exemption from Special Voting
                               Requirements  . . . . . . . . . . . .   10
                       3.1.13  Change of Control . . . . . . . . . .   10
                       3.1.14  Amendments to Loan Agreements . . . .   10
                       3.1.15  Credit Agreement Amendment and
                               Waiver; Relationship with Lenders . .   10
                       3.1.16  Confirmation of A.M. Best . . . . . .   11
                       3.1.17  Absence of Material Adverse Effect  .   11
                       3.1.18  Board of Directors; Amendment to
                               By-laws . . . . . . . . . . . . . . .   11
                       3.1.19  Tax Sharing Agreements  . . . . . . .   13
                       3.1.20  Reserves  . . . . . . . . . . . . . .   13

                  3.2  Conditions Precedent to Obligations of the
                       Company . . . . . . . . . . . . . . . . . . .   13

                       3.2.1   Compliance by the Purchaser . . . . .   13
                       3.2.2   No Legal Action . . . . . . . . . . .   13
                       3.2.3   Regulatory Matters  . . . . . . . . .   13


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                                                                     Page
                                                                     ----

                       3.2.4   Certificate of Amendment  . . . . . .   14

             4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . .   14

                  4.1   Organization, Good Standing, Power,
                        Authority, Etc.  . . . . . . . . . . . . . .   14
                  4.2   Capitalization of the Company  . . . . . . .   15
                  4.3   Registration Rights  . . . . . . . . . . . .   16
                  4.4   SEC Documents  . . . . . . . . . . . . . . .   16
                  4.5   Authority and Qualification of the Company .   17
                  4.6   Subsidiaries . . . . . . . . . . . . . . . .   17
                  4.7   Outstanding Securities . . . . . . . . . . .   18
                  4.8   No Contravention, Conflict, Breach, Etc. . .   18
                  4.9   Consents . . . . . . . . . . . . . . . . . .   19
                  4.10  No Existing Violation, Default, Etc. . . . .   19
                  4.11  Licenses and Permits . . . . . . . . . . . .   20
                  4.12  Title to Properties  . . . . . . . . . . . .   20
                  4.13  Environmental Matters  . . . . . . . . . . .   21
                  4.14  Taxes  . . . . . . . . . . . . . . . . . . .   22
                  4.15  Litigation . . . . . . . . . . . . . . . . .   22
                  4.16  Labor Matters  . . . . . . . . . . . . . . .   22
                  4.17  Contracts  . . . . . . . . . . . . . . . . .   23
                  4.18  Finder's Fees  . . . . . . . . . . . . . . .   23
                  4.19  Financial and Statutory Statements . . . . .   23
                  4.20  Employee Benefits  . . . . . . . . . . . . .   24
                  4.21  Contingent Liabilities . . . . . . . . . . .   25
                  4.22  No Material Adverse Change . . . . . . . . .   25
                  4.23  Investment Company . . . . . . . . . . . . .   26
                  4.24  Exemption from Registration; Restrictions
                        on Offer and Sale of Same or Similar
                        Securities . . . . . . . . . . . . . . . . .   26
                  4.25  Use of Proceeds  . . . . . . . . . . . . . .   26
                  4.26  Information with Respect to Reserves . . . .   27
                  4.27  No Bank Regulatory Oversight . . . . . . . .   27

             5.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER  .   27

                  5.1   Organization, Good Standing, Power,
                        Authority, Etc.  . . . . . . . . . . . . . .   27
                  5.2   No Conflicts; No Consents  . . . . . . . . .   27
                  5.3   Acquisition for Own Account  . . . . . . . .   28
                  5.4   Available Funds  . . . . . . . . . . . . . .   28

             6.   COVENANTS OF THE PARTIES . . . . . . . . . . . . .   29

                  6.1   Restrictions on Transfer . . . . . . . . . .   29
                  6.2   Certificates for Shares and Conversion
                        Shares To Bear Legends . . . . . . . . . . .   30

                                          ii




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                                                                     Page
                                                                     ----

                  6.3   Removal of Legends . . . . . . . . . . . . .   32
                  6.4   Voting of Shares.    . . . . . . . . . . . .   32
                  6.5   Pre-Closing Activities . . . . . . . . . . .   33
                  6.6   No Inconsistent Agreements . . . . . . . . .   35
                  6.7   Information  . . . . . . . . . . . . . . . .   35
                  6.8   Hart-Scott-Rodino  . . . . . . . . . . . . .   36
                  6.9   Acquisition Proposals  . . . . . . . . . . .   36
                  6.10  Permitted Disposition  . . . . . . . . . . .   37
                  6.11  Access . . . . . . . . . . . . . . . . . . .   38
                  6.12  Publicity  . . . . . . . . . . . . . . . . .   39
                  6.13  Restricted Payments.   . . . . . . . . . . .   39
                  6.14  Reservation of Shares  . . . . . . . . . . .   39
                  6.15  Issuance of New Preferred Stock or New
                        Senior Notes . . . . . . . . . . . . . . . .   39
                  6.16  Shareholders Rights Plan . . . . . . . . . .   40
                  6.17  Board Representation . . . . . . . . . . . .   40
                  6.18  Specified Corporate Action . . . . . . . . .   44
                  6.19  Regulatory Approvals . . . . . . . . . . . .   44
                  6.20  Regulatory Documents . . . . . . . . . . . .   45

             7.   STANDSTILL . . . . . . . . . . . . . . . . . . . .   45

                  7.1   Prohibited Activities. . . . . . . . . . . .   45
                  7.2   Voting and Other Rights.   . . . . . . . . .   48
                  7.3   Standstill Period.   . . . . . . . . . . . .   48

             8.   INDEMNIFICATION  . . . . . . . . . . . . . . . . .   51

                  8.1   Indemnification by the Company . . . . . . .   51
                  8.2   Notification . . . . . . . . . . . . . . . .   52
                  8.3   Registration Rights Agreement  . . . . . . .   53

             9.   TERMINATION  . . . . . . . . . . . . . . . . . . .   53

                  9.1   Termination  . . . . . . . . . . . . . . . .   53
                  9.2   Effect of Termination. . . . . . . . . . . .   54

             10.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                  COVENANTS  . . . . . . . . . . . . . . . . . . . .   54

             11.  PERFORMANCE; WAIVER  . . . . . . . . . . . . . . .   54

             12.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . .   55

             13.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . .   55

                  13.1  Notices  . . . . . . . . . . . . . . . . . .   55
                  13.2  Expenses . . . . . . . . . . . . . . . . . .   56

                                                                     Page
                                                                     ----

                  13.3  Governing Law  . . . . . . . . . . . . . . .   57
                  13.4  Severability . . . . . . . . . . . . . . . .   57
                  13.5  Headings; Interpretation . . . . . . . . . .   57
                  13.6  Entire Agreement . . . . . . . . . . . . . .   57
                  13.7  Counterparts . . . . . . . . . . . . . . . .   58
                  13.8  Letter Agreement.  . . . . . . . . . . . . .   58



                                          iv




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                             SECURITIES PURCHASE AGREEMENT


                       SECURITIES PURCHASE AGREEMENT ("AGREEMENT") dated
             as of October __, 1994, between THE CONTINENTAL CORPORATION, a New York corporation (including its successors and permitted assigns, the "Company"), and TCC-PS LIMITED PARTNERSHIP, a Delaware limited partnership (including its successors and permitted assigns, the "Purchaser").

                       WHEREAS, the Company desires to sell to the
             Purchaser, and the Purchaser desires to purchase, an aggregate of (A) such number of shares of the Company's Cumulative Convertible Preferred Stock, Series E, par value $4.00 per share ("Series E Preferred Stock"), as shall be convertible on the Closing Date into 19.9% of the Common Stock outstanding on the Closing Date and (B) such number of shares of the Company's Cumulative Preferred Stock,
             Series F, par value $4.00 per share ("Series F Preferred Stock"), having an aggregate liquidation preference equal to $200,000,000 less the aggregate liquidation preference of the Series E Preferred Stock (collectively, the "Shares"), for the consideration and upon the terms and subject to the conditions set forth herein. The Company also desires to grant to the Purchaser an option to purchase 1,250,000 shares (the "Option Shares") of the Company's Cumulative Preferred Stock, Series G, par value $4.00 per share (the "Series G Preferred Stock").

                       NOW, THEREFORE, in consideration of the premises
             and of the respective representations, warranties, covenants, agreements and conditions contained herein, each of the Company and the Purchaser agrees as follows:

                       1.   DEFINITIONS:  CERTAIN REFERENCES.

                            The terms defined in this Section 1, whenever
             used in this Agreement, shall have the following meanings for all purposes of this Agreement:



















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                       "Act" means the Securities Act of 1933, as
             amended, and the rules and regulations promulgated thereunder.

                       "Affiliate" has the meaning set forth in
             Rule 12b-2 under the Exchange Act.

                       "Annual Report" means the Company's Annual Report
             on Form 10-K for the year ended December 31, 1993, as filed with the SEC.

                       "Bank Regulatory Arrangements" has the meaning set
             forth in Section 6.19.

                       "CAM" means Continental Asset Management Corp.

                       "CAM Agreement" means the Asset Purchase
             Agreement, dated as of the date hereof, by and among CAM Investment Management, L.P., CAM and the Company.

                       "Casualty" means Casualty Insurance Company, an
             Illinois corporation.

                       "Certificate of Amendment" means the Certificate
             of Amendment of the Certificate of Incorporation of the Company to be filed by the Company with the Department of State of the State of New York on or prior to the date and time of the Closing, substantially in the form attached as Exhibit A hereto.

                       "Certificate of Incorporation" means the Certifi-
             cate of Incorporation of the Company as filed for record by the Department of State of the State of New York, as amended through the date hereof.

                       "Change of Control" means:  (A) the sale or other
             disposition, directly or indirectly, by the Company or any of its Subsidiaries (other than any sale or other disposi-tion by the Company or any of its Subsidiaries to the Company or any of its wholly owned Subsidiaries) in one or a series of related transactions of (i) 30% or more of the gross premiums written by the Company and its Subsidiaries in the four immediately preceding fiscal quarters (whether by reinsurance, the sale of assets, the sale of securities of entities holding the same, or otherwise), calculated in a manner consistent with the Company's historical financial practices, (ii) Marine Office of America Corporation (or all or substantially all of its assets), (iii) 50% or more of

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             the Company's Commercial Lines business (whether by the sale of assets, the sale of securities of entities holding the same, or otherwise) or (iv) 40% or more of the Company's Special Operations Group (whether by the sale of assets, the sale of securities of entities holding the same, or other-
             wise); or (B) the occurrence of a Specified Corporate
             Action.

                       "Closing" has the meaning set forth in Section 2.1
             of this Agreement.

                       "Closing Date" has the meaning set forth in
             Section 2.1 of this Agreement.

                       "Common Stock" means the common stock, par value
             $1.00 per share, of the Company.

                       "Company" has the meaning set forth in the first
             recital of this Agreement.

                       "Conversion Price" shall have the meaning
             specified in the Certificate of Amendment.

                       "Conversion Shares" means the shares of Common
             Stock issuable or issued upon conversion of the Series E Preferred Stock pursuant to the terms of this Agreement and the Certificate of Amendment.

                       "Encumbrance" has the meaning set forth in
             Section 4.6 of this Agreement.

                       "Environmental Laws" has the meaning set forth in
             Section 4.13 of this Agreement.

                       "ERISA" has the meaning set forth in Section 4.20
             of this Agreement.

                       "Exchange Act" means the Securities Exchange Act
             of 1934, as amended, and the rules and regulations promulgated thereunder.

                       "Exchange Notes" means, collectively, the
             Convertible Subordinated Notes of the Company issuable or issued in exchange for the Series E Preferred Stock, the Subordinated Notes of the Company issuable or issued in exchange for the Series F Preferred Stock and the Subordinated Notes of the Company issuable or issued in exchange for the Series G Preferred Stock, in each case pursuant to the Certificate of Amendment.

                       "Initial Purchaser" means, collectively, the
             original purchaser or purchasers of the Shares and any Affiliate thereof, any limited liability company of which Insurance Partners, L.P and/or Insurance Partners Offshore (Bermuda), L.P. is a member or any partner of Insurance Partners, L.P. or Insurance Partners Offshore (Bermuda), L.P. to which it transfers any Shares, Option Shares, Conversion Shares or Exchange Notes or any portion of the Option.

                       "Initial Purchaser Representative" means Insurance
             Partners Advisors, L.P. or any other single Affiliate of the Initial Purchaser designated as Initial Purchaser
             Representative by written notice from the Initial Purchaser to the Company.

                       "Licenses" has the meaning set forth in
             Section 4.11 of this Agreement.

                       "Mandatory Redemption Date" has the meaning set
             forth in the Certificate of Amendment.

                       "Material Adverse Effect" means a material adverse
             effect on the assets, results of operations, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                       "Material Subsidiaries" means those Subsidiaries
             of the Company set forth on Schedule 1 hereto.

                       "New Preferred Stock" has the meaning set forth in
             the Certificate of Amendment.

                       "New Senior Notes" has the meaning set forth in
             the Certificate of Amendment.

                       "Nominating Committee" has the meaning set forth
             in Section 3.1.18.

                       "Operating Committee" means the Operating
             Committee of the Board of Directors of the Company, which shall be composed of the person identified in Section 3.1.3, the Chief Executive Officer of the Company and the President of the Company.

                       "Option" means the Stock Option to be dated as of
             the Closing delivered by the Company to the Purchaser substantially in the form of Exhibit B hereto, as amended, supplemented and modified form time to time in accordance with the terms thereof.

                       "Option Shares" has the meaning set forth in the
             first recital of this Agreement.

                       "Permitted Dividend" shall have the meaning
             specified in the Certificate of Amendment.

                       "Purchase Price" means $200,000,000.

                       "Purchaser" has the meaning set forth in the first
             recital of this Agreement.

                       "Purchaser Designee" shall have the meaning
             specified in Section 3.1.18.

                       "Purchaser Group" means the original purchaser or
             purchasers of the Shares, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., Keystone, Inc., Centre Reinsurance Holdings Limited and any entity that any of the foregoing has the power to direct or cause the direction of the management or policies of which (whether through the ownership of voting securities, by contract or otherwise).

                       "Quarterly Reports" means the Company's Quarterly
             Report on Form 10-Q for the quarter ended March 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, each as filed with the SEC.

                       "Registrable Securities" shall have the meaning
             specified in the Registration Rights Agreement.

                       "Registration Rights Agreement" means the
             Registration Rights Agreement to be dated as of the date of the Closing between the Company and the Initial Purchaser, substantially in the form attached as Exhibit C hereto, as amended, supplemented and modified from time to time in accordance with the terms thereof.

                       "Restricted Payment" shall have the meaning
             specified in the Certificate of Amendment.

                       "Restricted Securities" has the meaning set forth
             in Section 7.1 of this Agreement.

                       "SEC" means the Securities and Exchange
             Commission.

                       "SEC Documents" means all documents filed by the
             Company with the SEC since January 1, 1993.

                       "Series E Preferred Stock" has the meaning set
             forth in the first recital of this Agreement.

                       "Series F Preferred Stock" has the meaning set
             forth in the first recital of this Agreement.

                       "Series G Preferred Stock" has the meaning set
             forth in the first recital of this Agreement.

                       "Shares" has the meaning set forth in the first
             recital of this Agreement.

                       "Specified Corporate Action" shall have the
             meaning specified in the Certificate of Amendment.

                       "Standstill Period" has the meaning set forth in
             Section 7.3 of this Agreement.

                       "Subsidiary" means, with respect to any person,
             any corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincor-porated organization, or other entity analogous to any of the foregoing of which a majority of the equity ownership (whether voting stock or comparable interest) is, at the time, owned, directly or indirectly by such person.

                       "Transaction Documents" means the Certificate of
             Amendment, the Option and the Registration Rights Agreement.

                       "Transaction Expenses" means the expenses of the
             Purchaser, the Initial Purchaser, CAM Investment Manage-ment, L.P., Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P. or any of their respective Affiliates (whether or not incurred prior to the date hereof), including without limitation, the fees, disburse-ments and other expenses of lawyers, accountants, actuaries, investment bankers and any other advisors thereto, arising out of, relating to or incidental to the discussion, evalua-tion, negotiation, documentation and closing or potential closing of the transactions contemplated hereby (and, as used in Section 6.10, the transactions contemplated by the CAM Agreement and the potential acquisition by an Affiliate of the Purchaser of Casualty), and shall mean and include, with respect to fees of professionals based on hourly rates, such fees to the extent they are based on the standard hourly rates of such professionals.

                       "Transfer" means, with respect to any Share,
             Conversion Share or Exchange Note issued with respect to the Shares, any sale, assignment, transfer, disposition by gift, including without limitation, any distribution in liquida-tion or otherwise by a corporation or partnership; provided,
                                                                --------
             however, that "Transfer" does not mean, with respect to any
             -------
             such Share, Conversion Share or Exchange Note, any pledge, mortgage, hypothecation or grant of a security interest therein or a transfer thereof through the granting of participation rights.

                       2.   CLOSING.

                            2.1  Time and Place of the Closing.  The
                                 -----------------------------
             Closing (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 A.M., New York time, on the fifth business day following the first date on which the conditions to Closing set forth in each of
             Section 3.1.6 and Section 3.2.3 have first been satisfied or waived; provided, however, that the Closing Date shall be
                     --------  -------
             extended until no later than February 28, 1995 if (A) any of the other conditions to the Closing have not been satisfied or waived as of such date, (B) the applicable party is using its best efforts to satisfy such condition or conditions and
             (C) such condition or conditions may reasonably be satisfied on or prior to February 28, 1995. The Company shall give to the Purchaser two business days' prior written notice of the date the Closing is scheduled to occur. The "Closing Date" shall be the date the Closing occurs.

                            2.2  Transactions at the Closing.  At the
                                 ---------------------------
             Closing, subject to the terms and conditions of this Agree-ment, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase, the Shares. At the Closing, the Company shall deliver to the Purchaser certificates representing the Shares, each registered in the name of the Purchaser or its nominee against payment of the Purchase Price with respect thereto by wire transfer of immediately available funds to an account or accounts previously desig-nated by the Company.

                            2.3  Fees.  At the Closing, subject to the
                                 ----
             terms and provisions of this Agreement, the Company shall pay to an Affiliate or Affiliates of the Purchaser desig-nated by the Purchaser (A) a funding fee of $4,000,000 and
             (B) a consulting fee of $2,000,000, in each case by wire transfer of immediately available funds to an account or accounts previously designated by the Purchaser.

                       3.   CONDITIONS TO THE CLOSING.

                            3.1  Conditions Precedent to the Obligations
                                 ---------------------------------------
             of the Purchaser.  The obligations of the Purchaser to be
             ----------------
             discharged under this Agreement on or prior to the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by the Purchaser at or prior to the Closing):

                                 3.1.1  Compliance by the Company.  All
                                        -------------------------
             of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company at or prior to the Closing shall have been complied with and performed by it in all material respects, and the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for changes expressly contemplated by this Agreement and except for representations and warranties that are made as of a specific time, which shall be true and correct in all material respects only as of such time.

                                 3.1.2  No Legal Action.  No action,
                                        ---------------
             suit, investigation or other proceeding shall have been instituted or threatened before any court or by any govern-mental authority or body (A) relating to the transactions contemplated hereby that presents a substantial risk of the restraint or prohibition of the transactions contemplated hereby or the obtaining of material damages or other material relief in connection therewith or (B) that, after consultation between the parties, presents a substantial risk of causing a Material Adverse Effect.

                                 3.1.3  Election of Officer.  Richard M.
                                        -------------------
             Haverland shall have been elected Chairman and Chief Executive Officer of the Company, the Company and such person shall have executed an employment agreement and such agreement shall be in full force and effect and no default shall have occurred thereunder.

                                 3.1.4  Certificate of Amendment.  The
                                        ------------------------
             Certificate of Amendment shall have been filed by the Department of State of the State of New York and shall have become effective.

                                 3.1.5  Stock Exchange Listing.  The
                                        ----------------------
             Conversion Shares shall have been approved for listing, subject to notice of issuance, by the New York Stock Exchange, Inc. and each other securities exchange on which the Common Stock is listed.

                                 3.1.6  Regulatory Matters.
                                        ------------------

                                      (A)  The Purchaser shall be
                  satisfied that there shall have been received, and shall be in full force and effect without conditions or limitations reasonably unacceptable to the Purchaser, all requisite approvals under the statutes and regulations of each jurisdiction (x) in the United States of America or any state, territory or possession thereof and (y) each other jurisdiction wherever located that is material to the conduct of the business conducted by the Company and its Subsidiaries, taken as a whole, in each case with respect to the purchase and holding by the Purchaser of the Shares, the Option, the Option Shares, the Conversion Shares and the Exchange Notes (including the receipt of such approvals or advice from regulatory authorities with respect thereto as the Purchaser may reasonably determine).

                                      (B)  The Purchaser shall be
                  satisfied that there shall have been received, and shall be in full force and effect without conditions or limitations unacceptable to the Purchaser, all requisite approvals under the statutes and regulations of each jurisdiction (x) in the United States of America or any state, territory or possession thereof and (y) each other jurisdiction wherever located that is material to the conduct of the business conducted by the Company and its Subsidiaries, taken as a whole, in each case with respect to certain transactions to be entered into by the Company and certain of its Affiliates in the third and fourth calendar quarters of 1994 pursuant to which capital contributions shall be made to The Buckeye Union Insurance Company, The Fidelity & Casualty Company of New York, The Continental Insurance Company and Fireman's Insurance Company of Newark, New Jersey. All short-term notes issued in connection with such transactions shall have been repaid by the earlier of (i) November 15, 1994 and
                  (ii) the Closing Date; provided, however, that
                                         --------  -------
                  $20,000,000 of such notes may remain outstanding after November 15, 1994, but shall in any event be repaid prior to the earlier of (A) December 31, 1994 and
                  (B) the Closing Date. Without limiting the generality of the foregoing, the Purchaser shall be satisfied that there shall have been received, and shall be in full force and effect, written approvals by all applicable insurance regulatory authorities of the proposed accounting treatment of such transactions, which written approvals shall be satisfactory to the Purchaser.

                                 3.1.7  Legal Opinions.
                                        --------------

                                      (A)  The Company shall have
                  furnished to the Purchaser on the Closing Date the opinion of William F. Gleason, Jr., Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date, substantially in the form of Exhibit D hereto.

                                      (B)  The Company shall have
                  furnished to the Purchaser on the Closing Date the opinion of Debevoise & Plimpton, special counsel for the Company, dated the Closing Date, substantially in the form of Exhibit E hereto.

                                 3.1.8  Registration Rights Agreement.
                                        -----------------------------
             The Company shall have executed and delivered at the Closing for the benefit of the Purchaser the Registration Rights Agreement.

                                 3.1.9  Option.  The Company shall have
                                        ------
             executed and delivered at the Closing the Option.

                                 3.1.10  Other.  The Company shall have
                                         -----
             furnished to the Purchaser such executed and conformed copies of such other opinions and such certificates, letters and documents as the Purchaser may reasonably request and as are customary for transactions such as those contemplated by this Agreement.

                                 3.1.11  Hart-Scott-Rodino.  The waiting
                                         -----------------
             period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated, to the extent applicable.

                                 3.1.12  Exemption from Special Voting
                                         -----------------------------
             Requirements.  The Board of Directors of the Company shall
             ------------
             have irrevocably taken all action necessary under
             Section 912 of the Business Corporation Law of the State of New York to exempt future transactions between the Company and its Subsidiaries, on the one hand, and the Purchaser and its "affiliates" and "associates" (each as defined in such
             Section 912) that are members of the Purchaser Group, on the other hand, from the provisions of such Section 912 (provided, however, that such exemption shall be applicable
              --------  -------
             only if the Purchaser and such "affiliates" and "associates" shall have become "interested stockholders" (as defined in such Section 912) as a result of the acquisition of securi-ties of the Company in a manner and to an extent not pro-hibited by this Agreement) and the Purchaser shall have received evidence reasonably satisfactory to it that such action shall have been taken.

                                 3.1.13  Change of Control.  No Change of
                                         -----------------
             Control shall have occurred on or after the date of this Agreement and on or prior to the Closing; provided, however,
                                                       --------  -------
             that a temporary reinsurance program that would otherwise be within the meaning of clause (A) of the definition of "Change of Control," the duration of which cannot exceed 180 days and that would not have, or could not reasonably be expected to have, a Material Adverse Effect, shall not constitute a Change of Control for the purposes of this
             Section 3.1.13.

                                 3.1.14  Amendments to Loan Agreements.
                                         -----------------------------
             All amendments to any loan agreement or other debt instrument to which the Company or any Subsidiary of the Company is party necessary to allow the Company to effect the transactions contemplated hereby, including, without limitation, the payment in full of all cash dividends on the Shares and the Option Shares (except upon a default or event of default thereunder or if the payment of such dividend would cause a default or event of default thereunder) or issuance of the Conversion Shares, shall have been effected and the form and substance of such amendments shall be reasonably acceptable to the Purchaser.

                                 3.1.15  Credit Agreement Amendment and
                                         ------------------------------
             Waiver; Relationship with Lenders.
             ---------------------------------

                            (A)  (i)  The Third Amendment, dated as of
             September 29, 1994, to the Credit Agreement (the "Credit Agreement"), dated as of December 30, 1993, among the Company, the several lenders from time to time parties thereto (the "Lenders"), Chemical Bank and Citibank, N.A., as Co-Agents and Chemical Bank, as Administrative Agent, which, among other things, amends the Credit Agreement so as to (1) increase the revolving credit commitments thereunder to $210,000,000 and (2) extend the termination date thereof to December 31, 1995 shall be in full force and effect and
             (ii) the Company shall have obtained from the Lenders (w) a waiver or further amendment of the Credit Agreement reducing, until June 30, 1995, the amount specified in Sec-tion 6.1(a) of the Credit Agreement to $1,400,000,000, (x) a waiver of the application of, or a confirmation of the inapplicability of, clause (i)(A) of Section 7(j) of the Credit Agreement with respect to the acquisition of the Shares by the Purchaser, (y) a confirmation that the Shares and the Option Shares would be included within Consolidated Capital (as defined in the Credit Agreement) and (z) a waiver or further amendment of the Credit Agreement reducing, until June 30, 1995, the percentage specified in clause (ii)(A) of Section 6.1(b) of the Credit Agreement to 43%.

                            (B)  The Purchaser shall be reasonably
             satisfied that, after giving effect to the transactions contemplated by this Agreement, no Event of Default (as defined in the Credit Agreement) shall have occurred under the Credit Agreement and that any actions with respect to reserves described in the press release issued by the Company in connection with the announcement of the transactions contemplated by this Agreement and as contemplated by Section 3.1.20 shall not cause an Event of Default to occur under the Credit Agreement.

                                 3.1.16  Confirmation of A.M. Best.  The
                                         -------------------------
             Company shall have received confirmation from A.M. Best & Co. (which confirmation may be delivered orally) that the Subsidiaries of the Company engaged in the insurance business will maintain a pooled rating of at least "A-" after giving effect to the transactions contemplated by this Agreement and such confirmation shall be reasonably satisfactory to the Purchaser (taking into account any conditions to which such confirmation may be subject).

                                 3.1.17  Absence of Material Adverse
                                         ---------------------------
             Effect.  There shall not have occurred after June 30, 1994
             ------
             any Material Adverse Effect.

                                 3.1.18  Board of Directors; Amendment to
                                         --------------------------------
             By-laws.
             -------

                            (A) The Company shall have taken all actions necessary to provide that (i) the Board of Directors of the Company shall consist of no less than thirteen or more than seventeen members, (ii) the Nominating Committee of the Board of Directors (the "Nominating Committee") shall con-sist of either three or five members and (iii) the number of members of the Board of Directors may be increased in accordance with the Certificate of Amendment.

                            (B) The Company shall have caused (i) if the Company's Board of Directors consists of thirteen or four-teen members, three persons designated by the Initial Purchaser ("Purchaser Designees") to be appointed thereto or
             (ii) if the Company's Board of Directors consists of fifteen, sixteen or seventeen members, four Purchaser Designees to be appointed thereto, which appointment shall be effective upon the Closing; provided, however, that if,
                                            --------  -------
             after customary investigation of any Purchaser Designee's qualifications, the Board of Directors reasonably determines in good faith that any Purchaser Designee is not qualified or acceptable under standards applied fairly and equally to all nominees to the Board of Directors, the Initial Purchaser shall designate another person that meets such standards.

                            (C) The Company shall have caused (i) (x) if the Nominating Committee is composed of three members, one Purchaser Designee to be appointed thereto or (y) if the Nominating Committee is composed of five members, two Purchaser Designees to be appointed thereto and (ii) such number (which number shall be at least one and shall be rounded to the nearest whole number) of Purchaser Designees to be appointed to each other committee of the Board of Directors equal to the product of the total number of persons on such committee (including Purchaser Designees) and a fraction the numerator of which is the number of shares of Common Stock into which the shares of Series E Preferred Stock to be issued at the Closing are convertible and the denominator of which is the total number of out-standing securities of the Company entitled to vote generally in the election of directors (assuming conversion of such shares of Series E Preferred Stock), with all such appointments to be effective upon the Closing.

                            (D)  The Board of Directors of the Company
             shall have amended the By-laws of the Company to provide that (A) the Board of Directors shall consist of no less than thirteen or more than seventeen members, subject to clause (C) below, (B) the Nominating Committee shall consist of three or five members, (C) the number of members of the Board of Directors may be increased in accordance with the Certificate of Amendment and (D) so long as the Initial Purchaser has the right to nominate at least one director, none of the foregoing provisions of the Company's By-laws, nor the provision contained in Section 8 of the Company's By-laws providing that each committee of the Board of Directors shall consist of no fewer than three members, may be amended by the Board of Directors of the Company absent the affirmative vote of 95% of the members of the Board of Directors.

                                 3.1.19  Tax Sharing Agreements.  The
                                         ----------------------
             Company shall have supplied to the Purchaser copies of the tax sharing agreements to which it or any of its Subsidi-aries are party and such agreements shall not have been amended in any manner.

                                 3.1.20    Reserves.  Any actions or
                                           --------
             inactions, in total, taken by the Company in the fourth quarter of 1994 with respect to reserves shall be acceptable to the Purchaser.

                            3.2  Conditions Precedent to Obligations of
                                 --------------------------------------
             the Company.  The obligations of the Company to be dis-
             -----------
             charged under this Agreement on or prior to the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless waived by the Company at or prior to the Closing):

                                 3.2.1  Compliance by the Purchaser.  All
                                        ---------------------------
             of the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser at or prior to the Closing shall have been complied with and performed by the Purchaser in all material respects, and the represen-tations and warranties made by the Purchaser in this Agree-ment shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for changes contemplated by this Agreement.

                                 3.2.2  No Legal Action.  No action,
                                        ---------------
             suit, investigation or other proceeding relating to the transactions contemplated hereby shall have been instituted before any court or instituted or threatened by any govern-mental body that presents a substantial risk of the restraint or prohibition of the transactions contemplated hereby or the obtaining of material damages or other material relief in connection therewith.

                                 3.2.3  Regulatory Matters.
                                        ------------------

                                      (A)  The Company shall be satisfied
                  that there shall have been received, and shall be in full force and effect without conditions or limitations reasonably unacceptable to the Company, all requisite approvals under the statutes and regulations of each jurisdiction (x) in the United States of America or any state, territory or possession thereof and (y) each other jurisdiction wherever located that is material to the conduct of the business conducted by the Company and its Subsidiaries, taken as a whole, in each case with respect to the purchase and holding by the Purchaser of the Shares, the Option, the Option Shares, the Conversion Shares and the Exchange Notes (including the receipt of such approvals or advice from regulatory authorities with respect thereto as the Company may reasonably determine).

                                      (B)  The Company shall be satisfied
                  that there shall have been received, and shall be in full force and effect without conditions or limitations unacceptable to the Company, all requisite approvals under the statutes and regulations of each jurisdiction
                  (x) in the United States of America or any state, territory or possession thereof and (y) each other jurisdiction wherever located that is material to the conduct of the business conducted by the Company and its Subsidiaries, taken as a whole, in each case with respect to certain transactions to be entered into by the Company and certain of its Affiliates in the third and fourth calendar quarters of 1994 pursuant to which capital contributions shall be made to The Buckeye Union Insurance Company, The Fidelity & Casualty Company of New York, The Continental Insurance Company and Fireman's Insurance Company of Newark, New Jersey

                  (including the receipt of such approvals or advice from regulatory authorities with respect thereto as the Company may determine).

                                 3.2.4  Certificate of Amendment.  The
                                        ------------------------
             Certificate of Amendment shall have been filed by the Department of State of the State of New York and shall have become effective.

                       4.   REPRESENTATIONS AND WARRANTIES OF THE
                            COMPANY.

                       The Company hereby represents and warrants to the
             Purchaser that, except as specifically disclosed in the single writing from the Company to the Purchaser that is identified as such and is dated the date hereof (the
             "Disclosure Letter"):

                            4.1  Organization, Good Standing, Power,
                                 -----------------------------------
             Authority, Etc.  The Company is a corporation duly
             ---------------
             organized, validly existing and in good standing under the laws of the State of New York. The Company has the full corporate power and authority to execute and deliver this Agreement and each Transaction Document and to perform its obligations under this Agreement and each Transaction Document. The Company has taken all action required by law, the Certificate of Incorporation, its By-Laws or otherwise required to be taken by it to authorize the execution, delivery and performance by it of this Agreement and each Transaction Document. This Agreement is, and after the Closing each Transaction Document will be, a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms. True and complete copies of the Certificate of Incorporation and the By-Laws of the Company as in effect on the date hereof have been provided by the Company to the Purchaser. No approval or authorization of the shareholders and no further approval of the Board of Directors of the Company will be required under applicable law, Company's Certificate of Incorporation or By-laws or the rules of the New York Stock Exchange, Inc. for the execution and delivery of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by this Agree-ment and each of the Transaction Documents, other than such as have been obtained or made and are in full force and effect. As of the Closing Date, future transactions between the Company and its Subsidiaries, on the one hand, and the Purchaser and its "affiliates" and "associates" (each as defined in Section 912 of the Business Corporation Law of the State of New York) that are members of the Purchaser Group, on the other hand, shall be exempted from the provi-sions of such Section 912; provided, however, that such
                                        --------  -------
             exemption shall be applicable only if the Purchaser and such "affiliates" and "associates" shall have become "interested stockholders" (as defined in such Section 912) as a result of the acquisition of securities of the Company in a manner and to an extent not prohibited by this Agreement.

                            4.2  Capitalization of the Company.  After
                                 -----------------------------
             giving effect to the Certificate of Amendment, the authorized capital stock of the Company will at the Closing consist of: (A) 100,000,000 shares of Common Stock, par value $1.00 per share, 55,467,995 of which shares are out-standing on the date hereof; and (B) 10,000,000 shares of preferred stock, par value $4.00 per share, of which
             (i) 2,750,000 shares have been designated as $2.50 Cumulative Convertible Preferred Stock, Series A, 27,997 of which shares are outstanding on the date hereof,
             (ii) 1,094,096 shares have been designated $2.50 Cumulative Preferred Stock, Series B, 25,563 of which shares are out-standing on the date hereof, (iii) 20,500 shares were designated $150 Cumulative Convertible Preferred Stock, Series C, all of which shares have been redeemed and are not outstanding, (iv) 40,000 shares were designated Cumulative Preferred Stock, Series D, all of which shares have been redeemed and are not outstanding, (v) such number of shares as are described in clause (A) of the first recital of this Agreement will be designated Series E Preferred Stock, all of which shares will be issued and outstanding at the Closing, (vi) such number of shares as are described in clause (B) of the first recital of this Agreement will be designated Series F Preferred Stock, all of which shares will be issued and outstanding at the Closing and
             (vii) 1,250,000 shares will be designated Series G Preferred Stock, all of which shares will be reserved for issuance pursuant to the Option. No other capital stock of the Company is, or at the Closing will be, authorized and no other capital stock is issued. Since June 30, 1994, the Company has only issued shares of Common Stock in accordance with the terms of its employee benefit plans as in existence on June 30, 1994, in all cases in the ordinary course of business and in a manner and in amounts consistent with past practice. At the Closing, all of the Shares will be duly authorized and, when issued in accordance with this Agree-ment, will be validly issued, fully paid and nonassessable and entitled to the benefits of, and have the terms and conditions set forth in, the Certificate of Amendment. At the Closing, all of the Option Shares will be duly authorized and, when issued in accordance with the Option, will be validly issued, fully paid and nonassessable and entitled to the benefits of, and have the terms and condi-tions set forth in, the Certificate of Amendment. The Conversion Shares are duly authorized and, when issued in accordance with the Certificate of Amendment, will be validly issued, fully paid and nonassessable. All outstand-ing shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. The shareholders of the Company have no preemptive or similar rights with respect to the securities of the Company.

                            4.3  Registration Rights.  The Purchaser
                                 -------------------
             shall, by virtue of its purchase of Shares hereunder, be entitled to the rights of a holder under the Registration Rights Agreement.

                            4.4  SEC Documents.
                                 -------------

                       (A) The Company has delivered to the Purchaser true and complete copies of: (i) the Annual Report and its Annual Report on Form 10-K for the fiscal year ended December 31, 1992, as filed with the SEC, (ii) the Quarterly Reports, (iii) its Current Reports on Form 8-K filed with the SEC since January 1, 1993, (iv) its proxy or information statements relating to meetings of, or actions without a meeting by, the stockholders of the Company held since January 1, 1993 and (v) all other SEC Documents.

                       (B) As of its filing date, each SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) referred to in clauses
             (A)(i) through (v) filed, and each SEC Document (including all exhibits and schedules thereto and documents incor-porated by reference therein) that will be filed by the Company prior to the Closing Date, as amended or supple-mented, if applicable, pursuant to the Exchange Act
             (i) complied or will comply in all material respects with the applicable requirements of the Exchange Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                       (C)  Each such final registration statement
             (including all exhibits and schedules thereto and documents incorporated by reference therein) referred to in clause
             (A)(v) filed, and each final registration statement (including all exhibits and schedules thereto and documents incorporated by reference therein) that will be filed by the Company prior to the Closing Date, as amended or supple-mented, if applicable, pursuant to the Act, as of the date such statement or amendment became or will become effective
             (i) complied or will comply in all material respects with the applicable requirements of the Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

                       (D)  The Company has (i) delivered to the
             Purchaser true and complete copies of all correspondence between the SEC and the Company or its legal counsel, accountants or other advisors since January 1, 1993, and
             (ii) disclosed to the Purchaser in writing the content of all material discussions between the SEC and the Company or its legal counsel, accountants or other advisors concerning the adequacy or form of any SEC Document filed with the SEC since January 1, 1993. The Company is not aware of any issues raised by the SEC with respect to any of the SEC Documents, other than those disclosed to the Purchaser pursuant to clause (i) or (ii) of this Section 4.4(D).

                            4.5  Authority and Qualification of the
                                 ----------------------------------
             Company.  The Company has the corporate power and authority
             -------
             to own, lease and operate its properties and to conduct its business as described in the SEC Documents and as currently owned or leased and conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect.

                            4.6  Subsidiaries.  Exhibit 21 to the Annual
                                 ------------
             Report is a true, accurate and correct statement of all of the information required to be set forth therein by the regulations of the SEC. Each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Documents and as currently owned or leased and conducted and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents filed with the SEC prior to the date of this Agreement, all of the outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through other Subsidiaries of the Company (other than directors' qualifying shares), free and clear of any mortgage, pledge, lien, security interest, restrictions upon voting or transfer, claim or encumbrance of any kind ("Encumbrance") (other than such transfer restrictions as may exist under federal and state securities laws or any Encumbrances between or among the Company and/or any Subsidiary of the Company), and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity), other than the Company or any Subsidiary of the Company, to acquire any such capital stock, any additional capital stock or any other securities of any such Subsidiary. There exists no restriction, other than those pursuant to applicable law or regulation, on the payment of cash dividends by any Material Subsidiary.

                            4.7  Outstanding Securities.  Except as set
                                 ----------------------
             forth in the SEC Documents filed with the SEC prior to the date of this Agreement and except as contemplated by this Agreement, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                            4.8  No Contravention, Conflict, Breach, Etc.
                                 ----------------------------------------
             The execution, delivery and performance of each of this Agreement and each of the Transaction Documents by the Company and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any assets or properties of it or of any of its Subsidiaries under any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over it or any such Subsidiary or any of its or their respective properties, assets or operations, or any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which it or any of such Subsidiaries is a party or by which it or any such Subsidi-ary is bound or to which any of the properties, assets or operations of it or any such Subsidiary is subject, which conflict, breach, violation, default, creation or imposition has, or will have, individually or in the aggregate, a Material Adverse Effect or (B) contravene any provision of the Certificate of Incorporation, By-Laws or other organiza-tional documents of it or of any of its Subsidiaries.

                            4.9  Consents.  No consent, approval,
                                 --------
             authorization, order, registration, filing or qualification of or with any (A) court, (B) government agency or body,
             (C) stock exchange on which the securities of the Company are traded or (D) other third party (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company or any of its Subsidiaries for the consummation of the transactions contemplated by this Agreement or by any of the Transaction Documents, except such as may be required under the Act and state securities laws in connection with the performance by the Company of its obligations under the Registration Rights Agreement.

                            4.10  No Existing Violation, Default, Etc.
                                  ------------------------------------
             Neither the Company nor any of its Subsidiaries is in violation of (A) its Certificate of Incorporation, By-Laws or other organization documents or (B) any applicable law, ordinance, administrative, governmental or stock exchange rule or regulation, which violation has or could reasonably be expected to have a Material Adverse Effect or (C) any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any such Subsidiary, which violation has or could reasonably be expected to have a Material Adverse Effect. Except as set forth in SEC Documents filed with the SEC prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consumma-tion by the Company of the transactions contemplated by this Agreement or any of the Transaction Documents, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, which event of default, or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, has or could reasonably be expected to have a Material Adverse Effect.

                            4.11  Licenses and Permits.  The Company and
                                  --------------------
             its Subsidiaries have such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental agencies and bodies ("Licenses") as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the SEC Documents and as currently owned or leased and conducted and all such Licenses are valid and in full force and effect except such licenses that the failure to have or to be in full force and effect individually or in the aggregate do not have, and are not reasonably expected to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice that any violations are being or have been alleged in respect of any such License and no proceeding is pending or, to the best of the Company's knowledge, after due inquiry, threatened, to suspend, revoke or limit any such License.
             To the best of the Company's knowledge, after due inquiry, the Company and its Subsidiaries are in compliance in all material respects with their respective obligations under such Licenses, with such exceptions as individually or in the aggregate do not have, and are not reasonably expected to have, a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, suspension, limitation or termination of such Licenses, except such events as would have not have, or could not reasonably be expected to have, a Material Adverse Effect.

                            4.12  Title to Properties.  The Company and
                                  -------------------
             its Subsidiaries have sufficient title to all material properties (real and personal) owned by the Company and any such Subsidiary that are necessary for the conduct of the business of the Company and such Subsidiaries as described in the SEC Documents and as currently conducted, free and clear of any Encumbrance that may materially interfere with the conduct of the business of the Company and such Subsidi-aries, taken as a whole, and to the best of the Company's knowledge, after due inquiry, all material properties held under lease by the Company or the Subsidiaries are held under valid, subsisting and enforceable leases.

                            4.13  Environmental Matters.  Neither the
                                  ---------------------
             Company nor any of its Subsidiaries is the subject of any federal, state, local or foreign investigation, and neither the Company nor any of its Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), nor entered into any negotiations or agreements with any third party, relating to any material liability or remedial action or potential material liability or remedial action under Environmental Laws (as defined below) (other than in respect of or related to insurance policies issued by or of the Company or any of its Subsidiaries), except such liability or remedial action as has not had, or could not reasonably be expected to have, a Material Adverse Effect, nor are there any pending, reasonably anticipated or, to the best knowledge of the Company, threatened actions, suits or proceedings against or affecting the Company, any of the Subsidiaries or their properties, assets or operations in connection with any such Environmental Laws (other than in respect of or related to insurance policies issued by or of the Company or any of its Subsidiaries), except such actions, suits or proceedings as have not had, or could not reasonably be expected to have, a Material Adverse Effect. The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regula-tions, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of the natural environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), other than any such failure to be in compliance as would not singly or in the aggregate with all such other failures have a Material

             Adverse Effect. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, to the best knowledge of the Company, after due inquiry, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Environmental Laws, other than any such interference or prevention as would not singly or in the aggregate with any such other interference or prevention reasonably be expected to have a Material Adverse Effect. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

                            4.14  Taxes.  The Company and its
                                  -----
             Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all income tax returns that are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with generally accepted accounting principles, have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company or such Subsidiaries reasonably believes to be adequate in all material respects, for all income tax liabilities applicable to the Company and its Subsidiaries for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1978.

                            4.15  Litigation.  Except as set forth in SEC
                                  ----------
             Documents filed with the SEC prior to the date of this Agreement, there are no pending actions, suits, proceedings, arbitrations or investigations against or affecting the Company or any of its Subsidiaries or any of their respec-tive properties, assets or operations, or with respect to which the Company or any such Subsidiaries is responsible by way of indemnity or otherwise, that are required under the Exchange Act to be described in such SEC Documents, that questions the validity of this Agreement or any of the

             Transaction Documents or any action to be taken pursuant to this Agreement or any of the Transaction Documents, or that would singly, or in the aggregate, taken net of claims reserves established and after giving effect to reinsurance, with all such other actions, suits, investigations or proceedings, reasonably be expected to have, a Material Adverse Effect or a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement or any of the Transaction Documents; and, to the best knowledge of the Company, after due inquiry, except as set forth in SEC Documents filed with the SEC prior to the date of this Agreement, no such actions, suits, proceedings or investigations are threatened or contemplated and there is no basis for any such action, suit, proceeding or investigation.

                            4.16  Labor Matters.  No labor disturbance by
                                  -------------
             the employees of the Company or any of its Subsidiaries that has had or that is reasonably expected to have a Material Adverse Effect exists or, to the best knowledge of the Company, after due inquiry, is threatened.

                            4.17  Contracts.  All of the material con-
                                  ---------
             tracts of the Company or any of its Subsidiaries that are required to be described in the SEC Documents or to be filed as exhibits thereto are described in the SEC Documents or filed as exhibits thereto and are in full force and effect. True and complete copies of all such material contracts have been delivered by the Company to the Purchaser. Neither the Company nor any of its Subsidiaries nor, to the best know-ledge of the Company, any other party is in breach of or in default under any such contract except for such breaches and defaults as in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect. Except as described in the Disclosure Letter, no contract or agreement to which the Company or any Material Subsidiary is a party contains any restriction with respect to, or any provision that could restrict, the payment of cash dividends on the Shares or the Option Shares.

                            4.18  Finder's Fees.  No broker, finder or
                                  -------------
             other party is entitled to receive from the Company, any of its Subsidiaries or any other person any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement for which the Purchaser would have any liability or responsibility.

                            4.19  Financial and Statutory Statements.
                                  ----------------------------------

                                 (A)  The audited consolidated financial
             statements and related schedules and notes included in the SEC Documents comply in all material respects with the requirements of the Exchange Act and the Act and the rules and regulations of the SEC thereunder, were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and fairly present the financial condition, results of opera-tions, cash flows and changes in stockholders' equity of the Company and its Subsidiaries at the dates and for the periods presented. The unaudited quarterly consolidated financial statements and the related notes included in the SEC Documents present fairly the financial condition, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods to which they relate, subject to year-end audit adjustments (consisting only of normal recurring accruals), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis consistent with that of the audited financial statements referred to above except as otherwise stated therein.

                                 (B)  The Company has heretofore
             delivered to the Purchaser true and complete copies of the Annual Statements and Quarterly Statements of each of the Subsidiaries of the Company engaged in the insurance business as filed with the applicable insurance regulatory authority for the years ended December 31, 1992 and December 31, 1993 and for the quarterly periods ended
             March 31, 1994 and June 30, 1994, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Statutory Statements"). The Statutory Statements were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regula-tory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Subsidiary as at the respective dates thereof and the results of operations of such Subsidiary for the respec-tive periods then ended. The Statutory Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Statutory Statements by the applicable insurance regulatory body or any other govern-mental agency or body. The statutory balance sheets and income statements included in the Statutory Statements have been audited by KPMG Peat Marwick, and the Company has delivered to the Buyer true and complete copies of all audit opinions related thereto.

                            4.20  Employee Benefits.  Except for the
                                  -----------------
             plans set forth in the Disclosure Letter (the "Benefit Plans"), there are no employee benefit plans or arrangements of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA")), under which the Company or any of its Subsidi-aries has or in the future could have directly, or indi-rectly through a Commonly Controlled Entity (within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended (the "Code")), any lia-bility with respect to any current or former employee of the Company, any of its Subsidiaries, or any Commonly Controlled Entity. No such Benefit Plan is a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)). With respect to each Benefit Plan the Company has delivered or made available to the Purchaser complete and accurate copies of (A) all plan texts and agreements, (B) all material employee communications (including summary plan descrip-tions), (C) the most recent annual report, (D) the most recent annual and periodic accounting of plan assets, (E) the most recent determination letter received from the Internal Revenue Service and (F) the most recent actuarial valuation. With respect to each Benefit Plan: (i) such Benefit Plan has been maintained and administered at all times in material compliance with its terms and applicable law and regulation; (ii) no event has occurred and there exists no circumstance under which the Company or any of its Subsidiaries could directly, or indirectly through a Com-monly Controlled Entity, incur any material liability under ERISA, the Code or otherwise (other than routine claims for benefits and other liabilities arising in the ordinary course pursuant to the normal operation of such Benefit
             Plan); (iii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowl-edge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan; (iv) all contributions and premiums due and owing have been made or paid on a timely basis; and (v) all contributions made under any Benefit Plan have met the requirements for deductibility under the Code, and all contributions that have not been made have been properly recorded on the books of the Company or a Commonly Controlled Entity thereof in accordance with generally accepted accounting principles.

                            4.21  Contingent Liabilities.  Except as
                                  ----------------------
             fully reflected or reserved against in the financial state-ments included in the Annual Report or the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, or disclosed in the footnotes contained in such finan-cial statements, the Company and its Subsidiaries had no liabilities (including tax liabilities) at the date of such financial statements, absolute or contingent, that were material either individually or in the aggregate to the Company and its Subsidiaries taken as a whole.

                            4.22  No Material Adverse Change.  Since the
                                  --------------------------
             latest date as of which information is given in the SEC Documents filed prior to the date immediately preceding the date hereof: (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that could reasonably be expected to result in a Material Adverse Effect; (B) the Company and its Subsidiaries have not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that could reasonably be expected to have a Material Adverse Effect; (C) there has been no material change in the indebtedness of the Company and its Subsidiaries (except as contemplated by Sec-tion 3.1.15 and except for changes relating to intercompany indebtedness of the Company and/or its Subsidiaries), no change in the stock of the Company, except for the issuance of shares of Common Stock pursuant to options or conversion rights in existence at the date of this Agreement, and no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries (other than dividends or distributions declared, paid or made by a wholly owned Subsidiary of the Company or First Insurance Company of Hawaii, Ltd. on any class of its stock;
             (D) neither the Company nor any of its Subsidiaries has made (nor does it propose to make) (i) any material change in its accounting or reserving methods or practices or (ii) any material change in the depreciation or amortization policies or rates adopted by it, in either case, except as may be required by law or applicable accounting standards; and (E) there has been no event causing a Material Adverse Effect, nor any development that could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                            4.23  Investment Company.  The Company is not
                                  ------------------
             an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                            4.24  Exemption from Registration; Restric-
                                  -------------------------------------
             tions on Offer and Sale of Same or Similar Securities.
             -----------------------------------------------------
             Assuming the representations and warranties of the Purchaser set forth in Section 5.3 hereof are true and correct in all material respects, the offer and sale of the Shares made pursuant to this Agreement, the offer and sale of the Option and the issuance and sale of the Option Shares will be exempt from the registration requirements of the Act. Neither the Company nor any person acting on its behalf has, in connection with the offering of the Shares, the Option or the Option Shares, engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (B) any action involving a public offering within the meaning of
             Section 4(2) of the Act, or (C) any action that would require the registration under the Act of the offering and sale of the Shares pursuant to this Agreement, the offering and sale of the Option or the issuance and sale of the Option Shares or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not make, directly or indirectly, any offer or sale of Shares or shares of Series G Preferred Stock or of securities of the same or a similar class as the Shares or the Option Shares if as a result the offer and sale of the Shares contemplated hereby or the offer and sale of the Option could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "offer" and "sale" have the meanings specified in
             Section 2(3) of the Act.

                            4.25  Use of Proceeds.  The net proceeds of
                                  ---------------
             the sale of the Shares will be used by the Company and its Subsidiaries for general corporate purposes, which may include, without limitation, contribution to the common equity of one or more of the Company's Subsidiaries.

                            4.26  Information with Respect to Reserves.
                                  ------------------------------------
             The Company has supplied to the Purchaser all material information in the possession of the Company with respect to the Company's or its Subsidiaries' reserves for losses, losses incurred but not reported and loss adjustment expenses and the collectibility of reinsurance receivables or recoverables.

                            4.27  No Bank Regulatory Oversight.  Upon the
                                  ----------------------------
             taking of the actions described in Section 6.19 and the consummation of the transactions contemplated by this Agreement, neither the Purchaser nor any of its Affiliates shall, as the result of the consummation of the transactions contemplated by this Agreement, be subject to regulation or oversight by any federal or state bank regulatory authority nor will the approval of any such regulatory authority be required to be obtained by the Company, any Subsidiary of the Company, the Purchaser or any Affiliate thereof in order to consummate the transactions contemplated by this Agreement, except in accordance with the Bank Regulatory Arrangements.

                       5.   REPRESENTATIONS AND WARRANTIES OF THE
                            PURCHASER.

                       The Purchaser hereby represents and warrants to
             the Company that:

                            5.1  Organization, Good Standing, Power,
                                 -----------------------------------
             Authority, Etc.  The Purchaser has the full power and
             ---------------
             authority to execute and deliver this Agreement and the Registration Rights Agreement, and to perform its obliga-tions under this Agreement and the Registration Rights Agreement. The Purchaser has taken all action required by law, its organizational documents or otherwise required to be taken by it to authorize the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated to be per-formed by it hereby and thereby. Each of this Agreement and the Registration Rights Agreement is a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

                            5.2  No Conflicts; No Consents.  Neither the
                                 -------------------------
             execution and delivery of this Agreement and the Registra-tion Rights Agreement nor the consummation by the Purchaser of the purchase contemplated hereby will (A) conflict with, or result in a breach of, any provision of its organiza-tional documents or (B) violate any statute or law or any judgment, order, writ, injunction, decree, rule or regula-tion applicable to the Purchaser. No consent, authorization or approval of, or declaration, filing or registration with, or exemption by, any governmental or regulatory authority is required in connection with the execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement or the Registration Rights Agreement or the consummation by the Purchaser of the transactions to be performed by it as contemplated hereby and thereby, except such as will have been obtained and made and will be in full force and effect as of the Closing.

                            5.3  Acquisition for Own Account.  The Shares
                                 ---------------------------
             to be acquired by the Purchaser pursuant to this Agreement and the Option are being acquired by it for its own account and with no intention of distributing or reselling the Shares, the Option or the Option Shares or any part thereof in any transaction that would be in violation of the Act or the securities laws of any state, without prejudice, how-ever, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Shares, the Option, the Option Shares, the Conversion Shares or the Exchange Notes under an effective registration statement under the Act, under an exemption from such registration available under the Act or pursuant to the Certificate of Amendment, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. The Purchaser (A) has such knowledge, sophistica-tion and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares, (B) fully understands the nature, scope and duration of the limitations on transfer contained in this Agreement and (C) can bear the economic risk of an investment in the Shares and can afford a complete loss of such investment. The Purchaser acknowledges receipt of the SEC Documents and that it has been afforded the opportunity to ask such questions as it deemed necessary, and to receive answers from, representatives of the Company concerning the merits and risks of investing in the Shares, the Option and the Option Shares and to obtain such additional information that the Company possesses or can acquire without unreason-able effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Documents. Notwithstanding the foregoing, nothing contained in this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company.

                            5.4  Available Funds.  The Purchaser will at
                                 ---------------
             the Closing have available to it sufficient funds to Purchase the Shares pursuant to this Agreement. Each of Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., Insurance GenPar, L.P., Insurance GenPar

             (Bermuda), L.P. and each other Affiliate of the Purchaser whose consent is necessary to consummate the transactions contemplated by this Agreement has the full legal right and power and all corporate or partnership authority and approvals required to consummate the transactions contem-plated by this Agreement, and no further corporate or part-nership action on the part of any of such entities is required for this purpose.

                       6.   COVENANTS OF THE PARTIES.

                            6.1  Restrictions on Transfer.  The Purchaser
                                 ------------------------
             agrees that it will not effect any Transfer (including any Transfer upon foreclosure of a pledge or other security interest), pledge, mortgage, hypothecation or grant of a security interest of or in the Shares, the Conversion Shares or the Exchange Notes issued with respect to the Shares that under applicable law requires prior regulatory approval until such regulatory approval has been obtained. The Purchaser agrees with the Company that the Purchaser will not Transfer, pledge, mortgage, hypothecate or grant a security interest in any of the Shares, Conversion Shares or Exchange Notes issued with respect to the Shares (unless, with respect to such Conversion Shares or Exchange Notes, such Conversion Shares or Exchange Notes were previously issued pursuant to an effective registration statement under the Act) except pursuant to (A) an effective registration statement under the Act or (B) an applicable exemption from registration under the Act. In connection with any Transfer by the Purchaser pursuant to clause (B) of the immediately preceding sentence, the Purchaser shall furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed Transfer would not be in violation of the Act. The Purchaser further agrees that, during the period (the "Restricted Period") ending upon the earliest to occur of (i) the third anniversary of the Closing Date, (ii) a Change of Control, (iii) a breach by the Company of any of its obligations under any of Sections 6.6, 6.13, 6.14, 6.16, 6.17 or 6.18 or any of its
             material obligations under the Registration Rights Agreement, and (iv) the date on which the full amount of dividends payable on the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock for any two quarterly dividend periods shall not have been paid, the Purchaser will not Transfer any of the Shares, Conversion Shares or Exchange Notes issued with respect to the Shares, except (1) to an Affiliate of the Purchaser or a partner of Insurance Partners, L.P. or Insurance Partners

             Offshore (Bermuda), L.P., in each case who agrees to be bound by the restrictions of this Section 6.1 (and, in the case of a transferee who is an Initial Purchaser, agrees to be bound by the restrictions of Section 6.4), (2) to a person or entity who agrees to be bound by the restrictions of this Section 6.1 and Section 6.4, the Transfer to whom has been approved in advance by the Board of Directors of the Company, (3) to a person or entity who after such Transfer will beneficially own (to the knowledge of the Purchaser, based solely on the representation and warranty of such person or entity, and knowledge available from a review of publicly available filings made by such person or entity with respect to the beneficial ownership of Common Stock under Section 13 of the Exchange Act) less than 5% of the Common Stock of the Company on a fully diluted basis,
             (4) pursuant to Rule 144 under the Act, (5) in a public offering registered under the Act pursuant to which, if such offering is not an underwritten offering, no one person or entity obtains (to the knowledge of the Purchaser, based solely on the representation and warranty of such person or entity, and knowledge available from a review of publicly available filings made by such person or entity with respect to the beneficial ownership of Common Stock under Section 13 of the Exchange Act) more than 5% of the Common Stock of the Company on a fully diluted basis or (6) pursuant to a tender offer (a) commenced by the Company or (b) commenced by any other person or entity with respect to which the Board of Directors of the Company shall send to shareholders a state-ment that the Board of Directors (x) recommends approval of such tender offer, or (y) is neutral with respect to such tender offer. Nothing contained in this Section 6.1 shall restrict or prohibit the Purchaser from pledging, mortgag-ing, hypothecating or granting a security interest in, or granting participation rights in, the Shares, the Conversion Shares or the Exchange Notes issued with respect to the Shares; provided, however, that if a pledgee, mortgagee or
                     --------  -------
             holder of such security interest forecloses on such Shares, Conversion Shares or Exchange Notes, it may do so only if such pledgee, mortgagee or holder of such security interest agrees to be bound by the restrictions of this Section 6.1 and Section 6.4. Notwithstanding the foregoing, if none of the events specified in any of clauses (ii), (iii) or (iv) above has occurred (whether before or after termination of the Restricted Period), then the Purchaser shall not, prior to the fifth anniversary of the Closing Date, Transfer any Shares, Conversion Shares or Exchange Notes issued with respect to the Shares to any person or entity who after such Transfer will own (to the knowledge of the Purchaser, based solely on the representation and warranty of such person or entity, and knowledge available from a review of publicly available filings made by such person or entity with respect to the beneficial ownership of Common Stock under Section 13 of the Exchange Act) more than 5% of the Common Stock of the Company on a fully diluted basis, unless such person or entity agrees to be bound by the terms and restrictions of Sections 6.4 and 7 and this final sentence of this
             Section 6.1.

                            6.2  Certificates for Shares and Conversion
                                 --------------------------------------
             Shares To Bear Legends.  (A)  So long as the Shares are
             ----------------------
             Registrable Securities, they shall be subject to a stop-transfer order and the certificates therefor shall bear the following legend by which each holder thereof shall be bound:

                            "THE SHARES REPRESENTED BY THIS CERTIFICATE
                       AND ANY SECURITIES ISSUABLE UPON CONVERSION OR EXCHANGE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR
                       (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH SALE IS NOT IN VIOLATION OF THE ACT. IN ADDITION, THE VOTING, SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO RESTRICTIONS WHICH ARE CONTAINED IN A SECURITIES PURCHASE AGREEMENT DATED AS OF
                       OCTOBER 13, 1994, A COPY OF WHICH IS ON FILE WITH THE ISSUER OF THESE SECURITIES AND WILL BE FURNISHED BY THE ISSUER OF THESE SECURITIES TO THE STOCKHOLDER ON REQUEST AND WITHOUT CHARGE."

                                 (B)  So long as the Conversion Shares
                  are Registrable Securities, they shall, unless previously issued pursuant to an effective registration statement under the Act, be subject to a stop-transfer order and the certificates representing any such Conversion Shares shall bear the following legend by which each holder thereof shall be bound:

                            "THE SHARES REPRESENTED BY THIS CERTIFICATE
                       AND ANY SHARES OR OTHER SECURITIES ISSUABLE UPON EXCHANGE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT

                       PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATE-MENT UNDER THE SECURITIES ACT OF 1933, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT SUCH SALE IS NOT IN VIOLATION OF THE ACT. IN ADDITION, THE SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO RESTRICTIONS WHICH ARE CONTAINED IN A SECURITIES PURCHASE AGREEMENT DATED AS OF OCTOBER 13, 1994, A COPY OF WHICH IS ON FILE WITH THE ISSUER OF THESE SECURITIES AND WILL BE FURNISHED BY THE ISSUER OF THESE SECURITIES TO THE STOCKHOLDER ON REQUEST AND WITHOUT CHARGE."

                                 (C)  So long as the Exchange Notes
                  issued with respect to the Shares are Registrable Securities, they shall be subject to a stop-transfer order and such Exchange Notes shall bear the following legend by which each holder thereof shall be bound:

                            "THESE NOTES MAY NOT BE OFFERED OR SOLD
                       EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR
                       (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE. IN ADDITION, THE SALE OR TRANSFER OF THESE NOTES IS FURTHER SUBJECT TO RESTRICTIONS WHICH ARE CONTAINED IN A SECURITIES PURCHASE AGREEMENT DATED AS OF OCTOBER 13, 1994, A COPY OF WHICH IS ON FILE WITH THE ISSUER OF THESE SECURITIES AND WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER ON REQUEST AND WITHOUT CHARGE."

                            6.3  Removal of Legends.  After termination
                                 ------------------
             of the requirement that all or part of such legend be placed upon a certificate, the Company shall, upon receipt by the Company of evidence reasonably satisfactory to it that such requirement has terminated and upon the written request of the holders of the Shares, Conversion Shares or Exchange Notes issued with respect to the Shares, issue certificates for such Shares or Conversion Shares or Exchange Notes, as the case may be, that do not bear such legend.

                            6.4  Voting of Shares.  If the holders of
                                 ----------------
             Series E Preferred Stock, Series F Preferred Stock or
             Series G Preferred Stock are entitled pursuant to applicable law to vote separately as a single class with respect to the approval of any transaction that constitutes a Specified Corporate Action and at the time of such vote (A) the Company has sufficient funds legally available to it (after giving effect to such transaction) to redeem at the then applicable price all outstanding shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock pursuant to the Certificate of Amendment,
             (B) such redemption shall not be prohibited by any agreement to which the Company or any of its Subsidiaries is a party, by applicable law or otherwise, (C) the Board of Directors of the Company, including a majority of the directors who are not officers or employees of the Company, shall have adopted a resolution confirming that such funds are avail-able and that the holders of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock have the right to require such redemption and (D) the Company has set aside sufficient funds to redeem through the Mandatory Redemption Date all the Shares held by such holders (except that no funds need be set aside with respect to such Shares held by any such holder who has theretofore notified the Company that it will not require redemption of such shares), then the Initial Purchaser hereby agrees that in the separate class vote of the shares of Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock it will vote the shares of Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock held by it in the same proportion as the votes cast by the holders of Common Stock and all other holders (including holders of Series E Preferred Stock) voting as a single class with the Common Stock entitled to vote with respect to such trans-action. The Initial Purchaser or any other person or entity subject to this Section 6.4 may vote the shares of Series E Preferred Stock held by it in any manner when voting as a single class with the Common Stock. So long as the Initial Purchaser shall have the right to designate any Purchaser Designee pursuant to Section 6.17, each Initial Purchaser will, at each meeting of shareholders of the Company to elect directors, vote any and all the shares of Series E Preferred Stock or Conversion Shares held by it to elect as directors of the Company the slate of nominees that includes the Purchaser Designees.

                            6.5  Pre-Closing Activities.  From and after
                                 ----------------------
             the date of this Agreement until the Closing, each of the Company and the Purchaser shall act with good faith towards, and shall use its reasonable efforts to consummate, the transactions contemplated by this Agreement and the CAM Agreement, and neither the Company nor the Purchaser will take any action (other than as permitted under Section 6.10) that would prohibit or impair its ability to consummate the transactions contemplated by this Agreement or the CAM Agreement. From the date hereof until the Closing, the Company shall conduct the business of it and its Subsidiaries in the ordinary course and shall use all reasonable efforts to preserve intact its business organiza-tions and relationships with third parties and, except as otherwise provided herein, to keep available the services of the present directors, officers and key employees. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated by this
             Agreement:

                       (A)  without the Purchaser's prior written
             consent:

                              (i)  the Company shall not adopt or propose
                  (or agree to commit to) any change in the Certificate of Incorporation or its By-Laws, except as contemplated hereby or as required to effect the transactions hereunder;

                             (ii)  the Company shall, and shall cause
                  each of its Subsidiaries to, not take or agree to commit to take any action that would make any representation or warranty of the Company hereunder required to be true at and as of the Closing as a condition to the Purchaser's obligations to consummate the transactions contemplated hereby inaccurate in any material respect at the Closing; or

                            (iii)  the Company shall, and shall cause
                  each of its Subsidiaries to, not enter into or agree or commit to enter into any agreement that would impose any limitation on the payment of dividends on the Shares or the Option Shares or the payment of cash dividends by any Material Subsidiary.

                       (B) without the prior approval of the Operating Committee, the Company shall, and shall cause each of its Subsidiaries to, not take any of the following actions (it being understood that the term "material," as used in this
             Section 6.5(B), shall mean "material to the Company and its Subsidiaries, taken as a whole"):

                            (1)  (i) make any material change in its
                  investment policies, underwriting standards, rates or reinsurance arrangements; or (ii) make any material change in its accounting methods, principles or practices (including any material change with respect to the establishment of reserves for unearned premiums, losses (including incurred but not reported losses) and loss adjustment expenses or any change in depreciation or amortization policies or rates adopted by it), in either case except as may be required by law or applicable accounting standards;

                            (2)  (i) grant to any employee any material
                  increase in salary or other remuneration or any increase in severance or termination pay not consistent with past practices; (ii) grant or approve any general increase in salaries of all or a substantial portion of its employees not consistent with past practices;
                  (iii) pay or award any material bonus, incentive, compensation, service award or other like benefit for or to the credit of any employee except in accordance with written policy or consistent with past practice; or (iv) enter into any material employment contract or severance arrangement with any employee except in accordance with written policy or consistent with past practices or adopt or amend in any material respect any of its employee benefit plans; or (v) change in any material respect the compensation (whether in respect of terms or method) of its agents;

                            (3)  except as contemplated by
                  Section 3.1.15, (i) enter into any loan or other agreement pursuant to which the Company or such Subsidiary incurs indebtedness for borrowed money in excess of $25,000,000 (other than any such agreement among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries) or
                  (ii) amend in any material respect any such existing agreement;

                            (4)  other than as permitted by Section 6.9
                  or Section 6.10, sell any of the assets of the Company or any of its Subsidiaries (or the securities of entities holding the same) the total consideration for which exceeds $10,000,000;

                            (5)  enter into any new quota share or
                  reinsurance transaction pursuant to which $50,000,000 or more in gross written premiums are ceded by Subsidiaries of the Company; or

                            (6)  agree or commit to do any of the
                  foregoing.

                            6.6  No Inconsistent Agreements.  Subject to
                                 --------------------------
             Section 6.10, neither the Company nor any of its Subsidiaries shall enter into any loan or other agreement, or enter into any amendment or other modification to any currently existing agreement, that by its terms restricts or prohibits the ability of the Company to issue Common Stock upon the conversion of the Series E Preferred Stock or to issue Common Stock upon conversion of the Exchange Notes issued upon the exchange of the Series E Preferred Stock, in each case in accordance with the Certificate of Amendment and this Agreement.

                            6.7  Information.  So long as any of the
                                 -----------
             Shares, the Option Shares, the Conversion Shares or the Exchange Notes are outstanding or any portion of the Option is outstanding, the Company shall file with the SEC the annual reports and quarterly reports and the information, documents and other reports that are required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has or is required to have a class of securities registered under the Exchange Act and whether or not the Company is then subject to the reporting requirements of the Exchange Act, at the time the Company is or would be required to file the same with the SEC and, promptly after the Company is or would be required to file such reports, information or documents with the SEC, to mail copies of such reports, information and documents to the holders of the Shares, the Option Shares, the Conversion Shares and the Exchange Notes and the holders of any portion of the Option at their addresses set forth in the register maintained by the transfer agent therefor.

                            6.8  Hart-Scott-Rodino.  To the extent
                                 -----------------
             applicable, the Company and the Purchaser shall make all filings and furnish all information required with respect to the transactions contemplated by this Agreement by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and shall use their best efforts to obtain the early termination of the waiting period thereunder; provided, however, that
                                               --------  -------
             neither the Company nor the Purchaser shall be required to agree to dispose of or hold separate any portion of its business or assets (except immaterial businesses or assets).

                            6.9  Acquisition Proposals.  Subject to
                                 ---------------------
             Section 6.10, prior to the Closing, the Company agrees that neither the Company nor any of its Subsidiaries nor any of the respective officers and directors of the Company or any of its Subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any invest-ment banker, attorney or accountant retained by the Company or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limita-tion, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation or similar trans-action involving, or any purchase of any of the equity securities of, the Company, any purchase of any of the assets of the Company or any of its Subsidiaries (or the securities of entities holding the same) the total con-sideration for which would exceed $50,000,000, or purchase of any of the assets or equity securities of CAM (other than pursuant to the CAM Agreement) (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal," except that "Acquisition Proposal" shall not include any such transaction among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate directly or indirectly any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.9. The Company will promptly notify the Purchaser if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Purchaser. Nothing contained in this Agreement shall prohibit the Company, its Subsidiaries and its directors from (A) doing any of the foregoing with respect to asset sales or sales of securities in the ordinary course or (B) making to the stockholders any recom-mendation and related filing with the SEC, as required by Rules 14e-2 and 14d-9 under the Exchange Act, with respect to any tender offer. Notwithstanding the foregoing, the Company shall be entitled to sell or otherwise dispose of all or any substantial portion of the capital stock of Casualty, The Continental Insurance Company of Canada or Lombard Insurance Company Limited, may have and continue negotiations with respect thereto and may provide informa-tion with regard thereto.

                            6.10  Permitted Disposition.  Notwithstanding
                                  ---------------------
             Section 6.9, prior to the Closing, the Company may continue to solicit offers or proposals for a merger, consolidation or business combination that would result in a change in ownership of more than 50% of the securities of the Company entitled to vote generally in the election of directors, to sell all or substantially all of the Company's assets or to sell more than 50% of the outstanding securities of the Company entitled to vote generally in the election of directors (each a "Control Transaction"). The Company will promptly inform the Purchaser if any inquiries or proposals with respect to a Control Transaction are received by it, but will not be required to inform the Purchaser of the identity of the person or entity that makes such inquiry or proposal or the terms of such Control Transaction. The Company or the Purchaser may at any time prior to the Closing elect to terminate this Agreement if the Company has entered into a definitive agreement with respect to a Control Transaction, at which time neither party shall have any further obligations hereunder (other than the repre-sentation set forth in Section 4.18 and the covenants and agreements set forth in this Section 6.10, Section 6.12,
             Section 8, Section 13.1 or Section 13.2, which shall survive any such termination), except that upon such termination, the Company shall promptly (A) pay to the Purchaser a fee equal to the greater of (i) $17.5 million or (ii) (1) 1-7/8% multiplied by (2) the Applicable Consideration (as herein-after defined) and (B) reimburse the Purchaser, the Initial Purchaser, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., CAM Investment Management, L.P., and any of their respective Affiliates for all Transaction Expenses (including any costs of collection of such expenses or the fee payable pursuant to clause (A)), not to exceed
             (a) $6,000,000 with respect to any such expenses incurred on or prior to the date hereof and (b) $4,000,000 with respect to any such expenses incurred after the date hereof (of which no more than $2,000,000 shall be expenses incurred in connection with the potential acquisition by an Affiliate of the Purchaser of Casualty. For the purposes of calculating the Transaction Expenses reimbursable pursuant to clause (B) of the immediately preceding sentence, the aggregate amount of investment banking fees to be reimbursed shall be deemed to be an amount equal to $250,000 for each weekly period (or portion thereof) commencing on August 30, 1994 to (and including) the date on which this Agreement is terminated pursuant to this Section 6.10 (rounded up to the nearest whole number) and shall in no event exceed (x) $1,000,000 with respect to any such investment banking fees incurred prior to the date hereof and (y) $1,000,000 with respect to any such investment banking fees incurred after the date hereof. "Applicable Consideration" means (I) in the case of the sale of the assets of the Company, the amount of the cash and the Fair Market Value of any securities or other property received by the Company as consideration for such assets, plus the value of any assets not sold by the Company (such value to be calculated utilizing the same multiple of the book value that was used to determine the consideration paid for the assets sold by the Company) and (II) in the case of a sale of more than 50% of the securities of the Company entitled to vote generally in the election of directors or a merger, consolidation or business combination of the Company, the product of (A) the amount of the cash and the Fair Market Value of any securities or other property received by the holders of Common Stock, in each case calculated on a per share basis for each share sold or exchanged in such transaction, and (B) the number of shares of Common Stock outstanding on September 9, 1994. For the purposes of clause (II), if the same consideration is not received with respect to all shares of Common Stock sold or exchanged in such transaction, then the Applicable Consideration will be calculated on the basis of the weighted average of the per share consideration received with respect to all shares of Common Stock sold or exchanged in such transaction. "Fair Market Value" means, with respect to securities or other property, the fair market value of such securities or other property as determined in good faith by the Board of Directors of the Company.

                            6.11  Access.  Upon reasonable notice prior
                                  ------
             to the Closing, the Company shall (and shall cause each of its Subsidiaries to) afford the officers, employees, counsel, accountants and other authorized representatives of the Purchaser or any of its Affiliates ("Representatives") reasonable access during normal business hours to its properties, books, contracts and records and personnel and advisors (who will be instructed by the Company to cooper-ate) and the Company shall (and shall cause each of the Subsidiaries to) furnish promptly to the Purchaser all information concerning its business, properties and per-sonnel as the Purchaser or its Representatives may reason-ably request, provided that any review will be conducted in a way that will not interfere unreasonably with the conduct of the Company's business, and provided, further, that no review pursuant to this Section 6.11 shall affect or be deemed to modify any representation or warranty made by the Company. The Purchaser will keep all information and documents obtained pursuant to this Section 6.11 on a confidential basis in accordance with the Letter Agreement referred to in Section 13.8.

                            6.12  Publicity.  Except as required by law,
                                  ---------
             regulation or stock exchange requirements, neither (A) the Company or any of its Affiliates nor (B) the Purchaser or any of its Affiliates shall, without the consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In no event will either (i) the Company or any of its Affiliates or (ii) the Purchaser or any of its Affiliates make any public announcement or issue any press release without consulting with the other party, to the extent possible, as to the content of such public announcement or press release.

                            6.13  Restricted Payments.  The Company shall
                                  -------------------
             not declare or make any Restricted Payment.

                            6.14  Reservation of Shares.  The Company
                                  ---------------------
             shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of Series E Preferred Stock or the Exchange Notes issued in exchange thereof, such number of shares of Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series E Preferred Stock from time to time.

                            6.15  Issuance of New Preferred Stock or New
                                  --------------------------------------
             Senior Notes.  Within 45 days of the Closing, the Company
             ------------
             will deliver to the Purchaser a draft of either a Private Placement Memorandum or Registration Statement on Form S-3 (if the Company is then eligible to use Form S-3) with respect to the offering and sale of the New Preferred Stock or the New Senior Notes pursuant to which the Company will receive gross proceeds of at least $100,000,000. If the Company shall propose to sell the New Preferred Stock or the New Senior Notes, as applicable, in a public offering, such Registration Statement on Form S-3 (if the Company is then eligible to use Form S-3) shall be filed with the SEC within 30 days of the Closing Date. The Company shall use its best efforts to consummate such private placement or public offering within 210 days of the Closing. Notwithstanding the foregoing, if the Company shall fail to perform any of its obligations under this Section 6.15, the Purchaser's sole remedy shall be the increase in the dividend rate on the Shares and the Option Shares in accordance with the Certificate of Amendment or the increase in the interest rate of the Exchange Notes in accordance with the Exchange Notes.

                            6.16  Shareholders Rights Plan.  The Company
                                  ------------------------
             shall not adopt a shareholders right plan, poison pill or similar arrangement unless such plan or arrangement shall provide that (A) each holder of a share of Series E Preferred Stock shall be entitled to receive thereunder, upon conversion of a share of Series E Preferred Stock (in accordance with the terms of the Certificate of Amendment) prior to the earlier to occur of either the date of redemp-tion of the rights issued under such plan or the date of expiration of the rights issued under the plan, rights for each Conversion Share issued upon conversion of such share of Series E Preferred Stock in an amount equal to the amount of rights issued with respect to each outstanding share of Common Stock pursuant to such plan, (B) holders of Conversion Shares shall be paid the redemption price of any rights issued thereunder when such rights are redeemed (unless the Conversion Price with respect to such Conversion Shares shall have been adjusted as a result of such redemption as contemplated by the Certificate of Amendment) and (C) the acquisition, ownership, voting or other exercise of rights and privileges with respect thereto by members of the Purchaser Group of Shares, Option Shares, Exchange Notes, shares of Common Stock, the Option or any other security of the Company or any of its Subsidiaries not prohibited by this Agreement will not trigger any distribution pursuant to such plan or otherwise cause the Purchaser or the members of the Purchaser Group to be treated in a manner differently from shareholders of the Company generally. The provisions of clauses (A) and (B) of this Section 6.16 shall inure to the benefits of all holders of Series E Preferred Stock or Conversion Shares, whether or not the Initial Purchaser.

                            6.17  Board Representation.
                                  --------------------

                                 (A)  The Purchaser Designees appointed
             to the Company's Board of Directors effective as of the Closing Date (as contemplated by Section 3.1.18) shall be appointed to serve until the next succeeding annual meeting of shareholders of the Company to be held after such elec-tion. Commencing with such annual meeting of shareholders of the Company and at each annual meeting of shareholders of the Company thereafter, the Initial Purchaser shall be entitled to nominate to the Company's Board of Directors (in addition to any rights granted to the holders of Shares or Option Shares as set forth in the Certificate of Amendment)
             (i) if the Company's Board of Directors consists of thirteen or fourteen members, three directors or (ii) if the Company's Board of Directors consists of fifteen, sixteen or seventeen members, four directors. The Company shall cause such Purchaser Designees (unless, after customary investiga-tion of any Purchaser Designee's qualifications, the Board of Directors reasonably determines in good faith that such person is not qualified or acceptable under standards applied fairly and equally to all nominees, in which event the Initial Purchaser shall designate another person that meets the foregoing standards) to be included in the slate of nominees recommended by the Board of Directors or the Nominating Committee to the Company's shareholders for election as directors, and the Company shall use its best efforts to cause the election of such designees, including voting all shares for which the Company holds proxies (unless otherwise directed by the shareholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such persons. Notwithstanding the fore-going, the Initial Purchaser's right to nominate members of the Board of Directors shall be reduced as follows, if, but only if, the Initial Purchaser has Transferred shares of Series E Preferred Stock, Conversion Shares or Exchange Notes issued with respect to the Series E Preferred Stock and as a result no longer holds at least 75% of the Original
             Investment:

                       If the Board of Directors is composed of 15, 16 or
                       --------------------------------------------------
             17 members:
             ----------

                                                Number of Board
                                                Members the
             Percentage of Original             Initial Purchaser
             Investment Not Transferred         Shall Have Right
             by the Initial Purchaser           to Designate
             --------------------------         -----------------

             Less than 75%,
             but more than
             50%                                     3

             Less than 50%,
             but more than
             25%                                     2

             Less than 25%,
             but more than
             10%                                     1

             10% or less                             0

                       If the Board of Directors is composed of 13 or
                       ----------------------------------------------
             14 members:
             -----------

                                           Number of Board
                                           Members the
             Original Investment           Initial Purchaser
             Not Transferred by the        Shall Have Right
             Initial Purchaser             to Designate
             ----------------------        -----------------

             Less than 66%,
             but more than
             33%                                     2

             Less than 33%,
             but more than
             10%                                     1

             10% or less                             0

             "Original Investment" shall mean the aggregate number of shares of Series E Preferred Stock issued at the Closing, the aggregate number of Conversion Shares into which such shares could be converted, the aggregate principal amount of Exchange Notes for which such shares could be exchanged, or any combination of the foregoing; provided, however, that in
                                               --------  -------
             determining the amount of the Original Investment at any time remaining, no shares of Series E Preferred Stock shall be included to the extent that such Shares have been converted into Conversion Shares or exchanged for Exchange Notes and no Exchange Notes shall be included to the extent that such Exchange Notes have been converted into Conversion Shares.

                                 (B)  For so long as the Initial
             Purchaser has the right to nominate at least one director, commencing with the annual meeting of the Board of Directors of the Company next succeeding the Closing, and at each annual meeting of the Board of Directors thereafter, the Initial Purchaser shall be entitled to such number of Purchaser Designees to be appointed to each committee of the Board of Directors (including the Nominating Committee) as follows: (A) (i) if the Nominating Committee is composed of three members, one Purchaser Designee shall be appointed thereto or (ii) if the Nominating Committee is composed of five members, two Purchaser Designees shall be appointed thereto; and (B) such number (which number shall be at least one and shall be rounded to the nearest whole number) of Purchaser Designees shall be appointed to each other committee of the Board of Directors equal to the product of the total number of persons on such committee (including Purchaser Designees) and a fraction the numerator of which is the sum of (1) the number of shares of Common Stock the shares of Series E Preferred Stock owned by the Initial Purchaser are convertible into and (2) the number of Conversion Shares owned by the Initial Purchaser and the denominator of which is the total number of outstanding securities of the Company entitled to vote generally in the election of directors (assuming conversion of the outstand-ing shares of Series E Preferred Stock). If the Initial Purchaser holds Exchange Notes issued with respect to the Series E Preferred Stock, the foregoing fraction shall be calculated assuming conversion of such Exchange Notes. If the Initial Purchaser Transfers shares of Series E Preferred Stock, Conversion Shares or Exchange Notes issued with respect to the Series E Preferred Stock and as a result no longer holds all of the Original Investment, its right to have Purchaser Designees appointed to the committees (other than the Nominating Committee) of the Board of Directors shall be reduced so that such number of Purchaser Designees on each such committee equals the product of the total number of persons on such committee (including Purchaser Designees) and a fraction the numerator of which is the sum of (a) the number of shares of Common Stock the shares of Series E Preferred Stock owned by the Initial Purchaser are convertible into and (b) the number of Conversion Shares owned by the Initial Purchaser and the denominator of which is the total number of outstanding securities of the Company entitled to vote generally in the election of directors (assuming conversion of the outstanding shares of Series E Preferred Stock) rounded to the nearest whole number. If the Initial Purchaser holds Exchange Notes issued with respect to the Series E Preferred Stock, the foregoing fraction shall be calculated assuming conversion of such Exchange Notes. The number of Purchaser Designees that the Initial Purchaser shall be entitled to have appointed to the Nominating Committee shall be reduced only to the extent such that such number does not exceed the number of Purchaser Designees that the Initial Purchaser shall have the right to nominate to the Board of Directors.

                                 (C)  In the event any Purchaser Designee
             shall cease to serve as a director for any reason (other than by reason of a reduction of the number of Purchaser Designees entitled to be members of the Board of Directors) the Company shall cause the vacancy resulting thereby to be filled by another Purchaser Designee. If a Purchaser Designee ceases to serve on a committee of the Board of Directors (other than by reason of a reduction of the number of Purchaser Designees entitled to be members of such com-mittee), such Purchaser Designee shall be replaced by another Purchaser Designee.

                                 (D)  So long as the Initial Purchaser
             retains the right pursuant to this Section 6.17 to designate one or more Purchaser Designees, the Board of Directors shall be composed of no less than thirteen or more than seventeen members (except if additional members are elected in accordance with the Certificate of Amendment or pursuant to the terms of the New Preferred Stock) and the size of the Nominating Committee shall be either three or five members, except, in either case, on account of vacancies caused by the resignations of members.

                                 (E)  The Initial Purchaser shall appoint
             the Initial Purchaser Representative to act on its behalf, vis-a-vis the Company, concerning the designation of nominees to the Company's Board of Directors and the Company shall be entitled to conclusively rely upon any instructions given to it by the Initial Purchaser Representative pursuant to this Section 6.17.

                            6.18  Specified Corporate Action.  The
                                  --------------------------
             Company will not consummate, or agree to consummate, any transaction that would constitute a Specified Corporate Action unless at the time of the consummation of such transaction (A) the Company has sufficient funds legally available to it (after giving effect to such transaction) to redeem at the then applicable price all outstanding shares of Series E Preferred Stock, Series F Preferred Stock and

             Series G Preferred Stock pursuant to the Certificate of Amendment, (B) such redemption shall not be prohibited by any agreement to which the Company or any of its Subsidiaries is a party, by applicable law or otherwise,
             (C) the Board of Directors of the Company, including a majority of the directors who are not officers or employees of the Company, shall have adopted a resolution confirming that such funds are available and that the holders of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock have the right to require such redemption and (D) the Company has set aside sufficient funds through the Mandatory Redemption Date to redeem the shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock held by such holders (except that no funds need be set aside with respect to such Shares held by any such holder who has thereto fore notified the Company that it will not require redemption of such shares).

                            6.19  Regulatory Approvals.  The Company
                                  --------------------
             shall take all steps necessary, and the Purchaser and its Affiliates shall reasonably cooperate therein, such that no approvals by any federal or state bank regulatory authority will be required to be obtained by the Company, any Subsidiary of the Company, the Purchaser or any Affiliate thereof in order to consummate the transactions contemplated by this Agreement, other than as may be provided in certain agreed upon arrangements with such authorities, which shall be reasonably satisfactory to the Purchaser and the Company (the "Bank Regulatory Arrangements"). Notwithstanding anything contained in this Section 6.19, the Purchaser shall not be required to take any actions, or enter into any arrangements that will subject the Purchaser or any of its Affiliates to regulation or oversight by any federal or state bank regulatory authority or impose any restrictions upon the operations of the Purchaser or any of its Affiliates (other than restrictions on any banking or non-banking transactions between the Purchaser and its Affiliates and California Central Bank Trust Corporation (the "Bank") and restrictions on the Purchaser and its Affiliates seeking to direct the management or policies of the Bank).

                            6.20  Regulatory Documents.  The Purchaser
                                  --------------------
             shall not include in any Forms A or similar information statements filed by it with any insurance regulatory authority in connection with seeking the approval of such authority of the transactions contemplated by this Agreement any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided,
                                                         --------
             however, that the foregoing shall not apply to any informa-
             -------
             tion supplied by the Company or any of its representatives or Affiliates to the Purchaser for inclusion in any such statement and included by the Purchaser in any such statement.

                       7.   STANDSTILL.

                            7.1  Prohibited Activities.  The Purchaser
                                 ---------------------
             hereby agrees that during the Standstill Period (hereinafter defined) it will not, nor will it permit any member of the Purchaser Group to, directly or indirectly, unless in any such case specifically requested in advance to do so by the Board of Directors of the Company:

                                      (A)  acquire, offer to acquire, or
                       agree to acquire by purchase or by joining a part-nership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, hereinafter referred to as "13D Group"), any securities of the Company entitled to vote generally in the election of directors, or securities convertible into or exercisable or exchangeable for such securities (collectively, "Restricted Securities") or any material portion of the assets or businesses of the Company and its Subsidiaries; provided,
                                                         --------
                       however, that nothing contained herein shall
                       -------
                       prohibit any member of the Purchaser Group from
                       (x) consummating the transactions contemplated by the CAM Agreement or (y) acquiring any Restricted Securities (i) upon conversion of convertible securities of the Company currently owned by the Purchaser Group or acquired pursuant to this Agreement or upon exercise of the Option, (ii) as a result of a stock split, stock dividend or similar recapitalization by the Company,
                       (iii) upon the execution of unsolicited buy orders by any member of the Purchaser Group that is a registered broker-dealer for the bona fide account of accounts managed by it that are unaffiliated and not acting in concert with any member of the Purchaser Group, or (iv) pursuant to the exercise of any warrant, option or other right to acquire Restricted Securities ("Rights") that it receives directly from the Company pursuant to a distri-bution to stockholders or from acquiring such Rights directly from the Company; provided
                                                         --------
                       further, that if during the Standstill Period, as
                       -------
                       a result of a business combination transaction between the Company or an affiliate of the Company and any other entity which is not an affiliate of any member of the Purchaser Group (an "Other Entity"), any one or more members of the Purchaser Group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of Restricted Securities in such business combina-tion, such members may continue to own bene-ficially such Restricted Securities so acquired by such members and such Restricted Securities shall continue to be subject to the provisions of this Section;

                                      (B)  participate in, or encourage,
                       the formation of any 13D Group which owns or seeks to acquire beneficial ownership of, or otherwise acts in respect of, Restricted Securities;

                                      (C)  make, or in any way
                       participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company, or initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other person to initiate any stockholder proposal, provided, however, that the limitation contained in this paragraph (C) shall not apply to any matter to be voted on by the Company's stock-holders that is not initiated or proposed by any member of the Purchaser Group or any Affiliate thereof or the solicitation by any member of the Purchaser Group of proxies for the election to the Board of Directors of the Company of any Purchaser Designee;

                                      (D)  except as permitted by the
                       Certificate of Amendment or this Agreement, call or seek to have called any meeting of the stock-holders of the Company; or

                                      (E)  otherwise act, directly or
                       indirectly, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of the Company, or solicit, propose, seek to effect or negotiate with the Company or any other person with respect to any form of business combination transaction with the Company or any affiliate thereof (other than an Other Entity with respect to which any member of the Purchaser Group or any affiliate thereof shall have filed a Schedule 13D with the SEC with respect to any class of equity securities of such Other Entity prior to the public announcement of the Company's intent to consummate a business transaction with such Other Entity) or any restructuring, recapitalization or similar trans-action with respect to the Company or any affi-liate thereof (except as aforesaid), or solicit, make or propose or encourage or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any Restricted Securities (other than an exchange of shares of Series E Preferred Stock for Conversion Shares or the exchange of Shares or Option Shares for Exchange Notes as contemplated by the Certificate of Amendment) or disclose an intent, purpose, plan or proposal with respect to the Company or any Restricted Securities inconsis-tent with the provisions of this Section 7.1, including an intent, purpose, plan or proposal that is conditioned on or would require the Company to waive the benefit of, or amend, any provisions of this Section 7.1, or assist, parti-cipate in, facilitate, encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing; provided, however, that
                                                --------  -------
                       it is agreed that nothing herein shall affect the right of any Purchaser Designee (i) to act as a member of the Board of Directors of the Company or any committee thereof and (ii) to take any action necessary or advisable to carry out his obliga-tions as a director of the Company.

             Notwithstanding the foregoing, if any breach of Sec-tion 7.1(A) caused by an acquisition of a non-material amount of Restricted Securities shall have been cured within 30 days after the Purchaser becomes aware of such breach, then no breach of this Section 7.1 shall be deemed to have occurred.

                            7.2  Voting and Other Rights.  Nothing in
                                 -----------------------
             this Section 7 shall preclude members of the Purchaser Group, (A) from exercising the voting and other rights granted to the Purchasers pursuant to this Agreement or any of the Transaction Documents or (B) in the case of any proposed merger, sale of assets or similar transaction that under the Certificate of Amendment requires a vote of the holders of Restricted Securities and has been approved or recommended by the Board of Directors of the Company, or in the case of a tender or exchange offer made without encouragement by or the participation of the Purchaser or any of its affiliates (if the Board of Directors of the Company shall send to shareholders a statement that the Board of Directors (i) recommends approval of such tender or exchange offer, or (ii) is neutral with respect to such tender or exchange offer) from making an offer to the Board of Directors of the Company, in respect of such transaction, upon terms more favorable to the Company or its stockholders than those of the other transaction, as proposed.

                            7.3  Standstill Period.  As used herein, the
                                 -----------------
             term "Standstill Period" shall mean the period from the date that the Closing occurs until the earliest to occur of (each a "Termination Event"):

                                      (A)  the date that is the fifth
                       anniversary of the Closing Date;

                                      (B)  the designation of any date as
                       the termination date of the Standstill Period by a majority of the directors of the Company (exclud-ing any Purchaser Designees and any directors elected by the holders of Shares or Option Shares pursuant to the Certificate of Amendment) at a duly convened meeting thereof or by all of the directors of the Company by written consent;

                                      (C)  the Company's breach of any of
                       its material obligations contained in the Registration Rights Agreement;

                                      (D)  default in the payment of
                       principal or interest when due (whether at maturity, upon acceleration or otherwise) after the expiration of any grace periods applicable thereto with respect to indebtedness of the Company or any of its Subsidiaries for money borrowed having an aggregate outstanding principal amount of $25,000,000 or more;

                                      (E)  the date on which the full
                       amount of dividends payable on the Series E
                       Preferred Stock, the Series F Preferred Stock or the Series G Preferred stock for any two quarterly dividend periods shall not have been paid; provided, however, that this paragraph (E) shall
                       --------  -------
                       not be a Termination Event with respect to any provision of Section 7.1 except the provisions contained therein prohibiting the Purchaser or its Affiliates from making a tender offer for all the outstanding shares of Common Stock or entering into an agreement of merger or consolidation (including soliciting, making, proposing or negotiating with respect thereto, or announcing an interest to make such a tender offer or to consummate such a merger or consolidation);

                                      (F)  the date on which the full
                       amount of dividends payable on the Series E
                       Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock for any six quarterly dividend periods shall not have been paid;

                                      (G)  the Company or any of its
                       Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") that, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition not controverted within 10 days, or is not dismissed within 60 days after commencement of the case, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any of its Subsidiaries, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, rehabilitation, dissolu-tion, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Company or such Subsidiary, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or any order of relief or other order approving any such case or proceeding is entered, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts, generally as they become due, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries shall call a general meeting of its creditors with a view to arranging a composition or adjustment of its debts, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect;

                                      (H)  without encouragement by or
                       the participation of the Purchaser or any of its Affiliates, the acquisition by any person or 13D Group (other than members of the Purchaser Group or Affiliates thereof) of, the commencement of a tender offer by such person or 13D Group for, or the public announcement of an intention to acquire, Restricted Securities which, if added to the Restricted Securities (if any) already owned by such person or 13D Group, would represent thirty percent (30%) or more of the total voting power (including rights to acquire voting power) of the Company's Restricted Securities, or the receipt by such person or 13D Group of the Company's agreement or consent to make such acquisition; provided, however, that such a public
                                    --------  -------
                       announcement or commencement of a tender offer shall end the Standstill Period only if such person or 13D Group shall have received the Company's agreement or consent to make such intended acquisition, and such a tender offer shall terminate the Standstill Period only if and when the Board of Directors of the Company shall send to shareholders a statement that the Board of Directors (i) recommends approval of such tender offer or (ii) is neutral with respect to such tender offer; or

                                      (I)  the failure of any of the
                       Purchaser Designees to be elected to the Board of Directors of the Company or to be appointed to any committee thereof in accordance with Section 6.17.

             Notwithstanding the foregoing, if, in accordance with
             Section 6.1, a transferee of the Purchaser is required to agree to be bound by the provisions of this Section 7.1, such agreement shall also provide that the events described in paragraph (E), (F) or (I) shall not be a Termination Event with respect to such transferee and its Affiliates.

                       8.   INDEMNIFICATION.

                            8.1  Indemnification by the Company.  In
                                 ------------------------------
             addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Initial Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an

             "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Liabilities") resulting from any breach of any covenant, agreement, representation or warranty of the Company in this Agreement or any legal, administrative or other actions brought by any person or entity, proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, any Transaction Document, the transactions contemplated hereby or thereby, or any indemnified person's role therein or in the transactions contemplated hereby or thereby; provided,
                                                              --------
             however, that the Company shall not be liable under this
             -------
             Section 8.1: (i) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld) or (ii) to the extent that it is finally judicially determined that such Liabilities resulted primarily from a breach by the Purchaser of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or the willful misconduct of the Purchaser; provided further, that if and
                                          -------- -------
             to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for Liabilities as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party.

                            8.2  Notification.  Each indemnified party
                                 ------------
             under this Section 8 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under this Section 8, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability that it may have to such indemnified party
             (A) other than pursuant to this Section 8 or (B) under this
             Section 8 unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided,
                                                                --------
             however, that any indemnified party may, at its own expense,
             -------
             retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (i) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (ii) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that (1) any
                                       --------  -------
             such separate counsel employed by the indemnified party at the Company's expense shall be reasonably satisfactory to the Company, (2) the indemnified party will not, without the prior written consent of the Company, settle, compromise or consent to the entry of any judgment in such action or proceeding unless such settlement, compromise or consent includes an unconditional release of the Company from all liability arising or that may arise out of such action or proceeding relating to any matter subject to indemnification hereunder and (3) in no event shall the Company be required to pay fees and expenses under this Section 8 for more than one firm of attorneys representing the indemnified parties in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that the Company will not, without the prior written consent of the Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or pro-ceeding relating to any matter subject to indemnification hereunder unless such settlement, compromise or consent includes an unconditional release of the Purchaser and each other indemnified party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

                            8.3  Registration Rights Agreement.  Notwith-
                                 -----------------------------
             standing anything to the contrary in this Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                       9.   TERMINATION.

                            9.1  Termination.  This Agreement may be
                                 -----------
             terminated at any time prior to the Closing:

                       (A) by mutual written consent of the Company and the Purchaser;

                       (B)  by the Company or the Purchaser, if the
             Closing shall not have occurred on or before February 28, 1995; provided, however, that the right to terminate this
                   --------  -------
             Agreement under this clause (B) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the closing to occur on or before such date;

                       (C)  by the Company or the Purchaser, if any
             judgment, injunction, order or decree enjoining the Pur-chaser or the Company from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the
                                             --------  -------
             party seeking to terminate this Agreement pursuant to this clause (C) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

                       (D)  by the Company or the Purchaser if the
             Company has entered into a definitive agreement with respect to a Control Transaction;

                       (E) by the Purchaser if there has been a material breach of any representation, warranty or material covenant or agreement of the Company which is incurable, or which is not cured on or prior to the Closing Date;

                       (F) by the Company if there has been a material breach of any representation, warranty, or material covenant or agreement of the Purchaser contained in this Agreement, which breach is incurable or has not been cured on or prior to the Closing Date;

                       9.2  Effect of Termination.   If this Agreement is
                            ---------------------
             terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (A) to the extent such termina-tion results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement and (B) that the representation contained in Section 4.18 and the covenants and agreements contained in Sections 6.10, 6.12, 8, 13.1 and 13.2 shall survive the termination hereof.

                       10.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
             COVENANTS.

                       Notwithstanding any right of the Purchaser fully
             to investigate the affairs of the Company and notwithstand-ing any knowledge of facts determined or determinable by the Purchaser pursuant to such investigation or right of inves-tigation, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement. All such representa-tions, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder, except that the representations and warranties shall survive only for a period of two years from the Closing.

                       11.  PERFORMANCE; WAIVER.

                       The provisions of this Agreement (including this
             Section 11) may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given by written instrument executed and delivered by the Company and (A) prior to the Closing, by the Purchaser and (B) after the Closing by the holder or holders of the Shares representing 66-2/3% of the aggregate outstanding Shares, including Conversion Shares (if Exchange Notes issued with respect to the Shares are outstanding such percentage shall be calculated on the basis of the aggregate principal amount of such Exchange Notes). The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all purposes and at all times by the parties to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision of any other provision or as a waiver of the provision itself.

                       12.  SUCCESSORS AND ASSIGNS.

                       All covenants and agreements contained in this
             Agreement by or on behalf of the parties hereto shall bind, and inure the benefit of, the respective successors and assigns of the parties hereto; provided, however, that the
                                            --------  -------
             rights and obligations of either party hereto may not be assigned without the prior written consent of the other parties except that (A) prior to the Closing, the Purchaser may assign all or any portion of its right to purchase the Shares (and the corresponding obligations) to one or more Affiliates of Insurance Partners, L.P. or Insurance Partners (Bermuda), L.P., in which event the Purchaser will be relieved of its obligations hereunder to the extent so assumed by such Affiliate or Affiliates and such Affiliate or Affiliates will be considered to be included within each of the term "Purchaser" and "Initial Purchaser" for all purposes of this Agreement and (B) assignments of all or a portion of the Purchaser's rights and obligations hereunder may be made by the Purchaser in connection with transfers permitted under clause (1) or (2) of Section 6.1, in which event the assigning Purchaser shall be relieved of its obligations to the extent so assigned by the transferee. Each such assignment shall be made by such assignee and assignor, as the case may be, and the Company executing an Assignment Agreement pursuant to which the assignee shall expressly agree to become a party to this Agreement and to be bound by the terms of this Agreement.

                       13.  MISCELLANEOUS.

                            13.1  Notices.  All notices or other
                                  -------
             communications given or made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).

                       If to the Company:

                            The Continental Corporation
                            180 Maiden Lane
                            New York, New York  10038
                            Telecopy:   (212) 440-3857
                            Attention:  Chief Executive Officer
                       with a copies to:

                            The Continental Corporation
                            180 Maiden Lane
                            New York, New York 10038
                            Telecopy:   (212) 440-3857
                            Attention:  General Counsel

                            Debevoise & Plimpton
                            875 Third Avenue
                            New York, New York  10022
                            Telecopy:   (212) 909-6836
                            Attention:  Edward A. Perell

                       If to the Purchaser:
                            TCC-PS Limited Partnership
                            c/o Insurance Partners Advisors, L.P.
                            One Chase Manhattan Plaza
                            44th Floor
                            New York, New York  10005
                            Telecopy:   (212) 898-8720
                            Attention:  Daniel L. Doctoroff

                       with a copy to:

                            Paul, Weiss, Rifkind, Wharton & Garrison
                            1285 Avenue of the Americas
                            New York, New York  10019-6064
                            Telecopy:   (212) 757-3990
                            Attention:  Marilyn Sobel, Esq.

             or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.

                            13.2  Expenses.  Whether or not the Shares
                                  --------
             are sold to the Purchaser or this Agreement is terminated, the Company agrees to pay all Transaction Expenses (whether or not incurred prior to the date hereof); provided,
                                                        --------
             however, that (A) if this Agreement is terminated pursuant
             -------
             to Section 9.1(D), then the provisions of Section 6.10 (and not this Section 13.2) shall apply and (B) the Company shall have no obligation to pay any Transaction Expenses if (i) the Purchaser fails to close the transactions contemplated hereby upon satisfaction of its closing conditions set forth in Section 3.1 hereof or (ii) the Company terminates this Agreement pursuant to Section 9.1(F). Notwithstanding the foregoing, the Company will not be required to pay any

             Transaction Expenses with respect to any advisor of the Purchaser or its Affiliates engaged thereby after the date hereof unless the Company has consented to such engagement (which consent shall not be unreasonably withheld). Whether or not the Shares are sold to the Purchaser or this Agreement is terminated, the Company shall pay all of the fees and expenses of its advisors, attorneys, accountants, and investment bankers incurred in connection with the transactions contemplated hereby.

                            13.3  Governing Law.  THIS AGREEMENT SHALL BE
                                  -------------
             GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                            13.4  Severability.  If any term, provision,
                                  ------------
             covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforce-able, each of the Company and the Purchaser directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

                            13.5  Headings; Interpretation.  The index
                                  ------------------------
             and section headings herein are for convenience only and shall not affect the construction hereof. References to sections means sections of this Agreement unless the context otherwise requires. References to herein or hereof mean this Agreement.

                            13.6  Entire Agreement.  This Agreement
                                  ----------------
             embodies the entire agreement between the parties relating to the subject matter hereof and any and all prior oral or written agreements, representations or warranties, con-tracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and the Purchaser, or between or among any agents, representa-tives, parents, Subsidiaries, Affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof.

                            13.7  Counterparts.  This Agreement may be
                                  ------------
             executed in counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

                            13.8 Letter Agreement.   Upon consummation of
                                 ----------------
             the purchase of the Shares as contemplated hereby, the Letter Agreement dated June 30, 1994 between Insurance Partners Advisors, L.P. and the Company shall automatically terminate and be of no further force and effect.

                       IN WITNESS WHEREOF, the parties hereto have
             executed this Agreement.

                                   THE CONTINENTAL CORPORATION


                                   By:/s/ John P. Mascotte
                                      -----------------------------------
                                      Name:   John P. Mascotte
                                      Title:  Chairman



                                   TCC-PS LIMITED PARTNERSHIP

                                   By: TCC-PS GENPAR, INC., its
                                       General Partner


                                   By: /s/ Daniel L. Doctoroff
                                      -----------------------------------
                                      Name:   Daniel L. Doctoroff
                                      Title:  President

                                                               Schedule 1
                                                               ----------

                                Material Subsidiaries
                                ---------------------

                       With respect to the definition of "Material
             Subsidiary" in Section 1 of the Stock Purchase Agreement, between The Continental Corporation (the "Company") and TCC-PS Limited Partnership, dated as of October 13, 1994, the following Subsidiaries of the Company shall be included:

             Boston Old Colony Insurance Company
             The Buckeye Union Insurance Company
             Casualty Insurance Company
             Commercial Insurance Company of Newark, N.J.
             The Continental Insurance Company
             The Continental Insurance Company of New Jersey the Continental Insurance Company of Puerto Rico
             Continental Reinsurance Corporation
             Continental Reinsurance Corporation International Limited East River Insurance Company, Ltd.
             East River Insurance Company (Bermuda) Ltd.
             The Fidelity and Casualty Company of New York
             Firemen's Insurance Company of Newark, New Jersey
             Hong Kong Fire Insurance Company Limited
             The Glens Falls Insurance Company
             Kansas City Fire and Marine Insurance Company
             The Mayflower Insurance Company, Ltd.
             National-Ben Franklin Insurance Company of Illinois
             Niagara Fire Insurance Company
             Pacific Insurance Company
             Workers' Compensation and Indemnity Company of California

                                               EXHIBIT A




                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                         OF THE CONTINENTAL CORPORATION
                        UNDER SECTION 805 OF THE BUSINESS
                                 CORPORATION LAW
                        ---------------------------------


          The undersigned, being the President and the Secretary, respectively, of The Continental Corporation, hereby certify and set forth:

          1. The name of the corporation is THE CONTINENTAL CORPORATION (the "Corporation").

          2. The certificate of incorporation of the Corporation was filed by the Department of State on the 15th day of May, 1968.

          3. The certificate of incorporation of the Corporation is hereby amended, pursuant to section 502 of the Business Corporation Law, by the addition of a provision stating the number, designation, relative rights, preferences and limitations of the shares of (i) a series of Cumulative Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), (ii) a series of Cumulative Preferred Stock, Series F (the "Series F Preferred Stock") and (iii) a series of Cumulative Preferred Stock, Series G (the "Series G Preferred Stock"). Each of the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock was established by a resolution adopted by a majority vote of the board of directors of The Continental Corporation at a meeting of the board duly called and held on ________________. The text of that resolution is set forth below:

          RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of Article 5 of the Certificate of Incorporation, three series of the class of authorized Preferred Stock, par value $4.00 per share, of the Corporation are hereby created and that the number of shares and the designations, relative rights preferences and limitations of the shares of each such series, and the qualifications, limitations and restric-tions thereof are as follows:

Article 1 Series E Preferred Stock.
          ------------------------

Section 1  Designation and Number.
           ----------------------

          (a) The shares of such series shall be designated as "Cumulative Convertible Preferred Stock, Series E" (the "Series E Preferred Stock"). The number of shares initially constituting the Series E Preferred Stock shall be ________,1/ which number may be decreased (but not increased) by the Board of
         -
Directors without a vote of stockholders; provided, however, that such number
                                          --------  -------
may not be decreased below the number of then outstanding shares of Series E Preferred Stock.

          (b) The Series E Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank pari passu
                                                                  ---- -----
with the Corporation's $2.50 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), $2.50 Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"), Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"), Cumulative Preferred Stock, Series G (the "Series G Preferred Stock") and the New Preferred Stock (if any) (the Series A Preferred Stock, Series B Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and New Preferred Stock (if any) are collectively defined for the purposes of this Article 1 as the "Other Preferred Stock") and prior to all other classes and series of capital stock of the Corporation now or hereafter authorized including, without limitation, the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock").

          (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article 4 below.







































             --------------------

             1/   Such number so that on the date of issue the shares of
             -
                  Series E Preferred Stock shall be convertible into 19.9% of the outstanding Common Stock determined in accordance with New York Stock Exchange Rules.

Section 2  Dividends and Distributions.
           ---------------------------

          (a) The holders of shares of Series E Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation other than the Other Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to 9.75% (subject to increase pursuant to Section 2(b)), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the Business Day immediately preceding the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the Business Day immediately preceding [December 31, 1994];2/ provided, however, that with respect to such first Quarterly
          -  --------  -------
Dividend Payment Date, the holders of shares of Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, a cumulative cash dividend in respect of each share of Series E Preferred Stock in the amount of (i) 9.75% (or the then effective annual rate) of the Liquidation Preference multiplied by (ii) a fraction equal to (A) the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Pay-ment Date divided by (B) 360. No interest shall be payable in respect of any dividend payment on the Series E Preferred Stock that may be in arrears.

          (b) If (i) within 45 days of the Issue Date, the Corporation has not delivered to each holder of shares of Series E Preferred Stock a Private Placement Memorandum or a Registration Statement on Form S-3 (if the Corporation is then eligible to use Form S-3) with respect to the private placement or public offering of the New Preferred Stock or the New Senior Notes, (ii) the Corporation shall have delivered to the holder a draft of a Registration Statement on Form S-3 (if the Corporation is then eligible to use Form S-3) pursuant to clause (i), and such Registration Statement shall not have been filed with the Securities and Exchange






































- --------------------

2/   Assumes closing on or prior to December 31, 1994; otherwise date(s) will be
- -
     appropriately adjusted.

Commission within 30 days after the Issue Date, (iii) a private placement or public offering of the New Preferred Stock or the New Senior Notes, pursuant to which the Corporation shall receive at least $100,000,000 in gross proceeds is not consummated within 210 days after the Issue Date or (iv) the annual dividend rate on the New Preferred Stock or the annual interest rate on the New Senior Notes, as applicable, exceeds 13%, then the annual rate of the cumulative cash dividends shall be increased to a rate of 11.75%, effective (w) in the case of clause (i), the date that is forty-five days after the Issue Date, (x) in the case of clause (ii), the date that is 30 days after the Issue Date, (y) in the case of clause (iii), the date that is 210 days after the Issue Date and (z) in the case of clause (iv), the date of the issuance of the New Preferred Stock or the New Senior Notes, as applicable. If on any date (A) all of the Purchaser Designees shall not have been elected to the Corporation's Board of Directors or any such Purchaser Designees shall not have been appointed to the committees of the Corporation's Board of Directors, in accordance with the provisions of
Section 6.17 of the Securities Purchase Agreement, (B) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Series E Preferred Stock for six quarterly dividend periods, (C) the Corporation shall have failed to satisfy its obligation to convert shares of Series E Preferred Stock pursuant to Section 10 or (D) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred then, effective as of the date of such failure or breach, the annual rate of the cumulative cash dividends shall be increased to a rate of 11.75% and shall remain at such rate until such time as (1) the Purchaser Designees shall have been elected to the Corporation's Board of Directors and appointed to the committees of the Corporation's Board of Directors in accordance with the provisions of Section 6.17 of the Securities Purchase Agreement, (2) all dividends accrued to date on the Series E Preferred Stock shall have been declared and paid in full, (3) any conversion obligation provided in Section 10 that has become due shall have been fully satisfied or
(4) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time the annual rate of the cumulative cash dividends shall be reduced to a rate of 9.75%, subject to being increased to a rate of 11.75% in the event of each and every subsequent event of the character indicated above.

          (c) Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series E Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (d) The holders of shares of Series E Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.


Section 3  Voting Rights.
           -------------

          In addition to any voting rights provided by law, the holders of shares of Series E Preferred Stock shall have the following voting rights:

          (a) Except as otherwise required by applicable law so long as the Series E Preferred Stock is outstanding, each share of Series E Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series E Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Series E Preferred Stock into Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

          (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series E Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series E Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series E Preferred Stock, (ii) amend, alter or repeal the Certificate of Incorporation so as to affect the shares of Series E Preferred Stock adversely or (iii) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person, or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation; provided, however, that no separate vote of the holders of Series E Preferred
- --------  -------
Stock shall be required to effect any of the transactions described in clause
(iii) above unless such transaction would either require a class vote pursuant to clause (i) or (ii) above or would require a vote by any shareholders of the Corporation; provided further, that no separate vote of the holders of the
             -------- -------
Series E Preferred Stock as a class shall be required in the case of a recapitalization, reorganization, consolidation or merger of, or sale by, the Corporation if (A)(a) such recapitalization, reorganization, consolidation, merger or sale constitutes a Specified Corporate Action, (b) the Corporation has sufficient funds legally available to it (after giving effect to such transaction) to redeem, at the then applicable price hereunder and pursuant to the terms hereof, all the outstanding shares of Series E Preferred Stock,
(c) such redemption shall not be prohibited by any agreement to which the Corporation or any of its Subsidiaries is a party, by applicable law or otherwise, (d) the Board of Directors of the Corporation, including a majority of the directors who are not officers or employees of the Corporation, shall have adopted a resolution confirming that such funds are available and that the holders of Series E Preferred Stock have the right to require such redemption and (e) the Corporation shall have set aside sufficient funds to redeem through the Mandatory Redemption Date the shares of Series E Preferred Stock held by such holders (except that no funds need be set aside with respect to such shares held by any such holder who has theretofore notified the Corporation (whether pursuant to Section 6(c) or otherwise) that it will not require redemption of such shares) or (B) (1) the Corporation shall be the resulting or surviving corporation, (2) the resulting or surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger) or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Parity Stock) as may be issued in exchange therefor),
(3) each holder of shares of Series E Preferred Stock immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation, (4) after such recapitalization, reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof, any of the Material Provisions of the Securities Purchase Agreement or any of its material obligations under the Registration Rights Agreement and (5) all or substantially all the holders of the outstanding shares of capital stock of the Corporation immediately prior to such consolidation or merger are entitled to receive shares representing 50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors.

          (c) If on any date (i) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock for six quarterly dividend periods or (ii) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred, then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Series E Preferred Stock shall have, in addition to the other voting rights set forth herein with respect to the Series E Preferred Stock, the exclusive right, together with the holders of Series F Preferred Stock and Series G Preferred Stock, voting separately as a single class together with the holders of Series F Preferred Stock and Series G Preferred Stock, to elect two directors of the Corporation to fill such newly created directorship, by written consent as provided herein, or at a special meeting of such holders called as provided herein. Any such additional directors shall continue as directors (subject to reelection or removal as provided in Section 3(d)(ii)) and the holders of Series E Preferred Stock shall have such additional voting rights until such time as (A) dividends then payable on the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have been declared and paid in full or (B) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time such additional directors shall cease to be directors, the number of directors constituting the Board of Directors shall be reduced by two and such additional voting rights of the holders of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

          (d) (i)   The foregoing right of holders of shares of Series E
Preferred Stock to take any action as provided in Section 3(c) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

          So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the aggregate outstanding shares of Series E Preferred Stock, Series F Preferred Stock and Series G preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

               (ii) At each meeting of stockholders at which the holders of shares of Series E Preferred Stock shall have the right, voting separately as a single class together with the holders of Series F Preferred Stock and Series G Preferred Stock, to elect two directors of the Corporation as provided in Sec-tion 3(c) or to take any action, the presence in person or by proxy of the holders of record of one-third of the total aggregate number of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, in each case then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

               (A) the absence of a quorum of the holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, shall not prevent the election of directors other than those to be elected by the holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, or the taking of any action as provided in Section 3(c); and

               (B) in the absence of a quorum of the holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          For taking of any action as provided in Section 3(b) or Section 3(c) by the holders of shares of Series E Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Series E
                              --------  -------
Preferred Stock, Series F Preferred Stock or Series G Preferred Stock held by the Corporation or any Subsidiary of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

          Each director elected by the holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, as provided in
Section 3(c) shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

          If any director so elected by the holders of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall cease to serve as a director before his term shall expire (except by reason of the termination of the voting rights accorded to the holders of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, in accordance with Section 3(c)), the holders of the Series E Preferred Stock, Series F Preferred Stock and
Series G Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

          Any director elected by the holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a separate class, may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the aggregate outstanding shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock at the time of removal. A special meeting of the holders of shares of Series E Preferred Stock and Series F Preferred Stock and Series G Preferred Stock, may be called in accordance with the procedures set forth in Section 3(d)(i).

Section 4  Certain Restrictions.
           --------------------

          (a) So long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not declare or make any Restricted Payment.

          (b) Whenever quarterly dividends payable on shares of Series E Preferred Stock as provided in Section 2(a) are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series E Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have converted shares of Series E Preferred Stock at a time required by Section 10, at such time and thereafter until all conversion obligations provided in
Section 10 that have come due shall have been satisfied or all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Mandatory Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not:
(A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series E Preferred Stock and all Parity Stock on which dividends are payable and in arrears, in proportion to the total amounts to which the holders of all shares of the Series E Preferred Stock and Parity Stock are then entitled.

          (c) Whenever dividends payable on shares of Series E Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series E Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have converted shares of Series E Preferred Stock at a time required by Section 10, at such time and thereafter until all conversion obligations provided in Section 10 that have come due shall have been satisfied or all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Mandatory Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of
              --------  -------
Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series E Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, or otherwise acquire shares of Series E Preferred Stock and shares of such Parity Stock.

          (d) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(c), purchase such shares at such time and in such manner.

Section 5  Optional Redemption.
           -------------------

          (a) (i) The Corporation shall not have any right to redeem any shares of Series E Preferred Stock prior to __________, 20013/. Thereafter,
                                                            -
so long as shares of Common Stock shall have traded on the New York Stock Exchange (or another national securities exchange or on Nasdaq) on each trading day during a 30-consecutive trading day period (each of which trading days shall be after _________, 20013/ and no more than 5 Business Days prior to the date
                        -
notice is given of an Optional Redemption (as defined below)) and had a Closing Price on at least 20 of such trading days in excess of 150% of the Conversion Price in effect on such trading day, subject to the restrictions contained in
Section 4, the Corporation shall have the right, at its sole option and election, to redeem (the "Optional Redemption") all or a portion of the shares of Series E Preferred Stock, on not more than 45 nor less than 30 days' notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share) plus (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds:








































- --------------------

3/   Assumes closing on or prior to December 31, 1994; otherwise date(s) will be
- -
     appropriately adjusted.

                                Optional Redemption Price
          If Redeemed               as a Percentage of
     During the Period3/:         Liquidation Preference
     ------------------           ----------------------
 __________, 2001 to                     102.775%
 __________, 2002

 __________, 2002 to                     101.850%
 __________, 2003

 __________, 2003 to                     100.925%
 __________, 2004
 __________, 2004 and                      100%
 thereafter



               (ii) If the Corporation shall determine to redeem less than all the shares of Series E Preferred Stock then outstanding pursuant to paragraph (i), the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series E Preferred Stock then held by such holder bears to the total number of shares of Series E Preferred Stock then outstanding.

              (iii) Notwithstanding the foregoing, any shares of Series E Preferred Stock redeemed pursuant to this Section 5(a) at a time when the Corporation would be required to redeem the shares of Series E Preferred Stock pursuant to Section 6 shall be redeemed at a price equal to the price to be paid pursuant to Section 6.

          (b) Notice of any Optional Redemption shall specify the Optional Redemption Date, the Optional Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series E Preferred Stock, that on and after the date of such Optional Redemption dividends will cease to accrue on such shares, the then effective Conversion Price and that the right of holders to convert shares of Series E Preferred Stock shall terminate at the close of business on the Business Day immediately preceding the Optional Redemption Date (unless the Corporation defaults in the payment of the Optional Redemption Price) and be given by publication in a newspaper of general circulation in the Borough of

Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 45, days prior to the Optional Redemption Date; and, in any case, a similar notice shall be mailed at least 30, but not more than 45, days prior to the Optional Redemption Date to each holder of shares of Series E Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series E Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series E Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series E Preferred Stock to be closed, not more than 60 days or less than 45 days prior to the Optional Redemption Date.

          (c) On the date of any Optional Redemption that is specified in a notice given pursuant to Section 5(b), the Corporation shall, and at any time after such notice shall have been mailed and before the Optional Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series E Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Optional Redemption Price. In the event that moneys are deposited pursuant to this Section 5(c) in respect of shares of Series E Preferred Stock that are converted in accordance with the provisions of
Section 10, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

          (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Sec-
tion 5(c) in respect of shares of Series E Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Optional Redemption Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series E Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the Business Day immediately preceding the Optional Redemption Date (and to receive accrued and unpaid dividends thereon), in accordance with Section 10; provided, however,
                                                          --------  -------
that if the Corporation shall default in the payment of the Optional Redemption Price the shares of Series E Preferred Stock shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series E Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series E Preferred Stock.

          (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series E Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred Stock. On or after the Optional Redemption Date, each holder of the shares called for redemption, subject to their right to convert shares of Series E Preferred Stock as provided in section 10, shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Optional Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

Section 6  Mandatory Redemption at the Option of the Holder.
           ------------------------------------------------

          (a) If one or more events constituting a Specified Corporate Action shall occur, each holder of shares of the Series E Preferred Stock shall have the right, on the date specified in Section 6(b) (the "Mandatory

Redemption Date"), to require the Corporation to redeem (a "Mandatory Redemption") all or any part of the shares of Series E Preferred Stock then held by such holder as such holder may elect at a price per share (the "Mandatory Redemption Price") equal to (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share) plus (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Mandatory Redemption Date, in immediately available funds:



       If the Mandatory         Mandatory Redemption Price
        Redemption Date             as a Percentage of
       Occurs During the          Liquidation Preference
       -----------------        --------------------------
           Period4/:
           -------
 __________, 1994 to                      110.4%
 __________, 1995

 __________, 1995 to                      116.8%
 __________, 1995

 __________, 1995 to                      126.7%
 __________, 1996
 __________, 1996 and there-              138.0%
 after


          (b) The date fixed for each Mandatory Redemption shall be fixed by the Corporation and shall be no less than 60 days or more than 90 days following the occurrence of the Specified Corporate Action giving rise thereto (or, in the case of a Specified Corporate Action described in clause (iii) of the definition of "Specified Corporate Action," no less than 60 days or more than 90 days following the date on which the Corporation obtains actual knowledge of such Specified Corporate Action). The Corporation shall, within 5 days of the occurrence of a Specified Corporate Action (or, in the case of a Specified Corporate Action described in clause (iii) of the definition of "Specified Corporate Action," within 5 days of the date on which the Corporation obtains actual knowledge of such Specified Corporate Action), give notice thereof by publication in a newspaper of general circulation in the Borough of Manhattan, The City
































- --------------------

4/   Assumes closing on or prior to December 31, 1994; otherwise dates will be
- -
     appropriately adjusted.

of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), and, in any case, a similar notice shall be mailed to each holder of shares of the Series E Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall specify the Specified Corporate Action that has occurred and the date of such occurrence, the place or places of payment, the then effective Mandatory Redemption Price and Conversion Price and the date the right of such holder to require a Mandatory Redemption shall terminate.

          (c) If the notice sent by the Corporation pursuant to Section 6(b) shall contain (i) a form inquiring as to whether a holder of shares of Series E Preferred Stock intends to surrender the certificate(s) representing such shares for redemption pursuant to this Section 6 and (ii) a stamped self-addressed envelope for return of such form to the Corporation or its designee, within ten Business Days of such notice, each holder shall return such inquiry form to the Corporation and shall indicate in such form the proportion of such holder's shares of Series E Preferred Stock that will be surrendered for redemption pursuant to this Section 6. If such notice shall indicate that if a holder does not respond prior to ten Business Days after the date of such notice that such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series E Preferred Stock held by such holder for purposes of Section 3(b) and such holder does not respond to the Corporation's inquiry prior to ten Business Days after the date of such notice, such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series E Preferred Stock held by such holder for purposes of Section 3(b). Nothing contained in this Section 6(c) shall affect the right of a holder of Series E Preferred Stock to require the Corporation to redeem such shares pursuant to Section 6(a).

          (d) On the date fixed for any Mandatory Redemption, each holder of shares of Series E Preferred Stock who elects to have shares of Series E Preferred Stock held by it redeemed shall surrender the certificate representing such shares to the Corporation at the place designated in such notice together with an election to have such redemption made and shall thereupon be entitled to receive payment therefor provided in this Section 6. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of such redemption (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series E Preferred Stock so redeemed shall cease and terminate, excepting only the right to receive the Mandatory Redemption Price therefor; provided, however,
                                                              --------  -------
that if the Corporation shall default in the payment of the Mandatory Redemption Price the shares of Series E Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series E Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series E Preferred Stock.

Section 7  Redemption Upon Maturity.
           ------------------------

          (a)  On __________, 20095/ (the "Maturity Date"), the Corporation
                                  -
shall redeem (the "Maturity Redemption") the remaining outstanding shares of the Series E Preferred Stock at a price per share (the "Maturity Redemption Price") equal to (A) 100% of the Liquidation Preference per share plus (B) an amount equal to accrued and unpaid dividends thereon, whether or not declared or payable, to the Maturity Date, in immediately available funds.

          (b) Notice of the Maturity Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Maturity Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Maturity Date to each holder of shares of Series E Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

          (c) On the Maturity Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Maturity Date the Corporation may, deposit for the benefit of the holders of shares of Series E Preferred Stock the funds necessary for such redemption with a bank or






































- --------------------

5/   Assumes closing on or prior to December 31, 1994; otherwise dates will be
- -
     appropriately adjusted.

trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Maturity Redemption Price. In the event that moneys are deposited pursuant to this Section 7(c) in respect of shares of Series E Preferred Stock that are converted in accordance with the provisions of
Section 10, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any interest accrued and unpaid on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

          (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 7(c) in respect of shares of Series E Preferred Stock to be redeemed pursuant to Section 7(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Maturity Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series E Preferred Stock shall cease and terminate, excepting only the right to receive the Maturity Redemption Price therefor; provided, however, that
                                                         --------  -------
if the Corporation shall default in the payment of the Maturity Redemption Price, the shares of Series E Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series E Preferred Stock until such time as such default shall no longer be continuing.

Section 8  Acquired Shares.
           ---------------

          Any shares of Series E Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation or any of its Subsidiaries in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series E Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $4.00 per share, of the Corporation and, upon the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of preferred stock, par value $4.00 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series E Preferred Stock or Parity Stock unless all of the shares of Series E Preferred Stock issued on the Issue Date shall have already been redeemed, converted or exchanged.


Section 9  Liquidation, Dissolution or Winding Up.
           --------------------------------------

          (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series E Preferred Stock, subject to Section 10, shall have received (A) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share and (B) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series E Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series E Preferred Stock (which amounts are set forth in clauses (A) and (B) above) and Parity Stock are entitled upon such liquidation, dissolution or winding up.

          (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 9.


Section 10  Conversion.
            ----------

          (a) Any holder of Series E Preferred Stock shall have the right, at its option, at any time and from time to time prior to the Maturity Date (but subject to the provisions of Section 10(b)) to convert, subject to the terms and provisions of this Section 10, each share of Series E Preferred Stock into such number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share of Common Stock) for each full share of Series E Preferred Stock as is equal, subject to Section 10(g), to the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any share that shall be called for redemption, such right shall terminate at the close of business on the date of redemption for such share, unless in any such case the Corporation shall default in performance or payment due upon redemption thereof. The Conversion Price shall be $15.00. The Conversion Price shall be subject to adjustment as set forth in Section 10(d). Such conversion right shall be exercised by the surrender of the shares of Series E Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 10(k). All shares of Series E Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and cancelled by it and no shares shall be issued in lieu thereof.

          (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series E Preferred Stock for conversion pursuant to
Section 10(a), the Corporation shall deliver to or upon the written order of the holder of the shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares may be or have been converted in accordance with the provisions of this Section 10. Subject to the following provisions of this paragraph and of
Section 10(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares shall be treated for all purposes as having become the record holder or holders of such Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no
                                             --------  -------
surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day. In case of any Optional Redemption or Maturity Redemption of any shares of Series E Preferred Stock, the right of conversion shall cease and terminate, as to the shares to be redeemed, at the close of business on (A) the Business Day immediately preceding the Optional Redemption Date, in the case of an Optional Redemption or (B) on the Business Day immediately preceding the Maturity Date, in the case of a Maturity Redemption, unless the Corporation shall default in the payment of the applicable redemption price for the shares to be redeemed.

          If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next preceding Business Day.

          (c) To the extent permitted by law, when shares of Series E Preferred Stock are converted, all dividends accrued and unpaid (whether or not declared or currently payable) on the Series E Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion; provided, however, that if shares
                                             --------  -------
being converted are held by a Person other than the original holder or any of its Affiliates and such shares are not "restricted securities" (as defined in Rule 144 under the Securities Act of 1933, as amended), then no such accrued and unpaid dividends shall be payable when such shares are converted.

          (d)  The Conversion Price shall be subject to adjustment as follows:

               (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in Common Stock (other than pursuant to a dividend reinvestment plan approved by the Corporation's Board of Directors), (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares or
(D) issue any shares of its capital stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series E Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series E Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 10(d)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to the opening of business on the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) In case the Corporation shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than (x) options granted to any employee or director of the Corporation pursuant to a stock option plan approved by the shareholders of the Corporation or (y) rights issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement that complies with
Section 10(k))) for a consideration per share less than the Conversion Price then in effect at the record date or issuance date, as the case may be (the "Date") referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 10(d), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of shares of Common Stock that the aggregate consideration (if any of such aggregate consideration is other than cash, as valued by the Board of Directors including a majority of the Directors who are not officers or employees of the Corporation or any of its Subsidiaries, which determination shall be conclusive and described in a resolution of the Board of Directors) for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Conversion Price. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date ("issuance date") of such issuance; provided, however, that the determination as
                                    --------  -------
to whether an adjustment is required to be made pursuant to this Section 10(d)(ii) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided, further, that if any convertible or
                                 --------  -------
exchangeable securities, options, warrants or other rights (or any portions thereof) that shall have given rise to an adjustment pursuant to this Section 10(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of
(x) eliminating from the computation any additional shares of Common Stock cor-responding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

               (iii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged or a redemption of any rights or other securities issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) Permitted Dividends described in clause (B) of the definition thereof and (B) securities for which adjustment is made under Section 10(d)(i) or Section 10(d)(ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation, which determination shall be conclusive) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one); provided, however, that no adjustment shall be made with respect to any
- --------  -------
distribution of rights to purchase securities of the Corporation if the holder of shares of Series E Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series E Preferred Stock into Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this
Section 10(d)(iii) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (iv) In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock, other than an action described in any of Section 10(d)(i) through Section 10(d)(iii), inclusive, or
Section 10(h), then, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation (other than Purchaser Designees or directors elected pursuant to Section 3(c)) in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series E Preferred Stock).

               (v) The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (i), (ii), (iii) and (iv) of this Section 10(d), as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

               (vi) Notwithstanding anything herein to the contrary, no adjustment under this Section 10(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Con-version Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series E Preferred Stock pursuant hereto; provided, however, that any
                                                    --------  -------
such adjustment shall in any event be made no later than three years after the occurrence of the event giving rise to such adjustment.

          (e) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

          (f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series E Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an

Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

          (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series E Preferred Stock. If more than one share of Series E Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series E Preferred Stock so surrendered. If the conversion of any share or shares of Series E Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation on the date of issuance of the certificates representing the shares issued by the Corporation upon such conversion.

          (h) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series E Preferred Stock at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series E Preferred Stock then outstanding shall have the right thereafter to convert such share of Series E Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series E Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series E Preferred Stock upon conversion of the shares of Series E Preferred Stock as provided above. The provisions of this Section 10(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 10(h) and any equivalent thereof in any such certificate are and shall be in addition to, and not in lieu of, the requirements with respect to a Mandatory Redemption.

          (i)  In case at any time or from time to time:

               (A) the Corporation shall declare a dividend (or any other distribution) on its Common Stock (other than a Permitted Dividend);

               (B) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

               (C) there shall be any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

               (D) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series E Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided that in the case of any event to which
                                 --------
Section 10(h) applies, the Corporation shall give at least 10 days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

          (j) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series E Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series E Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series E Preferred Stock.

          (k) The Corporation shall not adopt a shareholders right plan, "poison pill" or similar arrangement unless such plan or arrangement shall provide that (i) each holder of a share of Series E Preferred Stock shall be entitled to receive thereunder, upon conversion of a share of Series E Preferred Stock (in accordance with the terms hereof) prior to the earlier to occur of either the date of redemption of the rights issued under such plan or the date of expiration of the rights issued under such plan, rights for each share of Common Stock issued upon conversion of such share of Series E Preferred Stock in an amount equal to the amount of rights issued with respect to each outstanding share of Common Stock pursuant to such plan and

(ii) if such rights are redeemed prior to the conversion of any share of Series E Preferred Stock into Common Stock, then upon conversion of such share of Series E Preferred Stock the holder thereof shall receive an amount in cash equal to the amount in cash that such holder would have received had he converted such share of Series E Preferred Stock prior to such redemption (unless prior to such conversion the Conversion Price applicable to such share of Series E Preferred Stock shall have been adjusted pursuant to
Section 10(d)(iii) as a result of such redemption).

          (l) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series E Preferred Stock shall be made without charge to the converting holder of shares of Series E Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series E Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax
- --------  -------
that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series E Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

Section 11  Exchange.
            --------

          (a) Subject to the provisions of this Section 11, the Corporation shall have the right, with the consent of the holders of all of the outstanding shares of Series E Preferred Stock (which consent may be withheld for any reason whatsoever), at any time but on only one occasion, to exchange all (but not less than all) of the shares of Series E Preferred Stock for Convertible Subordinated Notes of the Corporation ("Convertible Notes"), at a price per share equal to the Liquidation Preference per share, with the Convertible Notes valued for such purpose at their face value. Simultaneously with such exchange the Corporation shall pay to each holder of Series E Preferred Stock an amount per share in cash equal to all accrued and unpaid dividends thereon, whether or not declared or currently
payable, to the date fixed for exchange thereof.   The Convertible Notes shall
have an annual interest rate equal to the annual dividend rate on Series E Preferred Stock and shall contain other terms substantially similar to the Series E Preferred Stock, including the date of maturity thereof and the right to convert such notes into shares of Common Stock.

          (b) Notice of an exchange of shares of Series E Preferred Stock pursuant to Section 11(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the date fixed for exchange; and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for exchange to each holder at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the exchange of shares of Series E Preferred Stock hereunder the Board of Directors may fix a record date for the determination of shares of Series E Preferred Stock to be exchanged, or may cause the transfer books of the Corporation for the Series E Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for exchange.

          (c) On the date of any exchange being made pursuant to Section 11(a) that is specified in a notice given pursuant to Section 11(b) and is not deemed terminated pursuant to Section 11(b), the Corporation shall, and at any time after the date that is 10 days prior to the date of exchange the Corporation may, deposit for the benefit of the holders of shares of Series E Preferred Stock to be exchanged (i) the Convertible Notes necessary for such exchange and
(ii) an amount in cash equal to all dividends payable with respect thereto upon such exchange with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any Convertible Notes so deposited by the Corporation and unclaimed at the end of two years from the date designated for such exchange shall revert to the Corpo-ration. After such reversion, any such bank or trust company shall, upon demand, return to the Corporation such unclaimed Convertible Notes and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred Stock to be exchanged shall look only to the Corporation for the delivery of the Convertible Notes. In the event that Convertible Notes and moneys are deposited pursuant to this Section 11(c) in respect of shares of Series E Preferred Stock that are converted in accordance with the provisions of
Section 10, such Convertible Notes and moneys shall, upon such conversion, revert to the Corporation and, upon demand, such bank or trust company shall return to the Corporation such Convertible Notes and moneys and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any interest accrued on Convertible Notes deposited pursuant to this Section 11(c) shall accrue for the accounts of, and be payable to, the holders of shares of Series E Preferred Stock to be exchanged therefor.

          (d) Notice of exchange having been given as aforesaid and not having been deemed terminated as aforesaid, upon the deposit of Convertible Notes pursuant to clause (i) of Section 11(c) and the deposit of the cash referred to in clause (ii) of Section 11(c) in respect of shares of Series E Preferred Stock to be exchanged pursuant to Section 11(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of exchange designated in the notice of exchange (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon (except as provided in paragraph (b) above) shall cease to accrue, and (iii) all rights of the holders of shares of Series E Preferred Stock to be exchanged shall cease and terminate, excepting only the right to receive the Convertible Notes therefor, the right to receive the dividends described in paragraph (b) above and the right to convert such shares into shares of Common Stock until the close of business on the Business Day preceding the date of exchange, in accordance with Section 10; provided,
                                                               --------
however, that if the Corporation shall default in the execution and delivery of
- -------
the Convertible Notes, the shares of Series E Preferred Stock that were to be exchanged shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series E Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series E Preferred Stock.


Article 2 Series F Preferred Stock.
          ------------------------

Section 1  Designation and Number.
           ----------------------

          (a) The shares of such series shall be designated as "Cumulative Preferred Stock, Series F" (the "Series F Preferred Stock"). The number of shares initially constituting the Series F Preferred Stock shall be ________,6/ which number may be decreased (but not increased) by the Board of
         -
Directors without a vote of stockholders; provided, however, that such number
                                          --------  -------
may not be decreased below the number of then outstanding shares of Series F Preferred Stock.

          (b) The Series F Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank pari passu
                                                                  ---- -----
with the Corporation's $2.50 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), $2.50 Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"), Cumulative Convertible Preferred Stock,
Series E (the "Series E Preferred Stock"), Cumulative Preferred Stock, Series G (the "Series G Preferred Stock") and the New Preferred Stock (if any) (the Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series G Preferred Stock and New Preferred Stock (if any) are collectively defined for the purposes of this Article 2 as the "Other Preferred Stock") and prior to all other classes and series of capital stock of the Corporation now or hereafter authorized including, without limitation, the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock").

          (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article 4 below.

Section 2  Dividends and Distributions.
           ---------------------------

          (a) The holders of shares of Series F Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation other than the Other Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof







































- --------------------

6/   Such number having an aggregate Liquidation Value equal to $200,000,000
- -
     less the aggregate Liquidation Value of the Series E Preferred Stock.

equal to 9.75% (subject to increase pursuant to Section 2(b)), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the Business Day immediately preceding the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the Business Day immediately preceding [December 31, 1994]7/; provided, however, that with respect to such first Quarterly
         -   --------  -------
Dividend Payment Date, the holders of shares of Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, a cumulative cash dividend in respect of each share of Series F Preferred Stock in the amount of (i) 9.75% (or the then effective annual rate) of the Liquidation Preference multiplied by (ii) a fraction equal to (A) the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Pay-ment Date divided by (B) 360. No interest shall be payable in respect of any dividend payment on the Series F Preferred Stock that may be in arrears.

          (b) If (i) within 45 days of the Issue Date, the Corporation has not delivered to each holder of shares of Series F Preferred Stock a Private Placement Memorandum or a Registration Statement on Form S-3 (if the Corporation is then eligible to use Form S-3) with respect to the private placement or public offering of the New Preferred Stock or the New Senior Notes, (ii) the Corporation shall have delivered to the holder a draft of a Registration Statement on Form S-3 (if the Corporation is then eligible to use Form S-3) pursuant to clause (i), and such Registration Statement shall not have been filed with the Securities and Exchange Commission within 30 days after the Issue Date, (iii) a private placement or public offering of the New Preferred Stock or the New Senior Notes, pursuant to which the Corporation shall receive at least $100,000,000 in gross proceeds is not consummated within 210 days after the Issue Date or (iv) the annual dividend rate on the New Preferred Stock or the annual interest rate on the New Senior Notes, as applicable, exceeds 13%, then the annual rate of the cumulative cash dividends shall be increased to a rate of 11.75%, effective (w) in the case of clause (i), the date







































- --------------------

7/   Assumes closing on or prior to December 31, 1994; otherwise date(s) will be
- -
     appropriately adjusted.

that is forty-five days after the Issue Date, (x) in the case of clause (ii), the date that is 30 days after the Issue Date, (y) in the case of clause (iii), the date that is 210 days after the Issue Date and (z) in the case of clause
(iv), the date of the issuance of the New Preferred Stock or the New Senior Notes, as applicable. If on any date (A) all of the Purchaser Designees shall not have been elected to the Corporation's Board of Directors or any such Purchaser Designees shall not have been appointed to the committees of the Corporation's Board of Directors, in accordance with the provisions of
Section 6.17 of the Securities Purchase Agreement, (B) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Series F Preferred Stock for six quarterly dividend periods, (C) the Corporation shall have failed to satisfy its obligation to convert shares of Series E Preferred Stock pursuant to Article 1, Section 10 or
(D) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred then, effective as of the date of such failure or breach, the annual rate of the cumulative cash dividends shall be increased to a rate of 11.75% and shall remain at such rate until such time as (1) the Purchaser Designees shall have been elected to the Corporation's Board of Directors and appointed to the committees of the Corporation's Board of Directors in accordance with the provisions of Section 6.17 of the Securities Purchase Agreement, (2) all dividends accrued to date on the Series F Preferred Stock shall have been declared and paid in full, (3) any conversion obligation provided in Article 1, Section 10 that has become due shall have been fully satisfied or (4) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time the annual rate of the cumulative cash dividends shall be reduced to a rate of 9.75%, subject to being increased to a rate of 11.75% in the event of each and every subsequent event of the character indicated above.

          (c) Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series F Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series F Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (d) The holders of shares of Series F Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.


Section 3  Voting Rights.
           -------------

          In addition to any voting rights provided by law, the holders of shares of Series F Preferred Stock shall have the following voting rights:

          (a) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series F Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series F Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series F Preferred Stock, (ii) amend, alter or repeal the Certificate of Incorporation so as to affect the shares of Series F Preferred Stock adversely or (iii) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person, or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation; provided, however, that no separate vote of the holders of Series F Preferred
- --------  -------
Stock shall be required to effect any of the transactions described in clause
(iii) above unless such transaction would either require a class vote pursuant to clause (i) or (ii) above or would require a vote by any shareholders of the Corporation; provided further, that no separate vote of the
                                 -------- -------
holders of the Series F Preferred Stock as a class shall be required in the case of a recapitalization, reorganization, consolidation or merger of, or sale by, the Corporation if (A)(a) such recapitalization, reorganization, consolidation, merger or sale constitutes a Specified Corporate Action, (b) the Corporation has sufficient funds legally available to it (after giving effect to such transaction) to redeem, at the then applicable price hereunder and pursuant to the terms hereof, all the outstanding shares of Series F Preferred Stock,
(c) such redemption shall not be prohibited by any agreement to which the Corporation or any of its Subsidiaries is a party, by applicable law or otherwise, (d) the Board of Directors of the Corporation, including a majority of the directors who are not officers or employees of the Corporation, shall have adopted a resolution confirming that such funds are available and that the holders of Series F Preferred Stock have the right to require such redemption and (e) the Corporation shall have set aside sufficient funds through the Specified Corporation Action Redemption Date to redeem the shares of Series F Preferred Stock held by such holders (except that no funds need be set aside with respect to such shares held by any such holder who has theretofore notified the Corporation (whether pursuant to Section 6(a)(iii) or otherwise) that it will not require redemption of such shares) or (B) (1) the Corporation shall be the resulting or surviving corporation, (2) the resulting or surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger) or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Parity Stock) as may be issued in exchange therefor),
(3) each holder of shares of Series F Preferred Stock immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation, (4) after such recapitalization, reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof, any of the Material Provisions of the Securities Purchase Agreement or any of its material obligations under the Registration Rights Agreement and (5) all or substantially all the holders of the outstanding shares of capital stock of the Corporation immediately prior to such consolidation or merger are entitled to receive shares representing 50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors.

          (b) If on any date (i) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Series F Preferred Stock, Series E Preferred Stock or Series G Preferred Stock for six quarterly dividend periods or (ii) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred, then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Series F Preferred Stock shall have, in addition to the other voting rights set forth herein with respect to the Series F Preferred Stock, the exclusive right, together with the holders of Series E Preferred Stock and Series G Preferred Stock, voting separately as a single class together with the holders of Series E Preferred Stock and Series G Preferred Stock, to elect two directors of the Corporation to fill such newly created directorship, by written consent as provided herein, or at a special meeting of such holders called as provided herein. Any such additional directors shall continue as directors (subject to reelection or removal as provided in Section 3(c)(ii)) and the holders of Series F Preferred Stock shall have such additional voting rights until such time as (A) dividends then payable on the Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock shall have been declared and paid in full or (B) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time such additional directors shall cease to be directors, the number of directors constituting the Board of Directors shall be reduced by two and such additional voting rights of the holders of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

          (c) (i)   The foregoing right of holders of shares of Series F
Preferred Stock to take any action as provided in Section 3(b) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

          So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the aggregate outstanding shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

               (ii) At each meeting of stockholders at which the holders of shares of Series F Preferred Stock shall have the right, voting separately as a single class together with the holders of Series E Preferred Stock and Series G Preferred Stock, to elect two directors of the Corporation as provided in Sec-tion 3(b) or to take any action, the presence in person or by proxy of the holders of record of one-third of the total aggregate number of shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, in each case then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

               (A) the absence of a quorum of the holders of shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, shall not prevent the election of directors other than those to be elected by the holders of shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of

     Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, or the taking of any action as provided in Section 3(b); and

               (B) in the absence of a quorum of the holders of shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          For taking of any action as provided in Section 3(a) or Section 3(b) by the holders of shares of Series F Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Series F Preferred Stock, Series E
      --------  -------
Preferred Stock or Series G Preferred Stock held by the Corporation or any Subsidiary of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

          Each director elected by the holders of shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, as provided in
Section 3(b) shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

          If any director so elected by the holders of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock shall cease to serve as a director before his term shall expire (except by reason of the termination of the voting rights accorded to the holders of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, in accordance with Section 3(b)), the holders of the Series F Preferred Stock, Series E Preferred Stock and
Series G Preferred Stock then
outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

          Any director elected by the holders of shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, voting together as a separate class, may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the aggregate outstanding shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock at the time of removal. A special meeting of the holders of shares of Series F Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, may be called in accordance with the procedures set forth in Section 3(c)(i).

Section 4  Certain Restrictions.
           --------------------

          (a) So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not declare or make any Restricted Payment.

          (b) Whenever quarterly dividends payable on shares of Series F Preferred Stock as provided in Section 2(a) are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series F Preferred Stock shall have been paid in full or declared and set apart for payment at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Specified Corporate Action Redemption Price, the Conversion Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not:
(A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series F Preferred Stock and all Parity Stock on which dividends are payable and in arrears, in proportion to the total amounts to which the holders of all shares of the Series F Preferred Stock and Parity Stock are then entitled.

          (c) Whenever dividends payable on shares of Series F Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series F Preferred Stock shall have been paid in full or declared and set apart for payment, at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Specified Corporate Action Redemption Price, the Conversion Redemption Price or the Maturity Redemption Price when due, at such time and thereafter until all such amounts have been paid in full or set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however,
                                                          --------  -------
that (A) the Corporation may accept shares of any Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any manda-tory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series F Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, or otherwise acquire shares of Series F Preferred Stock and shares of such Parity Stock.

          (d) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(c), purchase such shares at such time and in such manner.

Section 5  Optional Redemption.
           -------------------

          (a) (i) The Corporation shall not have any right to redeem any shares of Series F Preferred Stock prior to __________, 20018/. Thereafter,
                                                            -
(A) if any shares of Series E Preferred Stock remain outstanding, the Corporation will simultaneously elect to redeem (in accordance with the terms of Article 1, Section 5) the same percentage of the outstanding shares of Series F Preferred Stock as the percentage of shares of Series E Preferred Stock (or aggregate principal amount of Convertible Notes) the





































- --------------------

8/   Assumes closing on or prior to December 31, 1994; otherwise date will be
- -
     appropriately adjusted.

Corporation is electing to redeem under Article 1, Section 5 or (B) if no shares of the Series E Preferred Stock remain outstanding, so long as shares of Common Stock shall have traded on the New York Stock Exchange (or another national securities exchange or on Nasdaq) on each trading day during a 30-consecutive trading day period (each of which trading days shall be after _________, 20018/
                                                                             -
and no more than 5 Business Days prior to the date notice is given of an Optional Redemption (as defined below)) and had a Closing Price on at least 20 of such trading days in excess of 150% of the Conversion Amount in effect on such trading day as determined pursuant to Section 11, subject to the restrictions contained in Section 4, the Corporation shall have the right, at its sole option and election, to redeem (the "Optional Redemption") (I) in the case of clause (A), such percentage of the shares of Series F Preferred Stock specified in such clause and (II) in the case of clause (B), all or a portion of the shares of Series F Preferred Stock, on not more than 45 nor less than 30 days' notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share), (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date and (C) the Additional Amount (as defined in Section
11), in immediately available funds:

                                Optional Redemption Price
          If Redeemed               as a Percentage of
     During the Period9/:         Liquidation Preference
     ------------------           ----------------------
 __________, 2001 to                     102.775%
 __________, 2002

 __________, 2002 to                     101.850%
 __________, 2003

 __________, 2003 to                     100.925%
 __________, 2004
 __________, 2004 and                      100%
 thereafter



               (ii) If the Corporation shall have the right to, or shall determine to, redeem less than all the shares of Series F Preferred Stock then outstanding pursuant to paragraph (i), the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series F Preferred Stock then held by such holder bears to the total number of shares of Series F Preferred Stock then outstanding.

              (iii) Notwithstanding the foregoing, any shares of Series F Preferred Stock redeemed pursuant to this Section 5(a) at a time when the Corporation would be required to redeem the shares of Series F Preferred Stock pursuant to Section 6 shall be redeemed at a price equal to the price to be paid pursuant to Section 6.

          (b) Notice of any Optional Redemption shall specify the Optional Redemption Date fixed for redemption, the Optional Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series F Preferred Stock and that on and after the date of such Optional Redemption dividends will cease to accrue on such shares and be given by publication in a newspaper of general circulation in the

































- --------------------

9/   Assumes closing on or prior to December 31, 1994; otherwise dates will be
- -
     appropriately adjusted.

Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 45, days prior to the Optional Redemption Date; and, in any case, a similar notice shall be mailed at least 30, but not more than 45, days prior to the Optional Redemption Date to each holder of shares of Series F Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series F Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series F Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series F Preferred Stock to be closed, not more than 60 days or less than 45 days prior to the Optional Redemption Date.

          (c) On the date of any Optional Redemption that is specified in a notice given pursuant to Section 5(b), the Corporation shall, and at any time after such notice shall have been mailed and before the Optional Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series F Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series F Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Optional Redemption Price. Any interest accrued on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

          (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(c) in respect of shares of Series F Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Optional Redemption Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series F Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor; provided, however, that (A) if the Corporation shall default in
                --------  -------
the payment of the Optional Redemption Price or (B) if the Corporation is obligated under Section 5(a)(i)(A) to simultaneously redeem shares of Series E Preferred Stock (or Convertible Notes) and the Corporation has failed to simultaneously redeemed such shares (or notes), the shares of Series F Preferred Stock shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series F Preferred Stock until such time as such default or failure shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series F Preferred Stock.

          (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series F Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock. On or after the Optional Redemption Date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Optional Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

Section 6  Mandatory Redemption at the Option of the
           -----------------------------------------
            Holder.
            ------

          (a) (i)   If one or more events constituting a Specified Corporate
Action shall occur, each holder of shares of the Series F Preferred Stock shall have the right, at such holder's option on the date specified in Section 6(a)(ii) (the "Specified Corporate Action Redemption Date"), to require the Corporation to redeem (a "Specified Corporate Action Redemption") all or any part of the shares of Series F Preferred Stock then held by such holder as such holder may elect at a price per share equal to the greater of (I) the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share) and (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Specified Corporate Action Redemption Date


       If the Specified            Specified Corporate
       Corporate Action           Action Redemption Price
        Redemption Date             as a Percentage of
       Occurs During the          Liquidation Preference
       -----------------        --------------------------
          Period10/:
          --------
 __________, 1994 to                      110.4%
 __________, 1995

 __________, 1995 to                      116.8%
 __________, 1995

 __________, 1995 to                      126.7%
 __________, 1996
 __________, 1996 and there-              138.0%
             after


and (II) the sum of (x) 100% of the Liquidation Preference of such share, (y) an amount per share equal to all accrued and unpaid dividends thereon whether or not declared or payable to the Specified Corporate Action Redemption Date and
(z) the Additional Amount, in either case in immediately available funds (the "Specified Corporate Action Redemption Price").

         (ii) The date fixed for each Specified Corporate Action Redemption shall be fixed by the Corporation and shall be no less than 60 days or more than 90 days following the occurrence of the Specified Corporate Action giving rise thereto (or, in the case of a Specified corporate Action as described in clause
(iii) of the definition of "Specified Corporate Action," no less than 60 days or more than 90 days following the date on which the Corporation obtains actual knowledge of such Specified Corporate Action). The Corporation shall, within 5 days of the occurrence of a Specified Corporate Action (or, in the case of a Specified Corporate Action described in clause (iii) of the definition of "Specified Corporate Action," within 5 days of the date

































- --------------------

10/  Assumes closing on or prior to December 31, 1994; otherwise dates will be
- --
     appropriately adjusted.

on which the Corporation obtains actual knowledge of such Specified Corporate Action), give notice thereof by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), and, in any case, a similar notice shall be mailed to each holder of shares of the Series F Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall specify the Specified Corporate Action that has occurred and the date of such occurrence, the place or places of payment, the then effective Specified Corporate Action Redemption Price and the date the right of such holder to require a Specified Corporate Action Redemption shall terminate.

        (iii) If the notice sent by the Corporation pursuant to Section 6(a)(ii) shall contain (i) a form inquiring as to whether a holder of shares of Series F Preferred Stock intends to surrender the certificate(s) representing such shares for redemption pursuant to this Section 6(a) and (ii) a stamped self-addressed envelope for return of such form to the Corporation or its designee, within ten Business Days of such notice, each holder shall return such inquiry form to the Corporation and shall indicate in such form the proportion of such holder's shares of Series F Preferred Stock that will be surrendered for redemption pursuant to this Section 6(a). If such notice shall indicate that if a holder does not respond prior to ten Business Days after the date of such notice that such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series F Preferred Stock held by such holder for purposes of Section 3(b) and such holder does not respond to the Corporation's inquiry prior to ten Business Days after the date of such notice, such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series F Preferred Stock held by such holder for purposes of Section 3(b). Nothing contained in this
Section 6(a)(iii) shall affect the right of a holder of Series F Preferred Stock to require the Corporation to redeem such shares pursuant to Section 6(a)(i).

          (b) (i) If at any time shares of Series E Preferred Stock are converted into Common Stock pursuant to Article 1, Section 10 (the date of any such conversion being the "Conversion Date"), then each holder of shares of the Series F Preferred Stock shall have the right, at such holder's option exercisable on the date specified in Section 6(b)(ii) (the "Conversion Redemption Date"), to require the Corporation to redeem (a "Conversion Redemption") such holder's Pro Rata Portion (as hereinafter defined) of shares of Series F Preferred Stock then held by such holder at a price per share (the "Conversion Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference of such shares, (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Conversion Redemption Date and (C) the Additional Amount, in immediately available funds. "Pro Rata Portion" with respect to any holder of Series F Preferred Stock shall mean, on any Conversion Redemption Date, the number of shares of Series F Preferred Stock equal to the product of (x) a fraction the numerator of which is the number of shares of Series E Preferred Stock (or aggregate principal amount of Convertible Notes) converted to Common Stock on the relevant Conversion Date and the denominator of which is the total number of shares of Series E Preferred Stock (or aggregate principal amount of Convertible Notes) outstanding immediately prior to such Conversion Date and (y) the total number of shares of Series F Preferred Stock held by such holder as of such Conversion Date.

          (ii) The date fixed for each Conversion Redemption shall be fixed by the Corporation and shall be no less than 60 days or more than 90 days following the occurrence of the Conversion Date giving rise thereto. The Corporation shall, within 5 days of the occurrence of a Conversion Date, give notice thereof by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), and, in any case, a similar notice shall be mailed to each holder of shares of the Series F Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall state that a Conversion Date has occurred and the date of such occurrence, the place or places of payment, the number of shares of Series E Preferred Stock (or the aggregate principal amount of Convertible Notes) converted in such Conversion Date, the number of shares of Series E Preferred Stock (or aggregate principal amount of Convertible Notes) outstanding immediately prior to the Conversion Date, the total number of shares of Series F Preferred Stock the Corporation would be required to redeem form each holder electing to have redeemed all the shares of

Series F Preferred Stock that it is entitled to have redeemed, the then effective Conversion Redemption Price and the date the right of such holder to require a Conversion Redemption shall terminate.

          (c) On the date fixed for any Specified Corporate Action Redemption or on the Conversion Redemption Date, each holder of shares of Series F Preferred Stock who elects to have shares of Series F Preferred Stock held by it redeemed shall surrender the certificate representing such shares to the Corporation (i) at the place designated in such notice in the case of a Specified Corporate Action Redemption or (ii) at the Corporation's principal place of business to be maintained by it, in the case of a Conversion Redemption, together with an election to have such redemption made and shall thereupon be entitled to receive payment therefor provided in this Section 6.
If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of such redemption (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series F Preferred Stock so redeemed shall cease and terminate, excepting only the right to receive the Specified Corporate Action Redemption Price or Conversion Redemption Price therefor, as applicable; provided, however, that if
                                                     --------  -------
the Corporation shall default in the payment of the applicable redemption price the shares of Series F Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series F Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series F Preferred Stock.

Section 7  Redemption Upon Maturity.
           ------------------------

          (a)  On __________, 200911/ (the "Maturity Date"), the Corporation
                                  --
shall redeem (the "Maturity Redemption") the remaining outstanding shares of the Series F Preferred Stock at a price per share (the "Maturity Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference per share, (B) an amount equal to accrued and unpaid dividends






































- --------------------

11/  Assumes closing on or prior to December 31, 1994; otherwise date will be
- --
     appropriately adjusted.

thereon, whether or not declared or payable, to the Maturity Date and (C) the Additional Amount, determined as of the date immediately prior to the Maturity Date, in immediately available funds.

          (b) Notice of the Maturity Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Maturity Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Maturity Date to each holder of shares of Series F Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

          (c) On the Maturity Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Maturity Date the Corporation may, deposit for the benefit of the holders of shares of Series F Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series F Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Maturity Redemption Price. Any interest accrued and unpaid on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

          (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 7(c) in respect of shares of Series F Preferred Stock to be redeemed pursuant to Section 7(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Maturity Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series F Preferred Stock shall cease and terminate, excepting only the right to receive the Maturity Redemption Price therefor; provided, however, that
                                                         --------  -------
if the Corporation
shall default in the payment of the Maturity Redemption Price, the shares of Series F Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series F Preferred Stock until such time as such default shall no longer be continuing.

Section 8  Acquired Shares.
           ---------------

          Any shares of Series F Preferred Stock exchanged, redeemed, purchased or otherwise acquired by the Corporation or any of its Subsidiaries in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series F Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $4.00 per share, of the Corporation and, upon the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of preferred stock, par value $4.00 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series F Preferred Stock or Parity Stock unless all of the shares of Series F Preferred Stock issued on the Issue Date shall have already been redeemed or exchanged.

Section 9  Liquidation, Dissolution or Winding Up.
           --------------------------------------

          (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series F Preferred Stock shall have received
(A) if a Voluntary Liquidation Event shall have occurred, the Optional Redemp-tion Price with respect to each share and (B) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference and all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series F Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series F Preferred Stock (which amounts are set forth in clauses (A) and (B) above) and Parity Stock are entitled upon such liquidation, dissolution or winding up.

          (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 9.

Section 10  Exchange.
            --------

          (a) Subject to the provisions of this Section 10, the Corporation shall have the right, with the consent of the holders of all of the outstanding shares of Series F Preferred Stock (which consent may be withheld for any reason whatsoever), at any time but on only one occasion, to exchange all (but not less than all) of the shares of Series F Preferred Stock for Subordinated Notes of the Corporation ("Subordinated Notes"), at a price per share equal to the Liquidation Preference per share, with the Subordinated Notes valued for such purpose at their face value. Simultaneously with such exchange the Corporation shall pay to each holder of Series F Preferred Stock an amount per share in cash equal to all accrued and unpaid dividends thereon, whether or not declared or
currently payable, to the date fixed for exchange thereof.   The Subordinated
Notes shall have an annual interest rate equal to the annual dividend rate on Series F Preferred Stock and shall contain other terms substantially similar to the Series F Preferred Stock, including the date of maturity thereof.

          (b) Notice of an exchange of shares of Series F Preferred Stock pursuant to Section 10(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the date fixed for exchange; and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for exchange to each holder at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the exchange of shares of Series F Preferred Stock hereunder the Board of Directors may fix a record date for the determination of shares of Series F Preferred Stock to be exchanged, or may cause the transfer books of the Corporation for the Series F Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for exchange.

          (c) On the date of any exchange being made pursuant to Section 10(a) that is specified in a notice given pursuant to Section 10(b) and is not deemed terminated pursuant to Section 10(b), the Corporation shall, and at any time after the date that is 10 days prior to the date of exchange the Corporation may, deposit for the benefit of the holders of shares of Series F Preferred Stock to be exchanged (i) the Subordinated Notes necessary for such exchange and
(ii) an amount in cash equal to all dividends payable with respect thereto upon such exchange with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any Subordinated Notes so deposited by the Corporation and unclaimed at the end of two years from the date designated for such exchange shall revert to the Corpo-ration. After such reversion, any such bank or trust company shall, upon demand, return to the Corporation such unclaimed Subordinated Notes and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series F Preferred Stock to be exchanged shall look only to the Corporation for the delivery of the Subordinated Notes. Any interest accrued on Subordinated Notes deposited pursuant to this Section 10(c) shall accrue for the accounts of, and be payable to, the holders of shares of Series F Preferred Stock to be exchanged therefor.

          (d) Notice of exchange having been given as aforesaid and not having been deemed terminated as afore-
said, upon the deposit of Subordinated Notes pursuant to clause (i) of Section 10(c) and the deposit of the cash referred to in clause (ii) of Section 10(c) in respect of shares of Series F Preferred Stock to be exchanged pursuant to
Section 10(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of exchange designated in the notice of exchange (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon (except as provided in paragraph (b) above) shall cease to accrue, and (iii) all rights of the holders of shares of Series F Preferred Stock to be exchanged shall cease and terminate, excepting only the right to receive the Subordinated Notes therefor and the right to receive the dividends described in paragraph (b) above; provided, however, that if the Corporation shall default in the execution
       --------  -------
and delivery of the Convertible Notes, the shares of Series F Preferred Stock that were to be exchanged shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series F Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series F Preferred Stock.

Section 11  Additional Amount.
            -----------------

          (a) For the purposes of this Article 2, "Additional Amount" shall mean an amount per share equal to the product of (i) the excess of the sum of
(1) the Market Price of a share of Common Stock and (2) if the Corporation shall have issued a right or rights with respect to its outstanding shares of Common Stock pursuant to a shareholder rights plan, "poison pill" or similar arrangement, during the period commencing on the "distribution date" of such right or rights (i.e., the date on which such right or rights commence to trade
                 ----
separately from the Common Stock) and ending on the "triggering date" of such right or rights (i.e., the date on which such right or rights commence to be
                 ----
exercisable), the Market Price of such right or rights over the Conversion Amount, in effect as hereinafter determined and (ii) (x) the Liquidation Preference divided by (y) such Conversion Amount, in all cases calculated as of the applicable determination date. The Additional Amount shall in no event be less than zero. The Conversion Amount shall be $15.00, subject to adjustment as set forth in Section 11(b). For the purpose of calculating the Additional Amount in connection with an Optional Redemption,

Specified Corporate Action Redemption or Conversion Redemption, the Market Price of the Common Stock and, if applicable, rights shall be the average of the Market Price of such securities on the five trading days immediately preceding and the five trading days immediately following the date of notice of such redemption.

          (b)  The Conversion Amount shall be subject to adjustment as follows:

               (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in Common Stock (other than pursuant to a dividend reinvestment plan approved by the Corporation's Board of Directors), (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Amount in effect immediately prior to such event shall be adjusted so that if the holder of any share of Series F Preferred Stock were entitled to convert such share into such number of shares of Common Stock as equals the Liquidation Preference divided by the Conversion Amount and such holder thereafter surrendered such share for conversion, such holder would be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above had such share of Series F Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this
Section 11(b)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to the opening of business on the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) In case the Corporation shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than options granted to any employee or director of the Corporation pursuant to a stock option plan approved by the shareholders of the Corporation)) for a consideration per share less than the Conversion Amount then in effect at the record date or issuance date, as the case may be (the "Date") referred to in the following sentence, including, without limitation, upon exercise of rights issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 11(b), then, and in each such case, the Conversion Amount then in effect shall be adjusted by dividing the Conversion Amount in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of shares of Common Stock that the aggregate consideration (if any of such aggregate consideration is other than cash, as valued by the Board of Directors including a majority of the Directors who are not officers or employees of the Corporation or any of its Subsidiaries, which determination shall be conclusive and described in a resolution of the Board of Directors) for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Conversion Amount. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business
(i) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date ("issuance date") of such issuance; provided, however, that
                                                       --------  -------
the determination as to whether an adjustment is required to be made pursuant to this Section 11(b)(ii) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided, further, that if any convertible or
                                 --------  -------
exchangeable securities, options, warrants or other rights (or any portions thereof) that shall have given rise to an adjustment pursuant to this Section 11(b)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Amount hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of
(x) eliminating from the computation any additional shares of Common Stock cor-responding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

               (iii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged or a redemption of any rights or other securities issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) Permitted

Dividends described in clause (B) of the definition thereof and (B) securities for which adjustment is made under Section 11(b)(i) or Section 11(b)(ii)), then, and in each such case, the Conversion Amount then in effect shall be adjusted by dividing the Conversion Amount in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation, which determination shall be conclusive) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (iv) In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock, other than an action described in any of Section 11(b)(i) through Section 11(b)(iii), inclusive, then, the Conversion Amount shall be adjusted in such manner and at such time as the Board of Directors of the Corporation (other than Purchaser Designees or directors elected pursuant to Section 3(b)) in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series F Preferred Stock).

               (v) The Corporation may make such reductions in the Conversion Amount, in addition to those required by subparagraphs (i), (ii), (iii) or (iv) of this Section 11(b), as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

               (vi) Notwithstanding anything contained in this Section 11(b), no adjustment to the Conversion Amount shall be made with respect to any rights issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement unless the "triggering date" (i.e. the date on which such rights commence to be
                   ----
exercisable) shall have occurred or such rights shall have been redeemed, in which event adjustments under clause (ii) and clause (iii), respectively, shall be made.

          (c) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Amount then in effect shall be required by reason of the taking of such record.

          (d) Upon any increase or decrease in the Conversion Amount, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series F Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Amount then in effect following such adjustment.

Article 3 Series G Preferred Stock.
          ------------------------

Section 1  Designation and Number.
           ----------------------

          (a) The shares of such series shall be designated as "Cumulative Preferred Stock, Series G" (the "Series G Preferred Stock"). The number of shares initially constituting the Series G Preferred Stock shall be 1,250,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be
                                --------  -------
decreased below the number of then outstanding shares of Series G Preferred
Stock.

          (b) The Series G Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank pari passu
                                                                  ---- -----
with the Corporation's $2.50 Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), $2.50 Cumulative

Preferred Stock, Series B (the "Series B Preferred Stock"), Cumulative Convertible Preferred Stock, Series E (the "Series E Preferred Stock") and Cumulative Preferred Stock, Series F (the "Series F Preferred Stock") and the New Preferred Stock (if any) (the Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and New Preferred Stock (if any) are collectively defined for the purposes of this Article 2 as the "Other Preferred Stock") and prior to all other classes and series of capital stock of the Corporation now or hereafter authorized including, without limitation, the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock").

          (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article 4 below.

Section 2  Dividends and Distributions.
           ---------------------------

          (a) The holders of shares of Series G Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation other than the Other Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to 9.75% (subject to increase pursuant to Section 2(b)), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the Business Day immediately preceding the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the Business Day immediately preceding the date of the issuance of such shares of Series G Preferred Stock; provided, however, that
                                                         --------  -------
with respect to such first Quarterly Dividend Payment Date with respect to any shares of Series G Preferred Stock, the holders of shares of Series G Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, a cumulative cash dividend in respect of each share of Series G Preferred Stock in the amount of (i) 9.75% (or the then effective annual rate) of the Liquidation Preference multiplied by (ii) a fraction equal to (A) the number of days from (and including) the date of the issuance of such shares of Series G Preferred Stock to (but excluding) such Quarterly Dividend Payment Date divided by (B) 360. No interest shall be payable in respect of any dividend payment on the Series G Preferred Stock that may be in arrears.

          (b) If (i) within 45 days of the Issue Date, the Corporation has not delivered to each holder of shares of Series G Preferred Stock a Private Placement Memorandum or a Registration Statement on Form S-3 (if the Corporation is then eligible to use Form S-3) with respect to the private placement or public offering of the New Preferred Stock or the New Senior Notes, (ii) the Corporation shall have delivered to the holder a draft of a Registration Statement on Form S-3 (if the Corporation is then eligible to use Form S-3) pursuant to clause (i), and such Registration Statement shall not have been filed with the Securities and Exchange Commission within 30 days after the Issue Date, (iii) a private placement or public offering of the New Preferred Stock or the New Senior Notes, pursuant to which the Corporation shall receive at least $100,000,000 in gross proceeds is not consummated within 210 days after the Issue Date or (iv) the annual dividend rate on the New Preferred Stock or the annual interest rate on the New Senior Notes, as applicable, exceeds 13%, then the annual rate of the cumulative cash dividends shall be increased to a rate of 11.75%, effective (w) in the case of clause (i), the date that is forty-five days after the Issue Date, (x) in the case of clause (ii), the date that is 30 days after the Issue Date, (y) in the case of clause (iii), the date that is 210 days after the Issue Date and (z) in the case of clause (iv), the date of the issuance of the New Preferred Stock or the New Senior Notes, as applicable. If on any date (A) all of the Purchaser Designees shall not have been elected to the Corporation's Board of Directors or any such Purchaser Designees shall not have been appointed to the committees of the Corporation's Board of Directors, in accordance with the provisions of Section 6.17 of the Securities Purchase Agreement, (B) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Series G Preferred Stock for six quarterly dividend periods, (C) the Corporation shall have failed to satisfy its obligation to convert shares of Series E Preferred Stock pursuant to Article 1, Section 10 or (D) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred then, effective as of the date of such failure or breach, the annual rate of the cumulative cash dividends shall be increased to a rate of 11.75% and shall remain at such rate until such time as (1) the Purchaser Designees shall have been elected to the Corporation's Board of Directors and appointed to the committees of the Corpora-tion's Board of Directors in accordance with the provisions of Section 6.17 of the Securities Purchase Agreement, (2) all dividends accrued to date on the Series G Preferred Stock shall have been declared and paid in full, (3) any conversion obligation provided in Article 1, Section 10 that has become due shall have been fully satisfied or (4) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time the annual rate of the cumulative cash dividends shall be reduced to a rate of 9.75%, subject to being increased to a rate of 11.75% in the event of each and every subsequent event of the character indicated above.

          (c) Dividends payable on a share of Series G Preferred Stock pursuant to Section 2(a) shall begin to accrue and be cumulative from the date of issuance of such share of Series G Preferred Stock, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series G Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series G Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series G Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (d) The holders of shares of Series G Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3  Voting Rights.
           -------------

          In addition to any voting rights provided by law, the holders of shares of Series G Preferred Stock shall have the following voting rights:

          (a) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series G Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series G Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series G Preferred Stock, (ii) amend, alter or repeal the Certificate of Incorporation so as to affect the shares of Series G Preferred Stock adversely or (iii) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person, or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation; provided, however, that no separate vote of the holders of Series G Preferred
- --------  -------
Stock shall be required to effect any of the transactions described in clause
(iii) above unless such transaction would either require a class vote pursuant to clause (i) or (ii) above or would require a vote by any shareholders of the Corporation; provided further, that no separate vote of the holders of the
             -------- -------
Series G Preferred Stock as a class shall be required in the case of a recapitalization, reorganization, consolidation or merger of, or sale by, the Corporation if (A)(a) such recapitalization, reorganization, consolidation, merger or sale constitutes a Specified Corporate Action, (b) the Corporation has sufficient funds legally available to it (after giving effect to such transaction) to redeem, at the then applicable price hereunder and pursuant to the terms hereof, all the outstanding shares of Series G Preferred Stock,
(c) such redemption shall not be prohibited by any agreement to which the Corporation or any of its Subsidiaries is a party, by applicable law or otherwise, (d) the Board of Directors of the Corporation, including a majority of the directors who are not officers or employees of the Corporation, shall have adopted a resolution confirming that such funds are available and that the holders of Series G

Preferred Stock have the right to require such redemption and (e) the Corporation shall have set aside sufficient funds through the Specified Corporation Action Redemption Date to redeem the shares of Series G Preferred Stock held by such holders (except that no funds need be set aside with respect to such shares held by any such holder who has theretofore notified the Corporation (whether pursuant to Section 6(a)(iii) or otherwise) that it will not require redemption of such shares) or (B) (1) the Corporation shall be the resulting or surviving corporation, (2) the resulting or surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger) or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Parity Stock) as may be issued in exchange therefor),
(3) each holder of shares of Series G Preferred Stock immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation, (4) after such recapitalization, reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof, any of the Material Provisions of the Securities Purchase Agreement or any of its material obligations under the Registration Rights Agreement and (5) all or substantially all the holders of the outstanding shares of capital stock of the Corporation immediately prior to such consolidation or merger are entitled to receive shares representing 50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors.

          (b) If on any date (i) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Series G Preferred Stock, Series E Preferred Stock or Series F Preferred Stock for six quarterly dividend periods or (ii) a breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement shall have occurred, then the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Series G Preferred Stock shall have, in addition to the other voting rights set forth herein with respect to the Series G Preferred Stock, the exclusive right, together with the holders of Series E Preferred Stock and Series F Preferred Stock, voting separately as a single class together with the holders of Series E Preferred Stock and Series G Preferred Stock, to elect two directors of the Corporation to fill such newly created directorship, by written consent as provided herein, or at a special meeting of such holders called as provided herein. Any such additional directors shall continue as directors (subject to reelection or removal as provided in Section 3(c)(ii)) and the holders of Series G Preferred Stock shall have such additional voting rights until such time as (A) dividends then payable on the Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have been declared and paid in full or (B) there shall exist no breach of any of the Material Provisions of the Securities Purchase Agreement or any of the Corporation's material obligations under the Registration Rights Agreement, as the case may be, at which time such additional directors shall cease to be directors, the number of directors constituting the Board of Directors shall be reduced by two and such additional voting rights of the holders of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of the character indicated above.

          (c) (i)   The foregoing right of holders of shares of Series G
Preferred Stock to take any action as provided in Section 3(b) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

          So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the aggregate outstanding shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

               (ii) At each meeting of stockholders at which the holders of shares of Series G Preferred Stock shall have the right, voting separately as a single class together with the holders of Series E Preferred Stock and Series F Preferred Stock, to elect two directors of the Corporation as provided in Sec-tion 3(b) or to take any action, the presence in person or by proxy of the holders of record of one-third of the total aggregate number of shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, in each case then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

               (A) the absence of a quorum of the holders of shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, shall not prevent the election of directors other than those to be elected by the holders of shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, or the taking of any action as provided in Section 3(b); and

               (B) in the absence of a quorum of the holders of shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          For taking of any action as provided in Section 3(a) or Section 3(b) by the holders of shares of Series G Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided,
                                                                  --------
however, that shares of Series G Preferred Stock, Series E Preferred Stock or
- -------
Series F Preferred Stock held by the Corporation or any Subsidiary of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

          Each director elected by the holders of shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, as provided in
Section 3(b) shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

          If any director so elected by the holders of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall cease to serve as a director before his term shall expire (except by reason of the termination of the voting rights accorded to the holders of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, in accordance with Section 3(b)), the holders of the Series G Preferred Stock, Series E Preferred Stock and
Series F Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

          Any director elected by the holders of shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a separate class, may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the aggregate outstanding shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock at the time of removal. A special meeting of the holders of shares of Series G Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, may be called in accordance with the procedures set forth in Section 3(c)(i).

Section 4  Certain Restrictions.
           --------------------

          (a) So long as any shares of Series G Preferred Stock remain outstanding, the Corporation shall not declare or make any Restricted Payment.

          (b) Whenever quarterly dividends payable on shares of Series G Preferred Stock as provided in Section 2(a) are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series G Preferred Stock shall have been paid in full or declared and set apart for payment at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Specified Corporate Action Redemption Price, the Conversion Redemption Price, the Holder's Election Redemption Price or the Maturity Redemption Price when due, at such time and thereafter from and until all such amounts have been paid in full or set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series G Preferred Stock and all Parity Stock on which dividends are payable and in arrears, in proportion to the total amounts to which the holders of all shares of the Series G Preferred Stock and Parity Stock are then entitled.

          (c) Whenever dividends payable on shares of Series G Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series G Preferred Stock shall have been paid in full or declared and set apart for payment, at such time and thereafter until all necessary funds have been set apart for payment, or whenever the Corporation shall not have paid the Optional Redemption Price, the Specified Corporate Action Redemption Price, the Conversion Redemption Price, the Holder's Election Redemption Price or the Maturity Redemption Price when due, at such time and thereafter from and until all such amounts have been paid in full or set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the
                                            --------  -------
Corporation may accept shares of any Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series G Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, or otherwise acquire shares of Series G Preferred Stock and shares of such Parity Stock.

          (d) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(c), purchase such shares at such time and in such manner.

Section 5  Optional Redemption.
           -------------------

          (a) (i) The Corporation shall not have any right to redeem any shares of Series G Preferred Stock prior to __________, 200112/. Thereafter,
                                                            --
(A) if any shares of Series E Preferred Stock remain outstanding, the Corporation will simultaneously elect to redeem (in accordance with the terms of
Article 1, Section 5) the same percentage of the outstanding shares of Series G Preferred Stock as the percentage of shares of Series E Preferred Stock (or aggregate principal amount of Convertible Notes) the Corporation is electing to redeem under Article 1, Section 5 or (B) if no shares of the Series E Preferred Stock remain outstanding, so long as shares of Common Stock shall have traded on the New York Stock Exchange (or another national securities exchange or on Nasdaq) on each trading day during a 30-consecutive trading day period (each of which trading days shall be after _________, 200112/ and no more than 5 Business
                                                 --
Days prior to the date notice is given of an Optional Redemption (as defined below)) and had a Closing Price on at least 20 of such trading days in excess of 150% of the Conversion Amount in effect on such trading day as determined pursuant to Section 11, subject to the restrictions contained in Section 4, the Corporation shall have the right, at its sole option and election, to redeem (the "Optional Redemption") (I) in the case of clause (A), such percentage of the shares of Series G Preferred Stock specified in such clause and (II) in the case of clause (B), all or a portion of the shares of Series G Preferred Stock,






































- --------------------

12/  Assumes closing on or prior to December 31, 1994; otherwise date will be
- --
     appropriately adjusted.

on not more than 45 nor less than 30 days' notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share), (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date and (C) the Additional Amount (as defined in Section 11), in immediately available funds:


                                Optional Redemption Price
          If Redeemed               as a Percentage of
     During the Period13/:        Liquidation Preference
     -------------------          ----------------------
 __________, 2001 to                     102.775%
 __________, 2002

 __________, 2002 to                     101.850%
 __________, 2003

 __________, 2003 to                     100.925%
 __________, 2004
 __________, 2004 and                      100%
 thereafter



               (ii) If the Corporation shall have the right to, or shall determine to, redeem less than all the shares of Series G Preferred Stock then outstanding pursuant to paragraph (i), the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares of Series G Preferred Stock then held by such holder bears to the total number of shares of Series G Preferred Stock then outstanding.

              (iii) Notwithstanding the foregoing, any shares of Series G Preferred Stock redeemed pursuant to this Section 5(a) at a time when the Corporation would be required to redeem the shares of Series G Preferred Stock



































- --------------------

13/  Assumes closing on or prior to December 31, 1994; otherwise dates will be
- --
     appropriately adjusted.

pursuant to Section 6 shall be redeemed at a price equal to the price to be paid pursuant to Section 6.

          (b) Notice of any Optional Redemption shall specify the Optional Redemption Date fixed for redemption, the Optional Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series G Preferred Stock and that on and after the date of such Optional Redemption dividends will cease to accrue on such shares and be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 45, days prior to the Optional Redemption Date; and, in any case, a similar notice shall be mailed at least 30, but not more than 45, days prior to the Optional Redemption Date to each holder of shares of Series G Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series G Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series G Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Series G Preferred Stock to be closed, not more than 60 days or less than 45 days prior to the Optional Redemption Date.

          (c) On the date of any Optional Redemption that is specified in a notice given pursuant to Section 5(b), the Corporation shall, and at any time after such notice shall have been mailed and before the Optional Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series G Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Optional Redemption Price. Any interest accrued on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

          (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(c) in respect of shares of Series G Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Optional Redemption Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series G Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor; provided, however, that (A) if the Corporation shall default in the
          --------  -------
payment of the Optional Redemption Price or (B) if the Corporation is obligated under Section 5(a)(i)(A) to simultaneously redeem shares of Series E Preferred Stock (or Convertible Notes) and the Corporation has failed to simultaneously redeemed such shares (or notes), the shares of Series G Preferred Stock shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series G Preferred Stock until such time as such default or failure shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series G Preferred Stock.

          (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series G Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock. On or after the Optional Redemption Date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Optional Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

Section 6  Mandatory Redemption at the Option of the
           -----------------------------------------
            Holder.
            ------

          (a) (i)   If one or more events constituting a Specified Corporate
Action shall occur, each holder of shares of the Series G Preferred Stock shall have the right, at such holder's option on the date specified in Section 6(a)(ii) (the "Specified Corporate Action Redemption Date"), to require the Corporation to redeem (a "Specified Corporate Action Redemption") all or any part of the shares of Series G Preferred Stock then held by such holder as such holder may elect at a price per share equal to the greater of (I) the sum of (A) the following prices per share (stated as a percentage of the Liquidation Preference of such share) and (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Specified Corporate Action Redemption Date


       If the Specified            Specified Corporate
       Corporate Action           Action Redemption Price
        Redemption Date             as a Percentage of
       Occurs During the          Liquidation Preference
       -----------------        --------------------------
          Period14/:
          --------
 __________, 1994 to                      110.4%
 __________, 1995

 __________, 1995 to                      116.8%
 __________, 1995

 __________, 1995 to                      126.7%
 __________, 1996
 __________, 1996 and there-              138.0%
 after


and (II) the sum of (x) 100% of the Liquidation Preference of such share, (y) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the Specified Corporate Action Redemption Date and
(z) the Additional Amount, in either case in immediately available funds (the "Specified Corporate Action Redemption Price"); provided, however, that the
                                                --------  -------
holder of any share of Series G Preferred Stock that was not outstanding for at

































- --------------------

14/  Assumes closing on or prior to December 31, 1994; otherwise date will be
- --
     appropriately adjusted.

least ten Business Days prior to the date of the notice of the Specified Corporate Action shall only be entitled to receive upon such Specified Corporate Action Redemption the amount specified in clause (II) above.


          (ii) The date fixed for each Specified Corporate Action Redemption shall be fixed by the Corporation and shall be no less than 60 days or more than 90 days following the occurrence of the Specified Corporate Action giving rise thereto (or, in the case of a Specified corporate Action as described in clause
(iii) of the definition of "Specified Corporate Action," no less than 60 days or more than 90 days following the date on which the Corporation obtains actual knowledge of such Specified Corporate Action). The Corporation shall, within 5 days of the occurrence of a Specified Corporate Action (or, in the case of a Specified Corporate Action described in clause (iii) of the definition of "Specified Corporate Action," within 5 days of the date on which the Corporation obtains actual knowledge of such Specified Corporate Action), give notice thereof by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), and, in any case, a similar notice shall be mailed to each holder of shares of the Series G Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall specify the Specified Corporate Action that has occurred and the date of such occurrence, the place or places of payment, the then effective Specified Corporate Action Redemption Price and the date the right of such holder to require a Specified Corporate Action Redemption shall terminate.

        (iii) If the notice sent by the Corporation pursuant to Section 6(a)(ii) shall contain (i) a form inquiring as to whether a holder of shares of Series G Preferred Stock intends to surrender the certificate(s) representing such shares for redemption pursuant to this Section 6(a) and (ii) a stamped self-addressed envelope for return of such form to the Corporation or its designee, within ten Business Days of such notice, each holder shall return such inquiry form to the Corporation and shall indicate in such form the proportion of such holder's shares of Series G Preferred Stock that will be surrendered for redemption pursuant to this Section 6. If such notice shall indicate that if a holder does not respond prior to ten Business Days after the date of such notice that such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series G Preferred Stock held by such holder for purposes of Section 3(b) and such holder does not respond to the Corporation's inquiry prior to ten Business Days after the date of such notice, such holder will be deemed to have notified the Corporation that it will not require the redemption of the shares of Series G Preferred Stock held by such holder for purposes of Sec-tion 3(b). Nothing contained in this Section 6(a)(iii) shall affect the right of a holder of Series G Preferred Stock to require the Corporation to redeem such shares pursuant to Section 6(a)(i).

          (b)  At any time after          , 1995,15/ the holder of any shares
                                 ---------       --
of Series G Preferred Stock shall have the right, at such holder's option exercisable at any time upon 30 days notice to the Corporation, to require the Corporation to redeem (a "Holder's Election Redemption") all or any part of the shares of Series G Preferred Stock then held by such holder at a price per share (the "Holder's Election Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference of such share, (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the date specified for such Holder's Election Redemption and (C) the Additional Amount, in immediately available funds. Notwithstanding the foregoing, if the redemption of any portion of such shares would (i) cause any two of Standard's & Poor's ("S&P"), Moody's Investor Services ("Moody's") and A.M. Best & Co. ("A.M. Best") to downgrade the rating of (a) the Corporation's securities, in the case of S&P or Moody's or (b) the pooled rating of the Subsidiaries of the Corporation engaged in the insurance business, in the case of A.M. Best or (ii) in the reasonable judgment of the Board of Directors of the Corporation have a material adverse effect on the financial condition of the Corporation, then the Corporation may elect to deliver with respect to such shares in lieu of cash senior nonconvertible notes of the Corporation ("Notes") (x) having a final maturity date no later than December 31, 2006, and (y) having such other terms and conditions as shall result in a determination that such Notes have a fair market value as of the date of their proposed issuance at least equal to the sum of (1) the Holder's Election Redemption Price with respect to such







































- --------------------

15/  First anniversary of Closing Date.
- --
shares and (2) customary underwriting discounts and commissions payable with respect to the sale of securities of a type comparable to the Notes; provided,
                                                                     --------
however, that if the issuance of senior nonconvertible notes would cause the
- -------
event described in clause (i) above or in the reasonable judgment of the Board of Directors of the Corporation have a material adverse effect on the financial condition of the Corporation, then the Corporation may elect to issue subordinated nonconvertible notes (in which case the term "Notes" shall mean such subordinated nonconvertible notes) or shares of nonconvertible preferred stock ("Redemption Preferred Stock") in each case having the terms and conditions described in clauses (x) and (y) in lieu of senior nonconvertible notes. The Corporation shall use its best efforts to cause the Notes or the Redemption Preferred Stock to be registered for immediate resale pursuant to an effective registration statement under the Securities Act prior to the issuance thereof. If such registration statement is not effective within 60 days of the date of such issuance then the annual interest rate of the Notes or the annual dividend rate of the Redemption Preferred Stock, as applicable, shall be increased by 0.5% per annum until such securities are sold pursuant to an effective registration statement under the Securities Act. For purposes of this
Section 6(b), "fair market value" shall mean the fair market value of the Notes or Redemption Preferred Stock, as the case may be, as determined by an investment banking firm of national standing selected by the Corporation and reasonably acceptable to the holders of a majority of the shares of Series G Preferred Stock electing to effect such Holder's Election Redemption. In the case that the Corporation shall be entitled to deliver either subordinated nonconvertible notes or Redemption Preferred Stock, it shall be the election of the Corporation whether to deliver such Notes or Redemption Preferred Stock, except that, if, the sale of the security to be delivered by the Corporation to effect a Holder's Election Redemption would give rise to an additional liability on the part of such holder upon the sale thereof and it shall so notify the Corporation in writing, the Corporation shall deliver to such holder the other type of security specified in such notice.

          (c) On the date fixed for any Specified Corporate Action Redemption or Holder's Election Redemption, each holder of shares of Series G Preferred Stock who elects to have shares of Series G Preferred Stock held by it redeemed shall surrender the certificate representing such shares to the Corporation (i) at the place designated in such notice in the case of a Specified Corporate Action Redemption or (ii) at the Corporation's principal place of business to be maintained by it, in the case of a Holder's Election Redemption, together with an election to have such redemption made and shall thereupon be entitled to receive payment therefor provided in this Section 6.
If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of such redemption (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series G Preferred Stock so redeemed shall cease and terminate, excepting only the right to receive the Specified Corporate Action Redemption Price or Holder's Election Redemption Price therefor, as applicable; provided, however, that if
                                                   --------  -------
the Corporation shall default in the payment of the applicable redemption price or, in the case of a Holder's Election Redemption, elect to postpone payment thereof in accordance with Section 6(b), the shares of Series G Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series G Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series G Preferred Stock or, in the case of a Holder's Election Redemption, so postponed, the date on which the Holder's Election Redemption Price is paid.


Section 7  Redemption Upon Maturity.
           ------------------------

          (a)  On __________, 200916/ (the "Maturity Date"), the Corporation
                                  --
shall redeem (the "Maturity Redemption") the remaining outstanding shares of the Series G Preferred Stock at a price per share (the "Maturity Redemption Price") equal to the sum of (A) 100% of the Liquidation Preference per share, (B) an amount equal to accrued and unpaid dividends thereon, whether or not declared or payable, to the Maturity Date and (C) the Additional Amount, determined as of the date immediately prior to the Maturity Date, in immediately available funds.








































- --------------------

16/  Assumes closing on or prior to December 31, 1994; otherwise date will be
- --
     appropriately adjusted.

          (b) Notice of the Maturity Redemption shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Maturity Date and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the Maturity Date to each holder of shares of Series G Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation.

          (c) On the Maturity Date, the Corporation shall, and at any time after such notice shall have been mailed and before the Maturity Date the Corporation may, deposit for the benefit of the holders of shares of Series G Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Maturity Redemption Price. Any interest accrued and unpaid on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

          (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 7(c) in respect of shares of Series G Preferred Stock to be redeemed pursuant to Section 7(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Maturity Date, (i) the rights to receive dividends thereon shall cease to accrue and (ii) all rights of the holders of shares of Series G Preferred Stock shall cease and terminate, excepting only the right to receive the Maturity Redemption Price therefor; provided, however, that
                                                         --------  -------
if the Corporation shall default in the payment of the Maturity Redemption Price, the shares of Series G Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series G Preferred Stock until such time as such default shall no longer be continuing.

Section 8  Acquired Shares.
           ---------------

          Any shares of Series G Preferred Stock exchanged, redeemed, purchased or otherwise acquired by the Corporation or any of its Subsidiaries in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series G Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $4.00 per share, of the Corporation and, upon the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of preferred stock, par value $4.00 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series G Preferred Stock or Parity Stock unless all of the issued and outstanding shares of Series G Preferred Stock shall have already been redeemed or exchanged.

Section 9  Liquidation, Dissolution or Winding Up.
           --------------------------------------

          (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series G Preferred Stock shall have received (A) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share and (B) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference and all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series G Preferred Stock and all Parity Stock in proportion to the total amounts to which the holders of all shares of the Series G Preferred Stock (which amounts are set forth in clauses (A) and (B) above) and Parity Stock are entitled upon such liquidation, dissolution or winding up.

          (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 9.

Section 10  Exchange.
            --------

          (a) Subject to the provisions of this Section 10, the Corporation shall have the right, with the consent of the holders of all of the outstanding shares of Series G Preferred Stock (which consent may be withheld for any reason whatsoever), at any time but on only one occasion, to exchange all (but not less than all) of the shares of Series G Preferred Stock for Subordinated Notes of the Corporation ("Subordinated Notes"), at a price per share equal to the Liquidation Preference per share, with the Subordinated Notes valued for such purpose at their face value. Simultaneously with such exchange the Corporation shall pay to each holder of Series G Preferred Stock an amount per share in cash equal to all accrued and unpaid dividends thereon, whether or not declared or
currently payable, to the date fixed for exchange thereof.   The Subordinated
Notes shall have an annual interest rate equal to the annual dividend rate on Series G Preferred Stock and shall contain other terms substantially similar to the Series G Preferred Stock, including the date of maturity thereof.

          (b) Notice of an exchange of shares of Series G Preferred Stock pursuant to Section 10(a) shall be given by publication in a newspaper of general circulation in the

Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the date fixed for exchange; and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for exchange to each holder at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the exchange of shares of Series G Preferred Stock hereunder the Board of Directors may fix a record date for the determination of shares of Series G Preferred Stock to be exchanged, or may cause the transfer books of the Corporation for the Series G Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for exchange.

          (c) On the date of any exchange being made pursuant to Section 10(a) that is specified in a notice given pursuant to Section 10(b) and is not deemed terminated pursuant to Section 10(b), the Corporation shall, and at any time after the date that is 10 days prior to the date of exchange the Corporation may, deposit for the benefit of the holders of shares of Series G Preferred Stock to be exchanged (i) the Subordinated Notes necessary for such exchange and
(ii) an amount in cash equal to all dividends payable with respect thereto upon such exchange with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any Subordinated Notes so deposited by the Corporation and unclaimed at the end of two years from the date designated for such exchange shall revert to the Corpo-ration. After such reversion, any such bank or trust company shall, upon demand, return to the Corporation such unclaimed Subordinated Notes and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred Stock to be exchanged shall look only to the Corporation for the delivery of the Subordinated Notes. Any interest accrued on Subordinated Notes deposited pursuant to this Section 10(c) shall accrue for the accounts of, and be payable to, the holders of shares of Series G Preferred Stock to be exchanged therefor.

          (d) Notice of exchange having been given as aforesaid and not having been deemed terminated as aforesaid, upon the deposit of Subordinated Notes pursuant to clause (i) of Section 10(c) and the deposit of the cash referred to in clause (ii) of Section 10(c) in respect of shares of Series G Preferred Stock to be exchanged pursuant to Section 10(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of exchange designated in the notice of exchange (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon (except as provided in paragraph (b) above) shall cease to accrue, and (iii) all rights of the holders of shares of Series G Preferred Stock to be exchanged shall cease and terminate, excepting only the right to receive the Subordinated Notes therefor and the right to receive the dividends described in paragraph (b) above; provided, however, that if the Corporation shall default in the execution
       --------  -------
and delivery of the Convertible Notes, the shares of Series G Preferred Stock that were to be exchanged shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Series G Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Series G Preferred Stock.

Section 11  Additional Amount.
            -----------------

          (a) For the purposes of this Article 3, "Additional Amount" shall mean an amount per share equal to the product of (i) the excess of the sum of
(1) the Market Price of a share of Common Stock and (2) if the Corporation shall have issued a right or rights with respect to its outstanding shares of Common Stock pursuant to a shareholder rights plan, "poison pill" or similar arrangement, during the period commencing on the "distribution date" of such right or rights (i.e., the date on which such right or rights commence to trade
                 ----
separately from the Common Stock) and ending on the "triggering date" of such right or rights (i.e., the date on which such right or rights commence to be
                 ----
exercisable), the Market Price of such right or rights over the Conversion Amount, in effect as hereinafter determined and (ii) (x) the Liquidation Preference divided by (y) such Conversion Amount, in all cases calculated as of the applicable determination date. The Additional Amount shall in no event be less than zero. The Conversion Amount shall be $17.00, subject to adjustment as set forth in Section 11(b). For the purpose of calculating the Additional Amount in connection with an Optional Redemption, Specified Corporate Action Redemption or Holder's Election Redemption, the Market Price of the Common Stock and, if applicable, rights shall be the average of the Market Price of such securities on the five trading days immediately preceding and the five trading days immediately following the date of notice of such redemption.

          (b)  The Conversion Amount shall be subject to adjustment as follows:

               (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in Common Stock (other than pursuant to a dividend reinvestment plan approved by the Corporation's Board of Directors), (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Amount in effect immediately prior to such event shall be adjusted so that if the holder of any share of Series G Preferred Stock were entitled to convert such share into such number of shares of Common Stock as equals the Liquidation Preference divided by the Conversion Amount and such holder thereafter surrendered such share for conversion, such holder would be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above had such share of Series G Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this
Section 11(b)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to the opening of business on the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) In case the Corporation shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than options granted to any employee or director of the Corporation pursuant to a stock option plan approved by the shareholders of the Corporation)) for a consideration per share less than the Conversion Amount then in effect at the record date or issuance date, as the case may be (the "Date") referred to in the following sentence, including, without limitation, upon exercise of rights issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 11(b), then, and in each such case, the Conversion Amount then in effect shall be adjusted by dividing the Conversion Amount in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initi-ally may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Date plus the number of shares of Common Stock that the aggregate consideration (if any of such aggregate consideration is other than cash, as valued by the Board of Directors including a majority of the Directors who are not officers or employees of the Corporation or any of its Subsidiaries, which determination shall be conclusive and described in a resolution of the Board of Directors) for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Conversion Amount. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and

(ii) in all other cases, on the date ("issuance date") of such issuance; provided, however, that the determination as to whether an adjustment is
- --------  -------
required to be made pursuant to this Section 11(b)(ii) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided, further,
                                                              --------  -------
that if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) that shall have given rise to an adjustment pursuant to this Section 11(b)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Amount hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or termi-nated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

               (iii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged a redemption of any rights pursuant to a shareholder rights plan, "poison pill" or similar arrangement) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) Permitted Dividends described in clause (B) of the definition thereof and (B) securities for which adjustment is made under Section 11(b)(i) or Section

11(b)(ii)), then, and in each such case, the Conversion Amount then in effect shall be adjusted by dividing the Conversion Amount in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation, which determination shall be conclusive) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (iv) In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock, other than an action described in any of Section 11(b)(i) through Section 11(b)(iii), inclusive, then, the Conversion Amount shall be adjusted in such manner and at such time as the Board of Directors of the Corporation (other than Purchaser Designees or directors elected pursuant to Section 3(b)) in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series G Preferred Stock).

               (v) The Corporation may make such reductions in the Conversion Amount, in addition to those required by subparagraphs (i), (ii), (iii) or (iv) of this Section 11(b), as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

               (vi) Notwithstanding anything contained in this Section 11(b), no adjustment to the Conversion Amount shall be made with respect to any rights issued pursuant to a shareholder rights plan, "poison pill" or similar arrangement unless the "triggering date" (i.e. the date on which such rights
                                          ----
commence to be exercisable) shall have
occurred or such rights shall have been redeemed, in which event adjustments under clause (ii) and clause (iii), respectively, shall be made.

          (c) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Amount then in effect shall be required by reason of the taking of such record.

          (d) Upon any increase or decrease in the Conversion Amount, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series G Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Amount then in effect following such adjustment.

Article 4  Definitions.
           -----------

          For the purposes of this Certificate of Amendment of Certificate of Incorporation, the following terms shall have the meanings indicated:

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Closing Price" on any day shall mean the closing sale price of the Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices of the Common Stock regular way, in each case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which it is then traded or, if the Common Stock is not listed or admitted to trading on such an exchange, on Nasdaq.

          "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 30 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the Market Price on such date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

          "Fair Market Value" shall mean the amount that a willing buyer would pay a willing seller in an arm's-length transaction.

          "Issue Date" shall mean             , 199417/.
                                  ------------      --

          "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up)
(a) for the purposes of Article 1, to the Series E Preferred Stock, (b) for the purposes of Article 2, to the Series F Preferred Stock or (c) for the purposes of Article 3, to the Series G Preferred Stock.

          "Liquidation Preference" with respect to a share of Series E Preferred Stock, a share of Series F Preferred Stock or a share of Series G Preferred Stock shall mean $100.

          "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on




































- --------------------

17/  Assumes closing on or prior to December 31, 1994; otherwise date will be
- --
     appropriately adjusted.

which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock, on such date as shown by Nasdaq and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a),
(b) or (c) is applicable, a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Series E Preferred Stock or, if such calculations shall also be utilized in connection with the Series F Preferred Stock or Series G Preferred Stock, the holders of a majority of the aggregate shares of Series E Preferred Stock and, as applicable, Series F Preferred Stock and Series G Preferred Stock or, if no such appraiser is so chosen more than twenty Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series E Preferred Stock or, if such calculation shall also be utilized in connection with the Series F Preferred Stock or Series G Preferred Stock, the holders of Series E Preferred Stock and, as applicable, Series F Preferred Stock and Series G Preferred Stock, then by an appraiser chosen by the Corporation.

          "Material Provision of the Securities Purchase Agreement" shall mean any of the provisions contained in any of Sections 6.6, 6.13, 6.14, 6.16, 6.17 or 6.18 of the Securities Purchase Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Nasdaq" shall mean the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

          "New Preferred Stock" means nonconvertible, non-exchangeable shares of Preferred Stock to be issued by the Corporation within 210 days of the Issue Date that have an aggregate liquidation preference not exceeding $100,000,000.

          "New Senior Notes" means senior notes to be issued by the Corporation within 210 days of the Issue Date that have an aggregate principal amount not exceeding $100,000,000.

          "Parity Stock" shall mean with respect to the Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, any capital stock of the Corporation, including the Series E Preferred Stock (in the case of the Series F Preferred Stock or Series G Preferred Stock), the Series F Preferred Stock (in the case of the Series E Preferred Stock and
Series G Preferred Stock), and Series G Preferred Stock (in the case of the Series E Preferred Stock and Series F Preferred Stock), the Other Preferred Stock and the New Preferred Stock (if any), ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred Stock or the Series E Preferred Stock, as the case may be.

          "Permitted Dividend" shall mean (A) a dividend on the Common Stock payable solely in shares of Junior Stock or (B) a dividend on the Common Stock payable solely in cash that has been declared by the Board of Directors subsequent to the third anniversary of the Issue Date; provided, however, that
                                                       --------  -------
if at the time of the declaration of such dividend the (i) Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Parity Stock is not rated at least BBB- by Standard & Poor's and at least Baa-3 by Moody's Investor Services or (ii) the Corporation has received written notice from either such rating agency that (x) the rating issued thereby with respect to any such capital stock is likely to be downgraded by such rating agency or (y) such rating agency has placed the Corporation on credit watch with negative implications of a downgrade of the rating issued with respect to any such capital stock by Standard & Poor's to below BBB- or by Moody's Investor Services to below Baa-3 (the time during which such minimum ratings are not in effect or such time after the Corporation has received such written notice until such time as the Corporation has received written notice from such rating agency that it no longer intends to downgrade such rating or that the Corporation has been removed from such credit watch shall be referred to as the "Dividend Maximum Period"), then the aggregate per share amount of cash dividends on the Common Stock that may thereafter be declared or paid in such fiscal year and each fiscal year thereafter during the Dividend Maximum Period (including cash dividends declared or paid prior to the commencement of the Dividend Maximum Period) shall not exceed an amount equal to 25% of the average of consolidated net operating income of the Corporation and its Subsidiaries (excluding capital gains or loss either realized or unrealized) per share of Common Stock (as determined in accordance with generally accepted accounting principles) for the two immediately preceding fiscal years (the "Dividend Maximum Amount") provided further, that (x) if in any fiscal year in
                           -------- -------
which there is a Dividend Maximum Period cash dividends in excess of the Dividend Maximum Amount (the "Excess Amount") shall have been paid prior to the commencement of the Dividend Maximum Period, such dividends shall nevertheless be considered Permitted Dividends so long as (I) no other cash dividends shall have been declared or paid during the portion of such fiscal year that was a Dividend Maximum Period and (II) in the next succeeding fiscal year, if a Dividend Maximum Period exists the aggregate per share amount of cash dividends on the Common Stock shall not exceed the excess of the Dividend Maximum Amount for such year over the Excess Amount.
              ----

          "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" shall mean preferred stock, par value $4.00 per share, of the Corporation.

          "Purchaser Designee" shall have the meaning specified in the Securities Purchase Agreement.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the Issue Date, between the Corporation and [the original holders of the Series E and Series F Preferred Stock and the option to purchase the shares of Series G Preferred Stock], as the same may be amended from time to time.

          "Restricted Payment" shall mean any dividend payment (other than a Permitted Dividend) or other distribution of assets, properties, cash, rights, obligations or securities by the Corporation on account of any shares of Common Stock or any other class of Junior Stock or the purchase, redemption or other acquisition for value by the Corporation or any Subsidiary of the Corporation of any shares of Common Stock or any other class of Junior Stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding.

          "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of October __, 1994, between the Corporation and TCC-PS Limited Partnership as the same may be amended from time to time.

          "Senior Stock" shall mean any capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) (a) for the purposes of Article 1, to the Series E Preferred Stock,
(b) for the purposes of Article 2, to the Series F Preferred Stock and (c) for the purposes of Article 3, to the Series G Preferred Stock.

          "Specified Corporate Action" shall mean such time as: (i) the Corporation shall consent or agree to the acquisition of, or the commencement of a tender offer for, or the Board of Directors of the Corporation shall make a statement that the Board of Directors recommends, or is neutral with respect to, a tender offer for, "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) by any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than TCC-PS Limited Partnership and its Affiliates, of securities of the Corporation entitled to vote generally in the election of directors, or securities convertible into, exchangeable for or exercisable into such securities (collectively, "Designated Securities"), representing, when added to the Designated Securities already owned by any such Person or group, thirty percent (30%) or more of such Designated Securities; (ii) the Board of Directors of the Corporation shall take any action under Section 912 of the Business Corporation Law of the State of New York to exempt from the provisions of
Section 912 of the Business Corporation Law of the State of New York any transaction between the Corporation and any of its Subsidiaries, on the one hand, and any Person or group (other than TCC-PS Limited Partnership and its Affiliates or any transferee thereof), or any Affiliates of any such Person or group, on the other hand, who (A) acquire, own or hold beneficial ownership of Designated Securities representing thirty percent (30%) or more of such Designated Securities or (B) acquire, own or hold beneficial ownership of Designated Securities representing ten percent (10%) or more of such Designated Securities unless such other Person or group, or any Affiliate of such Person or group, enters into a standstill agreement with the Corporation limiting the acquisition of Designated Securities by such other Person or group, or any Affiliates of such Person or group, to less than thirty percent (30%) of the Designated Securities and such standstill agreement remains in full force and effect; (iii) any Person or group (other than TCC-PS Limited Partnership and its Affiliates or any transferee thereof) shall acquire, or shall have the then contractual right to acquire through conversion, exercise of warrants or otherwise, more than thirty percent (30%) of the Designated Securities; (iv) the Corporation shall agree to merge or consolidate with or into any Person, (other than TCC-PS Limited Partnership and its Affiliates or any transferee thereof) or shall agree to sell all or substantially all its assets to any such Person other than (a) a merger or consolidation of one Subsidiary of the Corporation into another or the Corporation, or (b) a merger or consolidation immediately subsequent to which all or substantially all the holders of the outstanding shares of capital stock immediately prior to such consolidation or merger are entitled to receive shares representing 50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors; or (v) a majority of the Board of Directors of the Corporation shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors on the Issue Date and any directors elected pursuant to Sections 3.1.18 and 6.17 of the Securities Purchase Agreement and any other member of the Board of Directors who shall be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

          "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

Article 5  Preemptive Rights.
           -----------------

          None of the holders of Series E Preferred Stock, the holders of Series F Preferred Stock or the holders of Series G Preferred Stock shall be entitled to any preemptive or subscription rights in respect of any securities of the Corporation.


          IN WITNESS WHEREOF, we have signed this certificate on this ____ day of _______, 1994.




                              --------------------------------------------------
                              Name:
                              Title: President




                              --------------------------------------------------
                              Name:
                              Title:  Secretary

                                                                       EXHIBIT B



        THIS OPTION AND SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE
        (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THIS OPTION TO THE EFFECT THAT SUCH SALE IS NOT IN VIOLATION OF THE ACT.



                                   STOCK OPTION
                                   ------------


             1.   Grant of Option.  Pursuant to the Securities Purchase
                  ---------------

   Agreement, dated as of October ___, 1994 (the "Securities Purchase

   Agreement"), between The Continental Corporation, a New York corporation (the

   "Corporation"), and TCC-PS Limited Partnership, a Delaware limited partnership (the "Optionee"), the Corporation hereby grants to the Optionee,

   for the period beginning on [the Closing Date] and ending at midnight (New

   York Time) on [seventh anniversary of the Closing Date] (the "Expiration

   Date"), the exclusive and irrevocable right and option (this "Option") to purchase from the Corporation for cash in an amount equal to

   $125,000,000.00 (the "Exercise Price") a total of 1,250,000 shares (the

   "Shares") of Cumulative Preferred Stock, Series G (the "Series G Preferred

   Stock"), par value $4.00 per share, of the Corporation, as such Series G

   Preferred Stock is designated in the Certificate of Incorporation of the

   Corporation.  Accordingly, the exercise price per Share shall be $100.00 (the

   "Exercise Price Per Share").

             2.   Defined Terms.  Capitalized terms used but not defined herein
                  -------------

   shall have the meanings specified in the Securities Purchase Agreement.

             3.   Exercise of Option.  This Option may be exercised in whole or
                  ------------------

   in part by the Optionee from time to time between [the Closing Date] and the

   Expiration Date.  Upon any partial exercise of this Option, the remainder of this Option shall remain in effect and may be exercised at any time or times thereafter until the Expiration Date.  If the Optionee wishes to exercise this Option, the Optionee shall send a written notice to the Corporation specifying its intention to exercise this Option and setting forth a date

   (not less than 5 business days and not more than 10 business days from the date of such notice), time and place for the closing of such purchase.  The place specified in
   such notice shall be the offices of the Corporation unless otherwise agreed to by the Optionee and the Corporation.  The date on which the notice is sent to the Corporation by a means provided for in Section 8.3 hereof shall be deemed to be the exercise date with respect to such purchase and is referred to herein as the "Exercise Date."  The Option may be exercised only with respect to full shares of Series G Preferred Stock.  No fractional shares of

   Series G Preferred Stock shall be issued.

             4.   Payment and Delivery of Certificates.
                  ------------------------------------

                  4.1  Delivery of Funds and the Acknowledgement.  Upon any
                       -----------------------------------------

   exercise of all or any part of this Option, the Optionee shall on the

   Exercise Date (i) deliver to the Corporation an Election to Exercise in the form of Exhibit A hereto and (ii) make payment to the Corporation of the aggregate Exercise Price Per Share for the Shares being purchased by delivery of a certified or bank check or by wire transfer of immediately available funds to a bank designated by the Corporation.

                  4.2  Delivery of the Shares.  Upon payment (or deemed payment
                       ----------------------

   in accordance with Section 4.1) of the Exercise Price Per Share for the

   Shares being purchased, the

   Corporation shall deliver to the Optionee certificates representing the number of Shares being purchased by the Optionee from the Corporation,

   registered in the name of the Optionee.  The issuance of any Shares upon the exercise of this Option and the delivery of certificates representing such

   Shares shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

                  4.3  Put Option.  At any time that the Optionee would be
                       ----------

   entitled to cause the redemption of any Shares pursuant to Article 3, Section

   6 of the Certificate of Amendment if it were the holder of such Shares, in lieu of exercising all or any part of this Option, the Optionee may, at any time (except with respect to a Holder's Election Redemption only after the

   [first anniversary of the Closing Date]) instead require the Corporation to repurchase this Option (or any portion thereof) for cash at a price equal to the Value (as hereinafter defined for purposes of this Section 4.3) of this

   Option.  For purposes of this Section 4.3, the Value of this Option (or such portion) shall equal the product of (i) the number of Shares for which this

   Option (or such portion) is exercisable, multiplied by (ii) the excess, if any, of (A) the applicable redemption price per Share at such time pursuant to Article 3, Section 6 of the Certificate of

   Amendment (which will be, in each case hereunder, the sum of (x) 100% of the

   Liquidation Preference of such share and (y) the Additional Amount), over (B)

   the Exercise Price Per Share.  Notwithstanding the foregoing, if the applicable redemption price is the Holder's Election Redemption Price and the redemption of any portion of this Option would (i) cause any two of

   Standard's & Poor's ("S&P"), Moody's Investor Services ("Moody's") and A.M.

   Best & Co. ("A.M. Best") to downgrade the rating of (a) the Corporation's securities, in the case of S&P or Moody's or (b) the pooled rating of the

   Subsidiaries of the Corporation engaged in the insurance business, in the case of A.M. Best or (ii) in the reasonable judgment of the Board of

   Directors of the Corporation have a material adverse effect on the financial condition of the Corporation, then the Corporation may elect to deliver with respect to such portion of this Option in lieu of cash senior nonconvertible notes of the Corporation ("Notes") (x) having a final maturity date no later than December 31, 2006, and (y) having such other terms and conditions as shall result in a determination that such Notes have a fair market value as of the date of their
   proposed issuance at least equal to the sum of (1) the Value of this Option

   (or such portion) and (2) customary underwriting discounts and commissions payable with respect to the sale of securities of a type comparable to the

   Notes; provided, however, that if the issuance of senior nonconvertible notes
          --------  -------

   would cause the event described in clause (i) above or in the reasonable judgment of the Board of Directors of the Corporation have a material adverse effect on the financial condition of the Corporation, then the Corporation may elect to issue, in lieu of senior nonconvertible notes, subordinated nonconvertible notes (in which case the term "Notes" shall mean such subordinated nonconvertible notes) or shares of nonconvertible preferred stock ("Redemption Preferred Stock"), in each case having the terms and conditions described in clauses (x) and (y) above.  The Corporation shall use its best efforts to cause the Notes or the Redemption Preferred Stock to be registered for immediate resale pursuant to an effective registration under the Act prior to the issuance thereof.  If such registration statement is not effective within 60 days of the date of such issuance then the annual interest rate of the Notes or the annual dividend rate of the Redemption

   Preferred Stock, as applicable, shall be increased by 0.5% per annum until such securities are sold pursuant to an effective registration statement under the Act.  For purposes of this Section 4.3 "fair market value" shall mean the fair market value of the Notes or Redemption Preferred Stock, as the case may be, as determined by an investment banking firm of national standing selected by the Corporation and reasonably acceptable to the Optionees electing to effect such Holder's Election Redemption.  In the case that the

   Corporation shall be entitled to deliver either subordinated nonconvertible notes or Redemption Preferred Stock, it shall be the election of the

   Corporation whether to deliver such Notes or Redemption Preferred Stock,

   except that, if the sale of the security to be delivered by the Corporation pursuant to the terms hereof would give rise to an additional liability on the part of the Optionee and it shall so notify the Corporation in writing,

   the Corporation shall deliver the type of security specified in such notice.

             5.   Transfer.
                  --------

                  5.1  Restrictions on Transferability.  The Optionee will not
                       -------------------------------

   effect any sale, assignment, transfer,
   disposition by gift or distribution in liquidation or otherwise ("Transfer")

   (including any Transfer upon foreclosure of a pledge or other security interest), pledge, mortgage, hypothecation or grant of a security interest of or in this Option or any of the Shares or any Subordinated Notes issued upon exchange for the Shares (the "Exchange Notes") that under applicable law requires prior regulatory approval until such regulatory approval has been obtained.  The Optionee will not Transfer, pledge, mortgage, hypothecate or grant a security interest in this Option, any of the Shares or Exchange Notes

   (unless, with respect to such Shares or Exchange Notes, such Shares or

   Exchange Notes were previously issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act")) except pursuant to (A) an effective registration statement under the Act or (B) an applicable exemption from registration under the Act.  In connection with any

   Transfer by the Optionee pursuant to clause (B) of the immediately preceding sentence, the Optionee shall furnish to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that the proposed transfer or conveyance would not be in violation of the Act.  The

   Optionee may not, during the period (the "Restricted Period") ending upon the earliest to occur of (i) the first anniversary of the date hereof, (ii) a

   Change of Control, (iii) a breach by the Corporation of any of its obligations under any of Sections 6.6, 6.13, 6.14, 6.16, 6.17 or 6.18 of the

   Securities Purchase Agreement or any of its material obligations under the

   Registration Rights Agreement, and (iv) the date on which the full amount of dividends payable on the Series E Preferred Stock, Series F Preferred Stock

   or the Series G Preferred Stock for any two quarterly dividend periods shall not have been paid, the Optionee will not Transfer any portion of the Option,

   the Shares or the Exchange Notes except (1) to an Affiliate of the Purchaser or a partner of Insurance Partners, L.P. or Insurance Partners Offshore

   (Bermuda), L.P., in each case who agrees to be bound by the restrictions of this Section 5.1 (and, in the case of a transferee who is an Initial

   Purchaser, agrees to be bound by the restrictions of Section 6.4 of the

   Securities Purchase Agreement), (2) to a person or entity who agrees to be bound by the restrictions of this Section 5.1 and Section 6.4 of the

   Securities Purchase Agreement, the Transfer to whom has been approved in advance
   by the Board of Directors of the Corporation, (3) to a person or entity who after such Transfer will beneficially own (to the knowledge of the Optionee,

   based solely on the representation and warranty of such person or entity, and knowledge available from a review of publicly available filings made by such person or entity with respect to the beneficial ownership of Common Stock under Section 13 of the Exchange Act) less than 5% of the Common Stock on a fully diluted basis, or (4) pursuant to a tender offer (a) commenced by the

   Corporation or (b) commenced by any other person or entity with respect to which the Board of Directors of the Corporation shall send to shareholders a statement that the Board of Directors (x) recommends approval of such tender offer, or (y) is neutral with respect to such tender offer.  Other than as set forth in the first sentence of this Section 5.1, nothing contained in this Section 5.1 shall restrict or prohibit the Purchaser from pledging,

   mortgaging, hypothecating or granting a security interest in, or granting participation rights in, the Option, the Shares or the Exchange Notes;

   provided, however, that if a pledgee, mortgagee or holder of such security
   --------  -------

   interest forecloses on the Option, the Shares or the Exchange Notes during the Restricted Period, it may do so only if such pledgee, mortgagee or holder of such security interest agrees to be bound by the restrictions of this Section 5.1 and Section 6.4 of the Securities

   Purchase Agreement.

                  5.2  Restrictive Legend.  Until such time as (i) a
                       ------------------

   registration statement with respect to the sale of this Option shall have become effective under the Act and the Option shall have been disposed of in accordance with such registration statement, (ii) this Option shall have been sold as permitted by Rule 144 under the Act and the purchaser thereof does not receive "restricted securities" as defined in Rule 144 or (iii) this

   Option shall have been otherwise transferred, a new Option not bearing a legend restricting further transfer shall have been delivered by the

   Corporation and subsequent public distribution of this Option shall not in the opinion of counsel to the Optionee require registration under the Act,

   this Option shall be subject to a stop-transfer order and shall bear the legend set forth hereon.  So long as the Shares or Exchange Notes are

   Registrable Securities, the Shares or Exchange Notes shall be subject to a stop-transfer order and shall bear the
   following legend by which each holder thereof shall be bound:

             "[THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES OR OTHER SECURITIES ISSUABLE UPON EXCHANGE HEREOF] [THIS NOTE] MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREOF. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT SUCH SALE IS NOT IN VIOLATION OF THE ACT."

                  5.3  Removal of Legends.  After termination of the requirement
                       ------------------

   that all or part of such legend be placed upon this Option, a certificate representing the Shares or an Exchange Note, the Corporation shall, upon receipt by the Corporation of evidence reasonably satisfactory to it that such requirement has terminated and upon the written request of the holder of this Option, such Shares or such Exchange Note, issue a new Option,

   certificate for such Shares or Exchange Note that does not bear such legend.

                  5.4  Transfer of Option.  Subject to Section 5.1, this Option
                       -------------------

   shall be transferable, in whole or in part, upon delivery thereof to the

   Corporation accompanied by an Assignment substantially in the form of

   Exhibit B hereto duly endorsed by the Optionee. Upon any registration of transfer, the Corporation shall deliver a new Option to the person entitled thereto.  This Option may be exchanged, at the option of the

   Optionee, for another Option, or other Options of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares upon surrender to the Corporation.

             6.   Reservation of Shares.  The Corporation shall retain and
                  ----------------------

   reserve a sufficient number of shares of Series G Preferred Stock in order to meet its obligation hereunder.  The Corporation agrees not to issue, sell,

   assign, pledge, hypothecate, transfer or otherwise dispose of any shares of

   Series G Preferred Stock except in accordance with this Option.

             7.   Amendment of Certificate of Amendment.  Prior to the issuance
                  -------------------------------------

   of any Shares upon exercise of this Option, without the prior written consent of the Optionee, the Corporation will not (i) alter or repeal the Certificate of Incorporation so as to affect the holders of Series G Preferred Stock adversely or (ii) authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the

   Series G Preferred Stock, or alter or change the powers, preference or special rights of the Series G Preferred Stock.  Notwithstanding the foregoing, nothing in this Section 7 shall prohibit the Corporation from effecting a recapitalization, reorganization, consolidation or merger of, or sale by, the Corporation if (A)(a) such recapitalization, reorganization,

   consolidation, merger or sale constitutes a Specified Corporate Action,

   (b) the Corporation has sufficient funds legally available to it (after giving effect to such transaction) to redeem, at the then applicable price under Section 4.3 pursuant to the terms hereof, the Option, (c) such redemption shall not be prohibited by any agreement to which the Corporation or any of its Subsidiaries is a party, by applicable law or otherwise,

   (d) the Board of Directors of the Corporation, including a majority of the directors who are not officers or employees of the Corporation, shall have adopted a resolution confirming that such funds are available and that the

   Optionee (pursuant to Section 4.3) has the right to require such redemption and (e) the Corporation shall have set aside sufficient funds to meet the applicable redemption payments through the Specified Corporate Action

   Redemption

   Date (except that no funds need be set aside with respect to any portion of the Option if the Optionee has notified the Corporation that it will not require redemption of such portion under Section 4.3) or (B) (1) the

   Corporation shall be the resulting or surviving corporation, (2) the resulting or surviving corporation will have after such recapitalization,

   reorganization, consolidation or merger no Senior Stock or Parity Stock (each as defined in the Certificate of Amendment) either authorized or outstanding

   (except such Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger) or such stock of the resulting or surviving corporation (having the same powers,

   preferences and special rights of any such Parity Stock) as may be issued in exchange therefor), (3) the Optionee will receive in exchange for this Option an option to purchase the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation,

   (4) after such recapitalization, reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof, any of the Material Provisions of the Securities Purchase Agreement

   (as defined
   in the Certificate of Amendment) or any of its material obligations under the

   Registration Rights Agreement and (5) all or substantially all the holders of the outstanding shares of capital stock of the Corporation immediately prior to such consolidation or merger are entitled to receive shares representing

   50% or more of the then outstanding shares of capital stock of the resulting or surviving corporation entitled to vote generally in the election of directors.

             8.   Miscellaneous.
                  -------------

                  8.1  Binding Effect and Assignment.  This Option and all of
                       -----------------------------

   the provisions hereof shall be binding upon and inure to the benefit of the

   Optionee and the Corporation and their respective successors and assigns.

                  8.2  Amendments and Modifications.  This Option may not be
                       ----------------------------

   modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  8.3  Notices.  All notices or other communications given or
                       -------

   made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).

                  If to the Corporation:

                       The Continental Corporation
                       180 Maiden Lane
                       New York, New York  10038
                       Telecopy: (212) 440-3857
                       Attention: Chief Executive Officer

                  with copies to:

                       The Continental Corporation
                       180 Maiden Lane
                       New York, New York  10038
                       Telecopy: (212) 440-3857
                       Attention: General Counsel

                       Debevoise & Plimpton
                       875 Third Avenue
                       New York, New York  10022
                       Telecopy: (212) 909-6836
                       Attention:  Edward A. Perell, Esq.

                  If to the Optionee:

                       TCC-PS Limited Partnership
                       c/o Insurance Partners Advisors, L.P.
                       One Chase Manhattan Plaza
                       44th Floor
                       New York, New York  10005
                       Telecopy: (212) 898-8720
                       Attention:  Daniel L. Doctoroff
                  with a copy to:

                       Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, New York  10019-6064
                       Telecopy: (212) 757-3990
                       Attention:  Marilyn Sobel, Esq.

   or to such other address as the person or entity to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.

                  8.4  Lost Options.  Upon receipt of evidence satisfactory to
                       -------------

   the Corporation of the loss, theft, destruction or mutilation of this Option and upon reimbursement of the Corporation's reasonable incidental expenses,

   the Corporation shall execute and deliver to the Optionee a new Option of like date, tenor and denomination.

                  8.5  No Rights of a Shareholder.  The Optionee shall not have,
                       --------------------------

   solely on account of such status, any rights of a shareholder of the

   Corporation, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Corporation.  No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of a certificate or certificates for Shares upon each exercise of this Option.

                  8.6  Entire Agreement.  This Option, together with the
                       ----------------

   Securities Purchase Agreement and the Certificate of Amendment, contains the entire understanding of the Optionee and the Corporation in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

   Subsequent to exercise of this Option into Shares, all rights and preferences of such Shares shall be as specified in the Certificate of Amendment.

                  8.7  Governing Law.  The validity, construction, enforcement
                       -------------

   and interpretation of this Option shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  8.8  Captions.  The captions, headings and arrangements used
                       --------

   in this Option are for convenience only and do not in any way affect, limit,

   amplify or modify the terms and provisions hereof.

             IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed on the ___ day of _____________, 1994.

                       THE CONTINENTAL CORPORATION


                       By:____________________________
                          Name:
                          Title:


   Attest:



   ___________________________
   Name:
   Title:

                                     Exhibit A
                                     ---------



                           FORM OF ELECTION TO EXERCISE

             The undersigned hereby exercises his or its rights to purchase ______ shares of Cumulative Preferred Stock, Series G ("Series G Preferred Stock"), par value $4.00 per share, of The Continental Corporation covered by the within Option and tenders payment herewith in the amount of $_____ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:









                     (Print Name, Address and Social Security
                           or Tax Identification Number)


   and, if such number of shares of Series G Preferred Stock shall not be all the shares of Series G Preferred Stock covered by the within Option, that a new Option for the balance of the shares of Series G Preferred Stock covered by the within Option be registered in the name of, and delivered to, the undersigned at the address stated below.


   Dated: ___________________


                                 Signature:__________________________


   Witness: __________________

                                     EXHIBIT B
                                     ---------



                                FORM OF ASSIGNMENT


             FOR VALUE RECEIVED, ___________________ hereby sells, assigns, and transfers unto ______________________ an Option to purchase __________ shares of Cumulative Preferred Stock, Series G, par value $4.00 per share, of The Continental Corporation, together with all right, title and interest therein, and does hereby irrevocable constitute and appoint _____________ attorney to transfer such Option on the books of the Corporation, with full power of substitution.


   Dated:  ___________________



                                   Signature ________________________



   Witness: ____________________

                                                                       EXHIBIT C






   =============================================================================
                                                                               =








                           REGISTRATION RIGHTS AGREEMENT


                                      between


                            THE CONTINENTAL CORPORATION


                                        and



                              The Original Holders of
                           the Series E Preferred Stock,
                    the Series F Preferred Stock and the Option









                      _______________________________________

                              Dated: _______________
                      _______________________________________







   =============================================================================
                                                                               =

                                 TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   1.   Background . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

   2.   Registration Under Securities Act, etc.  . . . . . . . . . . . . . .   1

        2.1  Shelf Registration  . . . . . . . . . . . . . . . . . . . . . .   1
        2.2  Incidental Registration . . . . . . . . . . . . . . . . . . . .   3
        2.3  Registration Procedures . . . . . . . . . . . . . . . . . . . .   4
        2.4  Underwritten Offerings  . . . . . . . . . . . . . . . . . . . .   8
        2.5  Preparation; Reasonable Investigation . . . . . . . . . . . . .  10
        2.6  Limitations, Conditions and Qualifications
             to Obligations under Registration Covenants . . . . . . . . . .  11
        2.7  Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  12

   3.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

   4.   Rule 144 and Rule 144A . . . . . . . . . . . . . . . . . . . . . . .  19

   5.   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . .  19

   6.   Nominees for Beneficial Owners . . . . . . . . . . . . . . . . . . .  19

   7.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

   8.   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

   9.   Calculation of Percentage Interests in Registrable Securities  . . .  21

   10.  No Inconsistent Agreements . . . . . . . . . . . . . . . . . . . . .  21

   11.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

   12.  Certain Distributions  . . . . . . . . . . . . . . . . . . . . . . .  21

   13.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

   14.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  22

   15.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

   16.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

   17.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

             REGISTRATION RIGHTS AGREEMENT, dated ____________, between THE CONTINENTAL CORPORATION, a New York corporation (the "Company"), and the original holders of the Series E Preferred Stock, the Series F Preferred Stock and the Option (each as defined in Section 1) set forth on the signature pages hereof (the "Purchaser").

             1.   Background.  Pursuant to a Securities Purchase Agreement,
                  ----------
   dated as of October __, 1994, between the Company and the Purchaser (the "Purchase Agreement"), the Purchaser has agreed to purchase from the Company, and the Company has agreed to issue to the Purchaser, (i) ____ shares of the Company's Cumulative Convertible Preferred Stock, Series E (the "Series E Preferred Stock") and (ii) ______ shares of the Company's Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"), each of a par value of $4.00 per share. Pursuant to an Option (the "Option") dated as of the date hereof, the Company has granted to the Purchaser an option (the "Option") to purchase up to 1,250,000 shares of Cumulative Preferred Stock, Series G (the "Series G Preferred Stock" and, together with the Series E Preferred Stock and the Series F Preferred Stock, the "Preferred Stock"), par value $4.00 per share. The Series E Preferred Stock may be converted at the election of the holders thereof into shares of the Company's Common Stock, par value $1.00 per share. The Series E Preferred Stock may be exchanged for Convertible Subordinated Notes ("Convertible Subordinated Notes") and the Series F Preferred Stock and the Series G Preferred Stock may be exchanged for Subordinated Notes ("Subordinated Notes"), in each case upon the election of the Company with the consent of all the holders of the applicable series of Preferred Stock. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 3.

             2.   Registration Under Securities Act, etc.
                  ---------------------------------------

                  2.1  Shelf Registration.
                       ------------------

                       (a)  Filing and Effectiveness of Shelf Registration.  If
                            ----------------------------------------------
   the Original Purchaser or the holders of

   50% of the Registrable Securities shall so request, on or before [eleven months after Closing Date], the Company shall file a "shelf" registration statement with respect to the Registrable Securities (as defined below) and pursuant to Rule 415 under the Securities Act (the "Shelf Registration"); provided, however, that if the Company has at the time of such request filed
   --------  -------
   the Shelf Registration pursuant to the penultimate sentence of this Section 2.1(a), the Company may instead amend such Shelf Registration to register such Registrable Securities. The Shelf Registration shall be on Form S-3 (or any successor form) if the Company is then eligible to use Form S-3 (or such successor form). The Company shall use its best efforts to have the Shelf Registration declared effective as soon as reasonably practicable after such filing, and shall use its best efforts to keep the Shelf Registration continuously effective, subject to Section 2.6(a), from the date such Shelf Registration is declared effective until such time as all of the Registrable Securities shall cease to be Registrable Securities. Notwithstanding the foregoing, upon the request of any holder of Registrable Securities that has acquired such Registrable Securities upon foreclosure upon a security interest granted in such Registrable Securities by the Original Purchaser, the Company shall promptly file the Shelf Registration with respect to such Registrable Securities, whether or not such request shall be made prior to [eleven months after Closing Date], and use its best efforts to have the Shelf Registration declared effective as soon as reasonably practicable after such filing; provided, however, that if such Registrable Securities are not
                --------  -------
   shares of Common Stock, such Shelf Registration shall only be required to cover the shares of Common Stock (if any) issuable upon conversion of such Registrable Securities. The filing of the Shelf Registration in accordance with the immediately preceding sentence shall not relieve the Company of any of its other obligations under this Section 2.1(a).

                       (b)  Supplements and Amendments; Expenses.  The Company
                            ------------------------------------
   shall supplement or amend, if necessary, the Shelf Registration, as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act or as reasonably required by the Original Purchaser or the holder or holders of (or any underwriter for) a majority of the Registrable Securities and the Company shall furnish to the holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company shall pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration. In no event shall the Shelf Registration include securities other than Registrable Securities, unless the Initial Purchaser consents to such inclusion.

                       (c)  Underwriting Procedures.  If the Original Purchaser
                            -----------------------
   so elects or, in the event the Original Purchaser does not hold 50% of the Registrable Securities, if the holders of a majority of the Registrable Securities so elect, the offering of all or a portion of such Registrable Securities pursuant to the Shelf Registration shall be in the form of an underwritten offering and the managing underwriter or underwriters selected for such offering shall be selected by the Original Purchaser or such holders, as the case may be, and reasonably acceptable to the Company. The Original Purchaser or such holders shall provide the Company with notice of the identity of the managing underwriter or underwriters it or they have selected a reasonable time prior to the commencement of any such underwritten offering.

                  2.2  Incidental Registration.
                       -----------------------

                       (a)  Right to Include Registrable Securities.  If at any
                            ---------------------------------------
   time subsequent to the [first anniversary of Closing Date] the Company at any time proposes to register any of its Common Stock under the Securities Act by registration on any form other than Form S-4 or S-8, whether or not for sale for its own account, it will each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 20 days after the receipt of any such notice (10 days if the Company states in such written notice or gives telephonic or telecopied notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder and the intended method of disposition), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Requesting Holders thereof to the extent required to permit the disposition of such Registrable Securities in accordance with the intended methods thereof described as aforesaid; provided, however, that prior to the
                                   --------  -------
   effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement; provided further, that if, at any time after
                                   -------- -------
   giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligations under Section 2.1. Notwithstanding the foregoing, if the Shelf Registration is effective at the time the Company proposes to effect a registration subject to this Section 2.2(a), the Company shall have no obligation to notify the holders of Registrable Securities or effect the registration of any such securities under this Section 2.2(a) unless the securities to be registered by the Company are to be disposed of in an underwritten offering.

                       (b)  Priority in Incidental Registrations.  If the
                            ------------------------------------
   managing underwriter of any underwritten offering shall inform the Company by letter that, in its opinion, the number or type of Registrable Securities requested to be included in such registration would adversely affect such offering, and the Company has so advised the Requesting Holders in writing, then the Company will include in such registration, to the extent of the number and type that the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be
                           -----
   sold for its own account, second, such Registrable Securities requested to be
                             ------
   included in such registration pursuant to this Agreement, pro rata among such Requesting Holders on the basis of the estimated proceeds from the sale thereof and, third, all other securities proposed to be registered.
                -----

                       (c)  Expenses.  The Company will pay all Registration
                            --------
   Expenses in connection with any registration effected pursuant to this
   Section 2.2.

                  2.3  Registration Procedures.  If and when-ever the Company is
                       -----------------------
   required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will, as expeditiously as possible:

                       (i) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any
                   --------  -------
        registration of its securities that are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities that are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                      (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that in the
                                              --------  -------
        case of a registration statement filed pursuant to Sec-tion 2.2(a), not later than 135 days after the effective date thereof;

                     (iii) furnish to each selling holder of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, appropriately redacted in the case of those exhibits filed on a confidential basis), and so long as the Company is required to keep such registration statement effective pursuant to subdivision (ii) such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such selling holder may reasonably request;

                      (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the selling holder of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (z) to take any other action that may be necessary or advisable to enable such selling holders to consummate the disposition in such jurisdictions of the securities to be sold by such selling holders, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (iv), be obligated to be so qualified,
        (b) become subject to taxation in any jurisdiction where it would not then so subject or (c) take any action that would subject it to general service of process in any such jurisdiction;

                       (v) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the selling holder or selling holders of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                      (vi) furnish at the effective date of such registration statement and the date of closing of the sale of the Registrable Securities (whether or not such sale is underwritten), to each selling holder of Registrable Securities, and each such selling holder's underwriters, if any, a signed counterpart of:

                            (x) an opinion of counsel for the Company, dated the effective date of such registration statement (or such date of sale, as applicable), and

                            (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities;

                     (vii) notify each selling holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to the Company as a result of which, the prospectus included in such registra-tion statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and, subject to Section 2.6(a), promptly prepare and, at the request of any such selling holder, furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                    (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
        Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such selling holder of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

                      (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

                       (x) use its best efforts to list all Registrable Securities covered by such registration statement on The New York Stock Exchange.

   The Company may require each selling holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such selling holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

             Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
   Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
   Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  2.4  Underwritten Offerings.
                       ----------------------

                       (a)  Requested Underwritten Offerings. If requested by
                            --------------------------------
   the underwriters for any underwritten offering by holders of Registrable Securities pursuant to the Shelf Registration Statement, the Company will use all reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Original Holder (or, if the Original Holder does not hold 50% of the Registrable Securities to be included in such underwritten offering, the holders of a majority of the Registrable Securities to be included in such underwritten offering) and the underwriters and to contain such representations and warranties by the Company and such other terms as are customary in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7. The holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.

                       (b)  Incidental Underwritten Offerings. If the Company
                            ---------------------------------
   proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities in the notice given to the Company by such Requesting Holder under Section 2.2(a), use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 2.2(b). The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by applicable law. The holders of Registrable Securities, if requested by the managing underwriter or underwriters of such underwritten offering, shall not, except as part of such underwritten offering, effect any public sale or distribution of Registrable Securities of the same class as any securities included in such underwritten offering (including a sale pursuant to Rule 144) during the 10-day period prior to, and during the 90-day period beginning on, the closing date of such underwritten offering, to the extent timely notified in writing by the Company or the managing underwriter or underwriters. No holder of Registrable Securities may participate in any such underwritten offering unless such holder (i) agrees to sell such holder's Registrable Securities on the basis provided in the underwriting agreement and
   (ii) completes and executes all questionnaires, powers of attorney, and other documents reasonably required under the terms of the underwriting agreement.

                       (c)  Underwriting Discounts and Commissions.  The holders
                            --------------------------------------
   of Registrable Securities sold in any offering pursuant to Section 2.4(a) or
   Section 2.4(b) shall pay all underwriting discounts and commissions of the underwriter or underwriters with respect to the Registrable Securities sold thereby.

                  2.5  Preparation; Reasonable Investigation. In connection with
                       -------------------------------------
   the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that each such holder, underwriter or
                   --------  -------
   counsel shall receive such information only if such holder, underwriter or counsel and their respective agents and representatives shall have expressly agreed that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such holder, underwriters, counsel, agent or representative and not be used for any purpose other than in connection with the review by such holder, underwriter, counsel, agent or representative of the registration statement except to the extent (i) disclosure of such information is required by court or administrative order or applicable law,
   (ii) disclosure of such information, in the opinion of counsel to such holder, underwriter, counsel, agent or representative is necessary to avoid or correct a misstatement or omission of a material fact in the registration statement, prospectus or any supplement or post-effective amendment thereto,
   (iii) disclosure of such information is in the opinion of counsel for any such holder, underwriter, counsel, agent or representative necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such holder, underwriter, counsel, agent or representative and arising out of, or based upon, relating to or involving this Agreement or any of the transactions contemplated hereunder or (iv) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such holder, underwriter, counsel, agent or representative. Each selling holder of such Registrable Securities further agrees that it will, upon learning that disclosure of any such information is sought pursuant to a court or administrative order, give prompt notice thereof to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the information deemed confidential. The Company shall promptly notify the holders of Registrable Securities and their counsel of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  2.6  Limitations, Conditions and Qualifications to Obligations
                       ---------------------------------------------------------
   under Registration Covenants.
   ----------------------------

                       (a)  Limitation on Requirement to File or Amend
                            ------------------------------------------
   Registration Statement.  Anything in this Agreement to the contrary
   ----------------------
   notwithstanding, it is understood and agreed that the Company shall not be required to file a Registration Statement, amendment or post-effective amend-ment thereto or prospectus supplement or to supplement or amend any Registration Statement if the Company is then involved in discussions concerning, or otherwise engaged in, an acquisition, disposition, financing or other material transaction and the Company determines in good faith that the making of such a filing, supplement or amendment at such time would materially adversely effect or interfere with such transaction so long as the Company shall, as soon as practicable thereafter (but in no event more than 90 days thereafter) make such filing, supplement or amendment. The Company shall promptly give the holders of Registrable Securities written notice of such postponement, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay, provided,
                                                               --------
   however, that nothing herein shall require the Company to disclose any terms
   -------
   of any such transaction or the identity of any party thereto. Upon receipt by a holder of notice of an event of the kind described in this Section 2.6(a), such holder shall forthwith discontinue such holder's disposition of Registrable Securities until such holder's receipt of notice from the Company that such disposition may continue and of any supplemented or amended prospectus indicated in such notice.

                       (b)  Provision of Information by Holder.  Each selling
                            ----------------------------------
   holder of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such selling holder provided herein, to furnish promptly to the Company such information regarding the selling holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing to comply with the Securities Act and other applicable law. The Company may exclude from such registration the Registrable Securities of any selling holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the identity of a selling holder of Registrable Securities is to be disclosed in a registration statement, such selling holder shall be permitted to include all information regarding such selling holder as it shall reasonably request.

                       (c)  Discontinuation of Offering.  Each holder of
                            ---------------------------
   Registrable Securities agrees that, upon receipt of written notice from the Company of (i) the issuance by the Commission of a stop order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose or (ii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a registration statement or any Registrable Securities covered thereby for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, such holder shall forthwith discontinue the disposition of such Registrable Securities covered by such registration statement or prospectus (but in the case of clause (ii), solely in the applicable jurisdiction) until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by the Company, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto, and, if so directed by the Company, such holder will deliver to the Company all copies, other than permanent file copies, then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  2.7  Indemnification.
                       ---------------

                       (a)  Indemnification by the Company.  The Company will,
                            ------------------------------
   and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1 or 2.2, each holder of any Regis-trable Securities covered by such registration statement, and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act, and their respective directors, officers, partners, agents and affiliates, against any losses, claims, damages or liabilities, joint or several, to which such holder or underwriter or any such director, officer, partner, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Company under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such holder or underwriter and each such director, officer, partner, employee, agent, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that
                                                      --------  -------
   the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder, underwriter, director, officer, partner, employee, agent, affiliate or controlling Person, as the case may be, expressly for use in the preparation thereof; provided further, that the Company shall not be liable in any such
            -------- -------
   case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement of any material fact contained in any such registration statement, preliminary prospectus, final prospectus or summary prospectus contained therein or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading in a prospectus or pros-pectus supplement, if (i) such untrue statement or omission is completely corrected in an amendment or supplement to such prospectus or prospectus supplement, the seller of the Registrable Securities has an obligation under the Securities Act to deliver a prospectus or prospectus supplement in connection with such sale of Registrable Securities and the seller of Registrable Securities thereafter fails to deliver such prospectus or prospectus supplement as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage or liability after the Company has furnished such seller with a sufficient number of copies of the same or (ii) if the seller received written notice from the Company of the existence of such an untrue statement or such an omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (a) an amended or supplemented prospectus or prospectus supplement that completely corrected the untrue statement or the omission or (b) a notice from the Company that the use of the existing prospectus or prospectus supplement may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, employee, agent, affiliate or controlling person and shall survive the transfer of such securities by such seller.

                       (b)  Indemnification by the Sellers.  As a condition to
                            ------------------------------
   including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.7(a)) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that (A) the
                                        --------  -------
   indemnifying party shall not be liable in any such case to the extent that any such statement or omission is completely corrected (x) in the final prospectus, in the case of a preliminary prospectus, or (y) in an amendment or supplement to a prospectus or prospectus supplement (provided, however,
                                                           --------  -------
   that nothing in this clause (y) shall limit the indemnifying party's liabi-lity with respect to sales made prior to the receipt by the Company from the indemnifying party of written notice of such an untrue statement or such an omission) and (B) the liability of such indemnifying party under this Section 2.7(b) shall be limited to the amount of proceeds received by such indem-nifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such holder.

                       (c)  Notices of Claims, etc.  Promptly after receipt by
                            -----------------------
   an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.7(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party
                   --------  -------
   to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided,
                                                                   --------
   however, that (i) if the indemnified party reasonably believes that it is
   -------
   advisable for it to be represented by
   separate counsel because there exists or may exist a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party that may not be available to the indemnifying party, or (ii) if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and, in the case of clause (i), reasonably satisfactory to the indemnifying party, and the indemnifying party shall pay all fees and expenses of such counsel; provided further, that the
                                                    -------- -------
   indemnifying party shall not be deemed to have failed to assume responsibility for such defense if the indemnifying party has not received notice of such claim pursuant to this Section 2.7(c). In the event an indemnifying party elects not to assume, or shall not be entitled to assume because of a conflict of interest between its interests and those of the indemnified party, the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel in any jurisdiction in any one legal action or group of related legal actions for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect of such claim. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or that requires action other than the payment of money by the indemnifying party.

                       (d)  Contribution.  If the indemnification provided for
                            ------------
   in this Section 2.7 shall for any reason be held by a court to be unavailable to an indemnified party under Section 2.7(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 2.7(a) or (b), the indemnified party and the indemnifying party under Section 2.7(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement that resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement; provided,
                                                                      --------
   however, that for purposes of this clause (ii), the relative benefits
   -------
   received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 2.7(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                       (e)  Other Indemnification.  Indemnification and
                            ---------------------
   contribution similar to that specified in the preceding subdivisions of this
   Section 2.7 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities with respect to any required regis-tration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                       (f)  Indemnification Payments.  The indemnification and
                            ------------------------
   contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

             3.   Definitions.  As used herein, unless the context otherwise
                  -----------
   requires, the following terms have the following respective meanings:

             "Commission" means the Securities and Exchange Commission or any
              ----------
   other federal agency at the time administering the Securities Act.

             "Common Stock" shall mean and include the Common Stock, par value
              ------------
   $1.00 per share, of the Company and each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted.


             "Conversion Shares" means the shares of Common Stock issued or
              -----------------
   issuable upon conversion of the Series E Preferred Stock or the Convertible Subordinated Notes pursuant to the terms of the Certificate of Amendment (as defined in the Purchase Agreement).

             "Exchange Act" means the Securities Exchange Act of 1934, as
              ------------
   amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

             "Exchange Notes" means, collectively, the Convertible Subordinated
              --------------
   Notes and the Subordinated Notes.

             "Original Purchaser" means the initial purchaser or purchasers of
              ------------------
   the Series E Preferred Stock, the Series F Preferred Stock and the Option.

             "Person" means any individual, firm, corporation, partnership,
              ------
   trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

             "Registrable Securities" means (i) any Conversion Shares and any
              ----------------------
   Related Registrable Securities (ii) any Exchange Notes and any Related Registrable Securities and (iii) any shares of the Preferred Stock and any Related

   Registrable Securities. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by Rule 144 and the purchaser thereof does not receive "restricted securities" as defined in Rule 144, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not in the opinion of counsel to the holders, require registration of them under the Securities Act or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section 9.

             "Registration Expenses" means all expenses incident to the
              ---------------------
   Company's performance of or compliance with Section 2, including, without limitation, all registration and filing fees, all fees of the New York Stock Exchange, Inc., other applicable national securities exchanges or the National Association of Securities Dealers, Inc., all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities) and the reasonable fees and expenses of one special counsel retained by the selling holders (selected by selling holders representing a majority of the Registrable Securities covered by such registration); provided, however, that in the event the Company shall determine, in
   --------  -------
   accordance with Section 2.2(a) or Section 2.6, not to register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, all of the costs of the type set forth in this definition and incurred by Requesting Holders in connection with such registration on or prior to the date on which the Company notifies the Requesting Holders of such determination shall be deemed Registration Expenses.

             "Related Registrable Securities" means with respect to Conversion
              ------------------------------
   Shares, Exchange Notes, Preferred Stock or Common Stock, any securities of the Company issued or issuable with respect to any Conversion Shares, Exchange Notes, Preferred Stock or Common Stock by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

             "Requesting Holder" is defined in Section 2.2.
              -----------------

             "Rule 144" means Rule 144 under the Securities Act, as such Rule
              --------
   may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

             "Securities Act" means the Securities Act of 1933, as amended, or
              --------------
   any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

             4.   Rule 144 and Rule 144A.  The Company shall take all actions
                  ----------------------
   reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

             5.   Amendments and Waivers.  This Agreement may be amended with
                  ----------------------
   the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 50% of the Registrable Securities affected by such amendment, action or omission to act. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

             6.   Nominees for Beneficial Owners.  In the event that any
                  ------------------------------
   Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

             7.   Notices.  All notices, demands and other communications
                  -------
   provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                       (a) if to the Purchaser, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as it shall have furnished to the Company in writing in the manner set forth herein;

                       (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing in the manner set forth herein, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

                       (c) if to the Company, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding in the manner set forth herein.

             All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by overnight courier service; two business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

             8.   Assignment.  This Agreement shall be binding upon and inure to
                  ----------
   the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and permitted assigns and, with respect to the Purchaser, any holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. Except by operation of law, this Agreement may not be assigned by the Company without the prior written consent of the holders of 50% of the Registrable Securities at the time such consent is requested.

             9.   Calculation of Percentage Interests inRegistrable Securities.
                  ------------------------------------------------------------
   For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated as follows: such percentage of each of the total number of Conversion Shares and shares of Preferred Stock outstanding at the time such calculation is made and such percentage of the outstanding principal amount of Exchange Notes outstanding at such time.

             10.  No Inconsistent Agreements.  The Company will not hereafter
                  --------------------------
   enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter enter into any agreement with respect to its securities that grants, or modify any existing agreement with respect to its securities to grant, to the holder of its securities in connection with an incidental registration of such securities equal or higher priority to the rights granted to the Purchasers under this Section 2.2(b).

             11.  Remedies.  Each holder of Registrable Securities, in addition
                  --------
   to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

             12.  Certain Distributions.  The Company shall not at any time make
                  ---------------------
   a distribution on or with respect to the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and such Registrable Securities are not changed or exchanged) of securities of another issuer if holders of Registrable Securities are entitled to receive such securities in such distribution as holders of Registrable Securities and any of the securities so distributed are registered under the Securities Act, unless the securities to be distributed to the holders of Registrable Securities are also registered under the Securities Act.

             13.  Severability.  In the event that any one or more of the
                  ------------
   provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Purchaser shall be enforceable to the fullest extent permitted by law.

             14.  Entire Agreement.  This Agreement, together with the Purchase
                  ----------------
   Agreement (including the exhibits and schedules thereto), the Option and the Preferred Stock, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement (including the exhibits and schedules thereto) and the Preferred Stock supersede all prior agreements and understandings between the parties with respect to such subject matter.

             15.  Headings.  The headings in this Agreement are for convenience
                  --------
   of reference only and shall not limit or otherwise affect the meaning hereof.

             16.  Governing Law.  This Agreement shall be governed by and
                  -------------
   construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

             17.  Counterparts.  This Agreement may be executed by the parties
                  ------------
   hereto in separate counterparts, each of which when so executed shall be deemed an original and both of which taken together shall constitute one and the same instrument.


             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

                            THE CONTINENTAL CORPORATION


                            By:______________________________
                               Name:
                               Title:


                            [Original Purchasers]


                            _________________________________


                            _________________________________


                            _________________________________

                                       Exhibit D
                              Opinion of General Counsel
                              --------------------------



                                   (i)  The Company and each of its
                       Material Subsidiaries (i) has been duly
                       incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Annual Report, and (ii) is duly organized as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where the conduct of its business or its ownership, leasing or operation of property requires such qualification (with such exceptions as shall not individually or in the aggregate have a Material Adverse Effect);

                                  (ii)  Exhibit 21 of the Annual Report
                       is a true, accurate and correct statement of all the information required to be set forth therein by the regulations of the SEC; all the outstanding shares of stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and all outstanding shares (except for directors' qualifying shares) of capital stock of the Material Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries of the Company free and clear of any perfected security interest and, to the best of Mr. Gleason's knowledge, any other Encumbrances (other than such Encumbrances that may exist under federal and state securities law or any Encumbrances between or among the Company and/or any Subsidiary of the Company), and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity), other than the Company or any Subsidiary of the Company, to acquire any such capital stock, any additional capital stock or any other securities of any Material Subsidiary, except where the failure to so own the stock of a Material Subsidiary would not have a Material Adverse Effect;

                                 (iii)  Neither the Company nor any of
                       the Material Subsidiaries is in violation of any term or provision of (A) its Certificate of Incorporation or By-laws or (B) any judgment, decree or order applicable to the Company or such

                       Material Subsidiary, or any applicable statute, rule or regulation, except with respect to clause
                       (B) of this paragraph such violations that would not individually or in the aggregate have a Material Adverse Effect;

                                  (iv)  To Mr. Gleason's actual
                       knowledge, except as set forth in the SEC
                       Documents filed with the SEC before the date hereof, no event of default exists, and no event has occurred that with notice, lapse of time, or both, would constitute an event of default or, upon the consummation by the Company of the transactions contemplated by the Agreement or any of the Transaction Documents, will exist in the due performance and observance of any term, covenant or condition of any indenture, mortgage, loan agreement, note or other agreement of instrument for borrowed money, any guarantee of any agreement for borrowed money, any guarantee of any agreement or instrument to which the Company or any of the Material Subsidiaries is a party or by which it or any of them is bound or to which any of the properties, assets or operations of the Company or any of the Material Subsidiaries is subject, except such events of default that would not individually or in the aggregate have a Material Adverse Effect;

                                   (v)  To Mr. Gleason's actual
                       knowledge, there is no pending or threatened action or suit or proceeding before any court or governmental authority or body or any arbitrator involving the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

                                  (vi)  To Mr. Gleason's actual
                       knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency or body or any arbitrator to which the Company or any Subsidiary is or is threatened to be made a party that questions the validity of the Agreement or the Transaction Documents or any action to be taken pursuant thereto;

                                 (vii)  The Company's authorized equity
                       capitalization is as set forth in Section 4.2 of the Agreement; the outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and have been issued in compliance with applicable federal and state securities law; and the holders of outstanding shares of stock of the Company are not entitled pursuant to the Certificate of Incorporation or the By-laws of the Company or any agreement to preemptive or similar rights with respect to the securities of the Company;

                                (viii)  The Company has all requisite
                       corporate power and authority to execute and deliver the Agreement and the Transaction Documents and has taken all requisite action required by applicable law, the Certificate of Incorporation, its By-Laws or otherwise required to be taken by it to authorize the execution, delivery and performance by it of the Agreement and the Transaction Documents, to carry out the provisions and conditions of the Agreement and the Transaction Documents and the transactions contemplated in the Agreement and the Transaction Documents, to issue and sell the Shares, the Option, the Option Shares and the Conversion Shares and to otherwise perform its obligations contemplated in the Agreement and the Transaction Documents;

                                  (ix)  The issuance and sale of the
                       Shares and the Option and the issuance of the Option Shares and the Conversion Shares, the execution, delivery and performance by the Company of the Agreement and the Transaction Documents and the consummation of any other transaction contemplated in the Agreement and the Transaction Documents will not (A) contravene the Certificate of Incorporation or the By-laws of the Company or the organizational documents of any of its Material Subsidiaries, (B) conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any assets or properties of it or any of its Subsidiaries, of any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them is bound or to which any of the properties, assets or operations of it or any such Subsidiary is subject or (C) any statute, rule, regulation, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Material Subsidiaries, except with respect to clause (B) or (C) of this paragraph such conflicts, breaches, violations, defaults creations or impositions that would not, individually or in the aggregate, have a Material Adverse Effect;

                                 (x)  All consents, approvals, authori-
                       zations, orders, registrations, and qualifications of or with any court, government agency or body, stock exchange on which the securities of the Company are traded or other third party required to be obtained or taken by the Company for or in connection with the delivery of the Shares, the Option, the Option Shares and the Conversion Shares and for the consummation of the transactions contemplated by the Agreement and the Transaction Documents have been validly and sufficiently obtained and are in full force and effect;

                                  (xi)  Those provisions of any contract
                       or agreement that are described in the Annual Report conform in all material respects to the description thereof contained in the Annual Report;

                                 (xii)  The Company is not an "investment
                       Company" within the meaning of the Investment Company Act of 1940, as amended; and

                                (xiii)  The Company has filed all
                       documents required to be filed by it with the SEC under the Exchange Act since January 1, 1993; to the best of Mr. Gleason's knowledge, all SEC Documents complied as to form in all material respects with the applicable requirement of the Act or the Exchange Act, as applicable.

                       In rendering such opinion, Mr. Gleason may rely as
             to matters of fact, to the extent Mr. Gleason deems proper, on certificates of responsible officers of the Company and public officials. For purposes of this opinion, the term "Material Subsidiary" does not include any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States.

                                       Exhibit E
                            Opinion of Debevoise & Plimpton
                            -------------------------------


                                   (i)  To the actual knowledge of such
                       counsel, there is no pending or threatened action, suit or proceeding before any court, or governmental agency or body or any arbitrator to which the Company is or is threatened to be made a party that questions the validity of the Agreement or the Transaction Documents or any action to be taken pursuant thereto;

                                  (ii)  The certificates representing the
                       Shares are in valid and sufficient form; the holders of outstanding shares of stock of the Company are not entitled pursuant to the Certificate of Incorporation or the Company's By-laws to preemptive or other rights as shareholders to subscribe for the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock or the Conversion Shares;

                                 (iii)  The Shares, the Option, the
                       Option Shares and the Certificate of Amendment have been duly authorized and (a) the Shares, when issued and delivered in accordance with the terms of the Agreement and (b) the Option Shares when issued and delivered in accordance with the terms of the Option, will be validly issued, fully paid and nonassessable;

                                  (iv)  Upon due execution, issuance and
                       delivery in accordance with the Agreement and the Certificate of Amendment, the Shares of Series E Preferred Stock will be convertible into the Conversion Shares in accordance with the terms specified therein; the Conversion Shares issuable upon such conversion or exchange have been duly authorized and validly reserved for issuance upon conversion or exchange and, when so issued upon conversion or exchange in accordance with the terms of the Certificate of Amendment, will be validly issued, fully paid, and nonassessable; the holders of shares of Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or the Conversion Shares will not be subject to personal liability for obligations of the Company by reason of being such holders (with respect to any liability under Section 630 of the Business Corporation Law of the State of New York, on the assumption that the Common Stock is then trading on the New York Stock Exchange); all consents, approvals, authorizations, orders, registrations and qualifications of or with any New York any federal court or governmental agency or body, if any, or the New York Stock Exchange, Inc. and all corporate approvals and authorizations required to be obtained or taken by the Company for or in connection with the authorization, issuance and delivery of the Shares, the Option, the Option Shares and the Conversion Shares and for the consummation of the transactions contemplated in the Agreement and the Transaction Documents have been obtained or taken and are in full force and effect;

                                   (v)  This Agreement and the
                       Transaction Documents have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other party thereto, are the valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), except insofar as (A) the indemnification and contribution provisions contained in the Registration Rights Agreement and (B) indemnifi-cation pursuant to the Securities Purchase Agreement for liabilities under the Act, the Exchange Act or state securities laws may be limited by applicable law;

                                  (vi)  The Certificate of Amendment has
                       been filed by the New York Department of State and has become effective in accordance with the Business Corporation Law of the State of New York;

                                 (vii)  The issuance of the Shares, the
                       Option, the Option Shares and the Conversion
                       Shares, the execution, delivery and performance by the Company of the Agreement and the Transaction Documents and the consummation of any other of the transactions contemplated in the Agreement or the Transaction Documents and the performance, as of the Closing Date if performed on such date, by the Company of the obligations under the Certificate of Amendment will not conflict with, result in a violation or breach of, or constitute a default under (A) the Certificate of Incorporation or the By-laws of the Company or (B) any United States federal or New York statute, rule or regulation or stock exchange rule or regulation applicable to the Company or any of the Material Subsidiaries, except with respect to clause (B) of this paragraph, such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect;

                                (viii)  The Company is not an "investment
                       company" within the meaning of the Investment Company Act of 1940, as amended;

                                 (ix)   No approvals by any federal or
                       state bank regulatory authority are required to be obtained by the Company or any Subsidiary of the Company or the Purchaser in order to consummate the transactions contemplated by the Agreement; and upon the consummation of the transactions contemplated by the Agreement neither the Purchaser nor any of its Affiliates shall, as a result of the consummation of the transactions contemplated by the Agreement, be subject to regulation or oversight of any federal or state bank regulatory authority (other than restrictions on any banking or non-banking transactions between the Purchaser and its Affiliates and the Bank and restrictions on the Purchaser and its Affiliates seeking to direct the management or policies of the Bank); and

                                   (x)  In connection with the purchase
                       of the Shares and the Option and the delivery of the certificates representing the Shares to be delivered on such Closing Date by the Company to the Purchaser pursuant to the Agreement, and assuming the correctness of all representations and warranties made by the Purchaser in
                       Section 5.3 and by the Company in Section 4.24 of the Agreement, it is not necessary to register the offer or sale of the Shares or the Option under the Act or the General Business Law of the State of New York.

                       In rendering such opinion, Debevoise & Plimpton
             may rely as to matters of fact, to the extent Debevoise & Plimpton deems proper, on certificates of responsible officers of the Company and public officials.